                                            Filed Pursuant to Rule No. 424(b)(5)
                                            Registration Statement No. 333-37499

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 22, 1998)
--------------------------------------------------------------------------------

                                  $728,250,000
                  HOME EQUITY LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 1998-D

              UCFC ACCEPTANCE CORPORATION
                       DEPOSITOR
    UNITED COMPANIES LENDING CORPORATION(REGISTERED)                [LOGO]
                    INITIAL SERVICER

                         ------------------------------

     The depositor will form a trust, and the trust will issue Home Equity Loan Asset-Backed Certificates, Series 1998-D. The depositor is offering only those classes of certificates listed in the table below.

     The trust will include a pool of fixed and adjustable rate home equity loans that are secured primarily by first and second liens on residential properties. The home equity loans are not insured or guaranteed by any person.

     The certificates are obligations only of the trust. The offered certificates are not insured or guaranteed by any person.

  An investment in the offered certificates, and particularly the Class M and Class B Certificates, involves significant risks. You should review the information under the caption "Risk Factors" beginning on page S-8 of this prospectus supplement and on page 12 of the attached prospectus before making a decision to invest in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined if this prospectus supplement or the attached prospectus is accurate or complete. Making any contrary representation
                             is a criminal offense.

                             INITIAL CLASS       PASS-THROUGH
                            PRINCIPAL BALANCE      RATE
Class AF-1................    $ 128,000,000          6.105%
Class AF-2................    $  59,000,000          5.905%
Class AF-3................    $  18,000,000          6.035%
Class AF-4................    $  10,000,000          6.210%
Class AF-5................    $  10,000,000          6.280%
Class AF-6................    $  13,274,000          6.660%(3)
Class AF-7................    $  26,475,000          6.315%
Class AF-8................    $ 150,000,000          6.235%(3)

                             INITIAL CLASS       PASS-THROUGH
                            PRINCIPAL BALANCE      RATE
Class MF-1................    $  39,638,000          6.905%
Class MF-2................    $  33,863,000          7.750%(1)
Class BF-1................    $  26,250,000          8.965%(1)
Class AV-1................    $ 165,150,000         (2)
Class MV-1................    $  19,800,000         (2)
Class MV-2................    $  16,537,000         (2)
Class BV-1................    $  12,263,000         (2)

(1) This rate may be limited to a maximum rate described under "Description of the Certificates--Flow of Funds and Distributions on the Offered Certificates" in this prospectus supplement.
(2) The interest rate on this class may change from month to month based on the London interbank offered rate for one-month U.S. dollar deposits and may be limited to a maximum rate described under "Description of the Certificates--Flow of Funds and Distributions on the Offered Certificates" in this prospectus supplement.
(3) This rate will increase by 0.50% if the holder of the residual certificates does not exercise its option to terminate the trust under the circumstances described under "The Pooling and Servicing Agreement--Termination" in this prospectus supplement.

                            ------------------------

     Subject to the satisfaction of certain conditions, the underwriters named below will purchase the offered certificates from the depositor. The underwriters will offer the offered certificates, other than the Class BV-1 Certificates, to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters will pay the depositor an amount equal to approximately 97.965857% of the aggregate principal balance of the offered certificates plus accrued interest, before deducting issuance expenses payable by the depositor. The Class BV-1 Certificates will be transferred to the depositor on or about December 30, 1998, as partial consideration for the sale of the home equity loans to the trust. See "Underwriting" in this prospectus supplement. The offered certificates will be issued in book-entry form only on or about December 30, 1998.

PRUDENTIAL SECURITIES INCORPORATED                      BEAR, STEARNS & CO. INC.
                       (CERTIFICATE GROUP I UNDERWRITERS)

MORGAN STANLEY DEAN WITTER                              BEAR, STEARNS & CO. INC.
                      (CERTIFICATE GROUP II UNDERWRITERS)

          The date of this prospectus supplement is December 28, 1998

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

                               TABLE OF CONTENTS

                   PROSPECTUS SUPPLEMENT
                                                        Page
                                                        ----

Summary of Terms.....................................    S-3

Risk Factors.........................................    S-8

Introduction.........................................   S-12

The Home Equity Loans................................   S-12

Maturity, Prepayment and Yield Considerations........   S-29

Description of the Certificates......................   S-43

The Originators......................................   S-52

Transfer of Servicing................................   S-57

The Pooling and Servicing Agreement..................   S-59

Certain Federal Income Tax
  Consequences.......................................   S-61

Legal Investment.....................................   S-62

ERISA Considerations.................................   S-62

Underwriting.........................................   S-66

Certain Legal Matters................................   S-66

Ratings..............................................   S-67

Annex I--Global Clearance, Settlement and Tax
  Documentation Procedures...........................   S-68

Appendix A--Certain Historical Prepayment
  Information........................................    A-1

Appendix B--Certain Historical Information...........    B-1

                         PROSPECTUS
                                                        Page
                                                        ----
Prospectus Supplement................................      2
Available Information................................      2
Reports to Holders...................................      2
Incorporation of Certain Documents by
  Reference..........................................      2
Summary of Terms.....................................      3
Risk Factors.........................................     12
The Trusts...........................................     18
Use of Proceeds......................................     23
The Depositor........................................     23
The Originators......................................     23
The Home Equity Loan Program.........................     24
Description of the Securities........................     29
Credit Enhancement...................................     36
Maturity, Prepayment and Yield Considerations .......     36
The Agreements.......................................     39
Certain Legal Aspects of the Mortgage
  Loans..............................................     54
Federal Income Tax
  Considerations.....................................     58
ERISA Considerations.................................     76
Legal Investment.....................................     78
Method of Distribution...............................     80
Legal Matters........................................     80
Financial Information................................     81
Rating...............................................     81
Index of Principal Terms.............................     82

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Home Equity Loan Asset-Backed Certificates, Series 1998-D in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Home Equity Loan Asset-Backed Certificates, Series 1998-D and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Home Equity Loan Asset-Backed Certificates, Series 1998-D will be required to deliver a prospectus supplement and prospectus until March 28, 1999.

                                SUMMARY OF TERMS

     This section gives a brief summary of the information contained in this prospectus supplement. The summary does not include all of the important information about the offered certificates. The depositor encourages prospective investors to review carefully the more detailed information in this prospectus supplement and in the attached prospectus. Any capitalized terms that are used but not defined in this prospectus supplement shall have the meanings assigned in the attached prospectus.

TITLE OF CERTIFICATES.....................  Home Equity Loan Asset-Backed Certificates, Series 1998-D.

ISSUER....................................  UCFC Home Equity Loan Trust 1998-D.

DEPOSITOR.................................  UCFC Acceptance Corporation. See "The Depositor" in the attached prospectus.

INITIAL SERVICER..........................  United Companies Lending Corporation(Registered). See "The
                                             Originators" in this prospectus supplement and in the attached prospectus.

SUBSTITUTE SERVICER.......................  EMC Mortgage Corporation. See "Transfer of Servicing" in this prospectus supplement.

TRUSTEE...................................  Bankers Trust Company of California, N.A. (the "Trustee").

ORIGINATORS OF THE HOME EQUITY LOANS......  United Companies Lending Corporation(Registered) and certain of its affiliates. See "The Originators" in this prospectus supplement and in the attached prospectus and "The Home Equity Loan Program" in the attached prospectus.

SELLERS OF THE HOME EQUITY LOANS..........  Approximately $207,081,995 of the home equity loans to be delivered on the closing date will be sold to the trust by UCFC Home Equity
                                             Loan Owner Trust 1998-MS2, a special purpose, Delaware business trust, the sole owner of which is an affiliate of United Companies
                                             Lending Corporation(Registered). The remaining home equity loans and any subsequent loans will be sold to the trust by the depositor.

                                            All of the home equity loans being sold by the MS2 Trust were originated by the originators, were sold indirectly by the originators to the MS2 Trust and are being serviced by the Initial
                                             Servicer.

                                            Upon sale of the applicable home equity loans by the MS2 Trust to the trust, the MS2 Trust will be dissolved and will have no obligation to the trust. The originators will make the same representations and warranties with respect to all of the home equity loans in the trust and will have the same obligations with respect to any breaches thereof.

APPROXIMATE AGGREGATE LOAN BALANCE AS OF
  THE CUT-OFF DATE........................  $646,002,364.

CLOSING DATE..............................  On or about December 30, 1998.

CUT-OFF DATE..............................  The opening of business on December 20, 1998, except that (i) the
                                             Cut-Off Date with respect to any mortgage note dated on or after
                                             December 20, 1998, will be the date of that mortgage note and (ii)
                                             the Cut-Off Date with respect to all of the home equity loans being sold by the MS2 Trust is the opening of business on December 13,
                                             1998.

DISTRIBUTION DATES........................  The 15th day of each month or, if such day is not a business day, the next business day, beginning in January 1999.

RECORD DATES..............................  The last business day of the calendar month immediately before the calendar month in which the applicable distribution date occurs.

FINAL SCHEDULED DISTRIBUTION DATES........  The final scheduled distribution date for each class of offered certificates is as follows:

                                                         FINAL SCHEDULED                FINAL SCHEDULED
                                               CLASS    DISTRIBUTION DATE     CLASS    DISTRIBUTION DATE
                                               -----    ------------------    -----    ------------------
                                               AF-1..   April 15, 2013        MF-1..   April 15, 2030
                                               AF-2..   February 15, 2021     MF-2..   April 15, 2030
                                               AF-3..   November 15, 2023     BF-1..   April 15, 2030
                                               AF-4..   September 15, 2025    AV-1..   December 15, 2028
                                               AF-5..   February 15, 2027     MV-1..   December 15, 2028
                                               AF-6..   April 15, 2030        MV-2..   December 15, 2028
                                               AF-7..   April 15, 2030        BV-1     December 15, 2028
                                               AF-8..   April 15, 2030

                                            See "Maturity Prepayment and Yield Considerations--Final Scheduled
                                             Distribution Dates" in this prospectus supplement.

DESIGNATIONS..............................  Each class of certificates will have different characteristics.
                                             Certain of those characteristics are reflected in the following general designations. These designations are used in this prospectus supplement and the attached prospectus to provide a better understanding to potential investors.

  Class A Certificates....................  All classes of offered certificates with an "A" in the class designation.

  Class M Certificates....................  All classes of offered certificates with an "M" in the class designation.

  Class M-1 Certificates..................  Class MF-1 and Class MV-1 Certificates.

  Class M-2 Certificates..................  Class MF-2 and Class MV-2 Certificates.

  Class B Certificates....................  All classes of offered certificates with a "B" in the Class designation.

  Class B-1 Certificates..................  Class BF-1 and Class BV-1 Certificates.

  Book-Entry Certificates.................  All classes of offered certificates.

  Fixed Rate Certificates.................  All classes of offered certificates except for the Adjustable Rate
                                             Certificates.

  Adjustable Rate Certificates............  Class AV-1, Class MV-1, Class MV-2 and Class BV-1 Certificates.

  Group I Certificates or Certificate
     Group I..............................  The Fixed Rate Certificates.

  Group II Certificates or Certificate
     Group II.............................  The Adjustable Rate Certificates.

  Certificate Group.......................  Group I Certificates or Group II Certificates, as applicable.

  Loan Group I or Group I Loans...........  All home equity loans bearing interest at fixed rates.

  Loan Group II or Group II Loans.........  All home equity loans bearing interest at adjustable rates, including home equity loans which bear interest at rates that are fixed for two years or three years before beginning to adjust.

  Offered Certificates....................  Group I Certificates and Group II Certificates.

  Subordinated Certificates...............  Class MF-1, Class MF-2, Class BF-1, Class MV-1, Class MV-2 and
                                             Class BV-1 Certificates.

OFFERED CERTIFICATES
  Pass-Through Rates......................  The pass-through rates for the fixed rate certificates, other than the Class MF-2 and Class BF-1 Certificates, are the respective per annum fixed rates set forth on the cover of this prospectus supplement. On any distribution date, the pass-through rates per annum for the Class MF-2 and Class BF-1 Certificates will be equal to the lesser of:

                                              o the per annum rate for such class set forth on the cover of this prospectus supplement, and

                                              o the weighted average of the net interest rates on the group I home equity loans (net of certain fees and expenses), which rate is called the "group I net rate cap."

                                              The pass-through rates for the adjustable rate certificates are variable rates that may change from distribution date to
                                              distribution date. On any distribution date, the pass-through rate per annum for each class of adjustable rate certificates will be equal to the lesser of:

                                              o LIBOR plus the applicable pass-through margin for such class, and

                                              o a maximum per annum rate referred to as the "group II net rate cap," calculated as described under "Description of the
                                                Certificates--Flow of Funds and Distributions on the Offered
                                                Certificates--Interest Distributions" in this prospectus
                                                supplement.

                                            See "Description of the Certificates--Flow of Funds and Distributions
                                             on the Offered Certificates--Interest Distributions" and
                                             "--Calculation of One-Month LIBOR" in this prospectus supplement.
                                              If on any distribution date, the pass-through rate for the
                                              Class MF-2 or Class BF-1 Certificates is based upon the group I net rate cap, or the pass-through rate for a class of adjustable rate certificates is based upon the group II net rate cap, the holders of those certificates will receive a smaller amount of interest than such holders would have received on such distribution date had the pass-through rate for that class not been calculated based on the group I net rate cap or the group II net rate cap, as applicable. The amount by which a certificateholder's interest payment has been reduced by operation of the group I net rate cap or the group II net rate cap will be paid to such certificateholder on future distribution dates to the extent that money is available to make such payments.

                                            See "Description of the Certificates--Flow of Funds and Distributions
                                             on the Offered Certificates" in this prospectus supplement.

  Interest Payments.......................  On each distribution date holders of the offered certificates will be entitled to receive:

                                              o the interest that has accrued on such certificates at the related pass-through rate during the related accrual period, and

                                              o any interest due on a prior distribution date that was not paid.

                                              The "accrual period" for the fixed rate certificates will be the calendar month immediately preceding the calendar month in which a distribution date occurs. The "accrual period" for the adjustable rate certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

                                              Calculations of interest on the fixed rate certificates will be based on a 360-day year that consists of twelve 30-day months.
                                              Calculations of interest on the adjustable rate certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

                                              There are certain circumstances that could reduce the amount of interest paid to you.

                                            See "Description of the Certificates--Flow of Funds and Distributions
                                             on the Offered Certificates--Interest Distributions" in this prospectus supplement.

  Principal Payments......................  On each distribution date, certificateholders entitled to receive principal will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions:

                                              o will generally include principal payments on the home equity loans in the related loan group, and

                                              o until certain overcollateralization levels have been reached, will include excess interest payments on the home equity loans.

                                              You should review the priority of payments described under
                                              "Description of the Certificates--Flow of Funds and Distributions
                                              on the Offered Certificates--Distributions of Principal" in this prospectus supplement.

                                              See "Description of the Certificates--Flow of Funds and
                                              Distributions on the Offered Certificates" and
                                              "--Overcollateralization and Crosscollateralization Provisions" in
                                              this prospectus supplement.

  Minimum Denominations...................  $25,000 and integral multiples of $1,000 in excess of $25,000.

  Form....................................  Book-Entry. See "Description of the Certificates--Book-Entry
                                              Certificates" in this prospectus supplement.

  SMMEA Eligibility.......................  The offered certificates will not be mortgage related securities.

  ERISA Eligibility.......................  Subject to satisfaction of certain conditions, ERISA plans may purchase the Class A Certificates. See "ERISA Considerations" in
                                              this prospectus supplement.

OTHER CERTIFICATES........................  The trust will issue subordinated residual certificates. The depositor is not offering these certificates to the public pursuant to this prospectus supplement and the attached prospectus. The depositor is including information about this class because it provides credit enhancement to the offered certificates.

PRE-FUNDING ACCOUNTS......................  On the closing date, the depositor will deposit approximately
                                             $64,808,850 and $39,188,786, respectively, into two segregated pre-funding accounts maintained with the trustee. The trust will use these amounts to buy additional home equity loans from the depositor for loan group I and loan group II, respectively, after the closing date. The depositor must satisfy certain conditions before it can sell subsequent home equity loans to the trust. See
                                             "The Home Equity Loans--Subsequent Loans" in this prospectus supplement.

CREDIT ENHANCEMENT........................  Credit enhancement refers to a mechanism that is intended to protect the holders of certain classes of certificates against losses due to defaults by the borrowers under the home equity loans.

                                              The offered certificates have the benefit of three types of credit enhancement:

                                              o the use of excess interest to cover losses and to create overcollateralization

                                              o crosscollateralization of the two loan groups

                                              o subordination of distributions on the Subordinated Certificates

OPTIONAL TERMINATION......................  The holder of the residual certificates may, at its option, terminate the trust on any distribution date when the aggregate principal balance of the home equity loans is less than 10% of the sum of the principal balances of the home equity loans delivered on the closing date and the subsequent home equity loans. See "The Pooling and
                                             Servicing Agreement--Termination" in this prospectus supplement.

FEDERAL INCOME TAX CONSIDERATIONS.........  The trust will make an election to treat certain of its assets as a
                                             "real estate mortgage investment conduit" (the "REMIC"). The offered certificates will be designated as "regular interests" in a REMIC and, as such, will be treated as debt instruments of a REMIC for federal income tax purposes.

                                              For further information regarding the federal income tax
                                              consequences of investing in the offered certificates, see "Certain
                                              Federal Income Tax Consequences" in this prospectus supplement and
                                              "Federal Income Tax Considerations" in the prospectus.

CERTIFICATE RATING........................  The offered certificates will not be issued unless they receive the following ratings from Fitch IBCA, Inc. ("Fitch"), Moody's Investors
                                             Service, Inc. ("Moody's") and Standard & Poor's, a division of The
                                             McGraw-Hill Companies, Inc. ("S&P").

                                                    CLASS           FITCH      MOODY'S     S&P
                                            ---------------------   ------     -------    ------
                                              AF-1 - AF-8            AAA        Aaa        AAA
                                              AV-1                   AAA        Aaa        AAA
                                              MF-1 and MV-1           AA        Aa2         AA
                                              MF-2 and MV-2           A          A2         A
                                              BF-1 and BV-1          BBB        Baa2       BBB

                                              See "Ratings" in this prospectus supplement.

                                  RISK FACTORS

     An investment in the offered certificates involves significant risks. Before you decide to invest in the offered certificates, you should consider the following risk factors and the risk factors discussed under the heading "Risk Factors" beginning on page 12 of the prospectus.

INVESTORS MAY HAVE DIFFICULTY SELLING CERTIFICATES

     The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriters intend to make a secondary market for the offered certificates purchased by them. The underwriters may do so by offering to buy the offered certificates purchased by them from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset-backed securities (i.e., there has been a lack of liquidity), and there may be such times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

THE UNIQUE FEATURES OF THE HOME EQUITY LOANS CREATE SPECIAL RISKS

     There are a number of unique features of the home equity loans that create risks which are not present with other types of residential mortgage loans, including the following:

     o The Borrowers Have Less Than Perfect Credit. The originators' underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the originators from making a loan but may reduce the size (and the loan-to-value ratio) of the loan the originators will make. As a result of these less restrictive standards, the trust may experience higher rates of delinquencies, defaults and losses than if the home equity loans were underwritten in a more traditional manner.

     o Newly Originated Home Equity Loans May Default. Defaults on home equity loans tend to occur at higher rates during the early years of the home equity loans. Substantially all of the home equity loans will have been originated within 6 months prior to the sale to the trust. As a result, the trust may experience higher rates of default than if the home equity loans had been outstanding for a longer period of time.

     o Balloon Loans May Have Higher Rates of Default. Based on the principal balances of the home equity loans in existence on December 20, 1998, approximately 2.33% of the home equity loans in Loan Group I and none of the home equity loans in Loan Group II are balloon loans. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available mortgage rates, the value of the property or the borrower's payment or credit history. The trust will not have any funds to refinance a balloon loan, and the originators are not obligated to do so.

     o Defaults on Second Lien Loans May Result in More Severe Losses. Based on the principal balances of the home equity loans in existence on December 20, 1998, approximately 5.49% of the home equity loans in Loan Group I and 0.03% of the home equity loans in Loan Group II are secured by second liens on the related property. If a borrower of a home equity loan secured by a second lien defaults, the trust's rights to proceeds on liquidation of the related property are subordinate to the rights of the holder of the first lien on the related property. There may not be enough proceeds to pay both the first lien and the second lien, and the trust would suffer a loss.

     o Geographic Concentration Increases Risks. Based on the principal balances of the home equity loans in existence on December 20, 1998, approximately 9.92%, 6.41%, 6.03% and 5.71% of the home equity loans in Loan Group I are secured by properties in Louisiana, New York, North Carolina and Ohio, respectively, and approximately 16.37%, 7.86% and 7.60% of the home equity loans in Loan Group II are secured by properties in California, Ohio and Michigan, respectively. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of home equity loans in these states, those types of problems may have a greater effect on the offered certificates than if borrowers and properties were more spread out in different geographic areas.

THE RETURN ON INVESTMENT WILL CHANGE OVER TIME

     Your pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the offered certificates and the time when those distributions are received depends on the amount and the times at which borrowers make principal payments on the home equity loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the home equity loans. The rate of prepayment may be affected by the credit standings of the borrowers. If a borrower's credit standing improves, that borrower may be able to refinance his existing loan on more favorable terms. If a borrower's credit standing declines, the borrower may not be able to refinance.

             Certain of the home equity loans in Loan Group II have fixed interest rates for two or three years and then adjust. Those home equity loans may have higher prepayments as they approach their first adjustment dates because the borrowers may want to avoid periodic changes to their monthly payments.

     o Pre-Funding May Result in Prepayments. If the originators are unable to deliver sufficient, eligible subsequent home equity loans to the trust during the permitted period, amounts remaining in a pre-funding account will be distributed as a prepayment (i) to the owners of the Class AF-8 and Class AF-1 Certificates or the Class AV-1 Certificates, as applicable or (ii) to all owners of certificates of the related certificate group, pro rata, depending on the amount of the funds remaining in such pre-funding account.

     o You Bear Reinvestment Risk. Asset-backed securities, like the offered certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the home equity loans and produce less returns of principal when market interest rates are above the interest rates on the home equity loans. If borrowers refinance their home equity loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates. You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

     o The Optional Termination May Affect the Yield. Your investment in the offered certificates may be ended before you desire if the optional termination is exercised. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement.

     o Pass-Through Rates May be Limited. The rate at which interest accrues on the Class MF-2 and Class BF-1 Certificates and the Adjustable Rate Certificates is subject to a rate cap that differs by loan group. The rate cap for the offered certificates is based on the weighted average of the interest rates on the home equity loans in the related loan group (net of certain fees and expenses). If home equity loans with relatively higher mortgage rates prepay, the maximum rate on the related classes of offered certificates will be lower than otherwise would be the case.

             Your investment in the Adjustable Rate Certificates also involves the risk that the level of 1-month LIBOR may change in a direction and/or at a rate that is different from the level of the index used to determine the interest rates on the adjustable rate home equity loans.

THE SUBORDINATED CERTIFICATES HAVE A GREATER RISK OF LOSS THAN THE OTHER CERTIFICATES

     When certain classes of certificates provide credit enhancement for other classes of certificates this is sometimes referred to as "subordination." For purposes of this prospectus supplement, "related subordinated classes" means:

     o with respect to the senior certificates of a certificate group, the Class M and Class B Certificates of the same certificate group.

     o with respect to the Class M-1 Certificates, the Class M-2 and Class B Certificates of the same certificate group, and

     o with respect to the Class M-2 Certificates, the Class B Certificates of the same certificate group.

     Credit enhancement will be provided for the certificates, first, by the right of the holders of the certificates to receive certain payments of principal prior to the related subordinated classes and, second, by the allocation of realized losses to the related subordinated classes. This form of credit enhancement is provided by using collections on the home equity loans otherwise payable to the holders of the related subordinated classes to pay amounts due on the more senior classes. Such collections comprise the sole source of funds from which such credit enhancement is provided. Realized losses are allocated to the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, until the principal amount of that subordinated class has been reduced to zero. This means that with respect to the certificates offered by this prospectus supplement, realized losses on the home equity loans of a particular loan group would first be allocated to the Class BF-1 or Class BV-1 Certificates, as applicable, until the principal balance of such Class BF-1 or Class BV-1 Certificates was reduced to zero. Subsequent realized losses would be allocated to the next most junior class of subordinated certificates, until the principal balance of that class of subordinated certificates was reduced to zero. Accordingly, if the aggregate principal balance of the related subordinated classes were to be reduced to zero, delinquencies and defaults on the home equity loans would reduce the amount of funds available for monthly distributions to holders of the remaining certificates.

     You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

     Each group of home equity loans is expected to generate more interest than is needed to pay interest on the related classes of certificates because the weighted average interest rate on the related home equity loans is expected to be higher than the weighted average pass-through rate on the related classes of certificates. If the related home equity loans generate more interest than is needed to pay interest on the related certificates and related trust fees, such "excess interest" will be used to make additional principal payments on the related certificates to the extent required by the pooling and servicing agreement. This application will reduce the total principal balance of such certificates below the aggregate principal balance of the related home equity loans, thereby creating "overcollateralization." Overcollateralization is intended to provide limited protection to certificateholders by absorbing the related certificates' share of losses from liquidated home equity loans. However, there may be insufficient excess interest generated on the home equity loans of either loan group to establish or maintain the required levels of overcollateralization for the related certificate group.

     The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or recovered with respect to the home equity loans during the preceding month. Such amount will be influenced by changes in the weighted average of the interest rates resulting from prepayments and liquidations of the related home equity loans as well as from adjustments of the interest rates on adjustable rate home equity loans. Because the index used to determine the interest rates on the adjustable rate home equity loans is different from the index used to determine the pass-through rates on the related certificates, it is possible that the pass-through rates on the related certificates may be higher than the interest rates on the related home equity loans. In that event, it may be necessary to apply all or a portion of the available excess interest to make required payments of interest on the related classes of certificates. As a result, excess interest may be unavailable for any other purpose.

     If the protection afforded by overcollateralization and crosscollateralization is insufficient, then the holders of the certificates could experience a loss on their investment.

THE TRUST ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES

     All distributions on the offered certificates will be made from payments by borrowers under the home equity loans. The trust has no other assets to make distributions on the offered certificates. The home equity loans are not insured or guaranteed by any person. The trust is the only person that is obligated to make distributions on the offered certificates. The offered certificates are not insured by any governmental agency or any other person.

COMPUTER PROBLEMS IN THE YEAR 2000 MAY RESULT IN LOSSES

     Many computers and computer chips were not programed to recognize more than two digits in the year of a date. As a result, in the year 2000 (year '00 to the computer), those computers will not know whether the '00 refers to the year 1900 or the year 2000. The initial servicer, the substitute servicer, the originators and their respective affiliates have each begun programs to identify and correct this problem in their computer systems. The initial servicer, the substitute servicer, the originators and their respective affiliates each expect to complete the necessary changes by June 1999. However, since these entities rely on the performance of computer systems of other companies, there may be problems in the year 2000 due to other companies' computer systems. These problems may cause delays or disruptions in the amount and timing of distributions to certificateholders.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL AFFECT THE PRICES FOR CERTIFICATES

     A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the offered certificates after those offered certificates are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely affect the price that a subsequent purchaser will be willing to pay for the offered certificates.

THE INITIAL SERVICER'S PARENT HAS RECENTLY EXPERIENCED FINANCIAL DIFFICULTIES

     United Companies Financial Corporation, the parent of the initial servicer and the originators, has financing agreements that require it to maintain a minimum consolidated fixed charge ratio. This ratio has been declining. If the ratio is not met as of December 31, 1998, it will be a default under the financing agreements, and approximately $1.225 billion of unsecured debt would become due unless, prior to the expiration of the cure periods, waivers were sought and obtained. If the debt was accelerated, it would materially and adversely affect United Companies Financial Corporation, including the initial servicer and the originators; would likely adversely affect their abilities to fulfill their obligations with respect to the home equity loans, including, without limitation, the originators' obligation to repurchase home equity loans for defects in documentation or breaches of representations and warranties, and may prevent or adversely affect the servicing transfer. Even if the originators and the initial servicer were to be able to fulfill their respective obligations, the prices of the offered certificates in the secondary market may be adversely affected. United Companies Financial Corporation may not satisfy the minimum consolidated fixed charge coverage ratio at December 31, 1998.

     In October, 1998, United Companies Financial Corporation announced a restructuring plan that involved the termination of its manufactured housing lending operation, closing branch offices, reducing the workforce and closing the correspondent lending operation. Since July 1998, various rating agencies have downgraded the ratings assigned to the preferred stock and debt securities of United Companies Financial Corporation. These developments may adversely affect the performance and liquidity of the offered certificates. See "The Originators--Recent Developments" in this prospectus supplement.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                                  INTRODUCTION

     The Home Equity Loan Asset-Backed Certificates, Series 1998-D (the "Certificates") will represent the entire beneficial interest in UCFC Home Equity Loan Trust 1998-D (the "Trust"). The Trust will be formed, and the Certificates will be issued, pursuant to the pooling and servicing agreement dated as of December 20, 1998 (the "Pooling and Servicing Agreement"), among UCFC Acceptance Corporation, as depositor (the "Depositor"), United Companies Lending Corporation(Registered), as initial servicer (the "Initial Servicer"), UCFC Home Equity Loan Owner Trust 1998-MS2, as a seller (the "MS2 Trust"), EMC Mortgage Corporation, as substitute servicer (the "Substitute Servicer") and Bankers Trust Company of California, N.A., as trustee (the "Trustee").

     On the Closing Date, a portion of the proceeds from the sale of the Offered Certificates will be deposited into segregated trust accounts maintained with the Trustee (the "Pre-Funding Accounts" and the "Capitalized Interest Accounts," respectively). Funds on deposit in the Pre-Funding Accounts will be used to purchase up to approximately $64,808,850 and $39,188,786 of subsequent home equity loans for Loan Group I and Loan Group II, respectively (each a "Maximum Funding Amount"). Funds on deposit in the Capitalized Interest Accounts will be used to cover shortfalls in interest attributable to the pre-funding feature.

                             THE HOME EQUITY LOANS

GENERAL

     The Home Equity Loans were, and any Subsequent Loans will be, originated, directly or through correspondents or mortgage brokers, or purchased and re-underwritten, by the Originators in accordance with the policies set forth under "The Home Equity Loan Program" in the Prospectus. All of the Home Equity Loans are, and all Subsequent Loans will be, Single Family Loans as described under "The Trusts" in the Prospectus. All of the Home Equity Loans are, and all Subsequent Loans will be, non-conventional home equity and home improvement loans bearing fixed or adjustable interest rates (the "Mortgage Rates") and evidenced by promissory notes (the "Mortgage Notes") secured by deeds of trust, security deeds or mortgages on single-family properties. Certain of the Home Equity Loans (including Subsequent Loans) may have been made in connection with the dispositions of previously foreclosed Mortgaged Properties. Except for the Balloon Loans, all of the Home Equity Loans are fully amortizing loans. Although the Home Equity Loans may be prepaid at any time, prepayment may subject the borrower to a prepayment penalty, the terms and existence of which depend on state regulation. The single-family properties (the "Mortgaged Properties") securing the Home Equity Loans (including the Subsequent Loans) consist of single-family residences (which may be townhouses, one- to four-family dwellings, condominium units or mobile or manufactured homes treated as real estate under local law). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties.

     Loan Group I. The Home Equity Loans (including Subsequent Loans, if any) in Loan Group I will bear interest at fixed rates and will be secured by first or second liens on the related Mortgaged Properties. Certain of the Home Equity Loans in Loan Group I will have original terms to stated maturity that differ from their amortization schedules ("Balloon Loans"), leaving a substantial payment due at the stated maturity (each, a "Balloon Payment"). Substantially all of the Balloon Loans will have original terms to stated maturity of 15 years and amortization schedules of 30 years.

     Approximately 0.73% (by Principal Balance as of the Cut-Off Date) of the Home Equity Loans in Loan Group I provide that if each of the first twelve monthly payments are received within 30 days of the due dates therefor, the Mortgage Rate will be reduced by 100 basis points for the remaining term of the Home Equity Loan and the monthly payments will be recalculated to reflect such reduction and amortize the then-unpaid principal balance by the original maturity date.

     Loan Group II. The Home Equity Loans (including Subsequent Loans) in Loan Group II are adjustable rate Home Equity Loans and Home Equity Loans the interest rates on which will become adjustable after a period of time (collectively, "ARMs"), all of which will be secured by first liens (except for one Group II Loan, which will be secured by a second lien) on the related Mortgaged Properties. The per annum interest rate (the "Mortgage Rate") borne by each ARM is subject to adjustment on the date set forth in the Mortgage Note for such ARM and at regular intervals thereafter (each, a "Change Date") to equal the sum of (i) the applicable index (the "Index"), and (ii) the number of basis points set forth in the related Mortgage Note (the "Gross Margin"), subject to rounding and to the effects of the applicable Periodic Rate Cap, Lifetime Cap and Lifetime Floor. The "Periodic Rate Cap" limits changes in the Mortgage Rate for each ARM on each Change Date. The "Lifetime Cap" for each ARM is the maximum Mortgage Rate that may be borne by such ARM, and the "Lifetime Floor" is the minimum Mortgage Rate that may be borne by such ARM.

     With respect to approximately 1.32% of the ARMs (by Principal Balance as of the Cut-Off Date); (i) the Index is the weekly average yield on United States treasury securities adjusted to a constant maturity of one year ("CMT"), as made available by the Federal Reserve Board as of the date 45 days (as set forth in the related Mortgage Note) before the applicable Change Date; (ii) the Change Dates will occur on the date set forth in the related Mortgage Note and every twelfth month thereafter; (iii) the Periodic Rate Cap for substantially all such ARMs is 100 basis points or 200 basis points; (iv) the Lifetime Cap for substantially all of the ARMs is 600 or 700 basis points greater than the initial Mortgage Rate; and (v) the Lifetime Floor is as set forth in the related Mortgage Note.

     With respect to the remaining ARMs: (i) the Index is the London interbank offered rate for six-month United States dollar deposits ("6-Month LIBOR"), as published either in The Wall Street Journal, of the edition, if any, specified in the related Mortgage Note or by the Federal National Mortgage Association ("Fannie Mae"), and available as of the date before the applicable Change Date specified in the related Mortgage Note; and (ii) the Change Dates will occur on the initial Change Date set forth in the related Mortgage Note and every sixth month thereafter.

     The initial Change Dates for approximately 1.90% and 84.55% (by Principal Balance as of the Cut-Off Date) of the ARMs delivered on the Closing Date will occur on the 24th and 36th due dates, respectively. The Periodic Rate Caps for such ARMs generally range from 100 basis points to 300 basis points on the initial Change Dates and from 100 basis points to 300 basis points for the subsequent Change Dates.

STATISTICAL INFORMATION

     Set forth below is certain approximate statistical information as of the Cut-Off Date regarding the Home Equity Loans expected to be included in each Loan Group as of the Closing Date. Prior to the Closing Date, Home Equity Loans may be removed from either Loan Group and other Home Equity Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to each Loan Group as presently constituted is representative of the characteristics of each Loan Group as it will be constituted at the Closing Date, although certain characteristics of the Home Equity Loans in either Loan Group may vary. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

     Loan Group I. As of the Cut-Off Date: the Loan Balances ranged from $4,485.22 to $560,624.11; the average Loan Balance was $50,492.77; the Mortgage Rates ranged from 7.500% to 15.500% per annum; the weighted average Mortgage Rate was 10.672% per annum; the original Combined Loan-to-Value Ratios ranged from 5.00% to 100.00%; the weighted average original Combined Loan-to-Value Ratio was 81.32%; the remaining terms to stated maturity ranged from 46 months to 360 months; the weighted average remaining term to stated maturity was 271 months; the loan ages ranged from 0 months to 301 months; the weighted average loan age was 1 month; Balloon Loans constituted 2.33% of the aggregate Principal Balance as of the Cut-Off Date of the Group I Loans; and 0.52% of the aggregate Principal Balance as of the Cut-Off Date of the Group I Loans were 30-59 days delinquent as of the opening of business on December 20, 1998.

                     GEOGRAPHIC DISTRIBUTION--LOAN GROUP I

                                                                               AGGREGATE UNPAID    % OF AGGREGATE
                                                             % OF AGGREGATE      LOAN BALANCE      UNPAID LOAN
                                           NUMBER OF HOME    NUMBER OF HOME       AS OF THE        BALANCE AS OF
STATE                                      EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE      THE CUT-OFF DATE
----------------------------------------   --------------    --------------    ----------------    ----------------
Alabama.................................           86              0.94%       $   3,865,721.75           0.84%
Arizona.................................           72              0.79            4,790,214.30           1.04
Arkansas................................          259              2.84           10,524,739.18           2.29
California..............................          232              2.55           19,686,168.92           4.28
Colorado................................           88              0.97            6,560,525.23           1.43
Connecticut.............................           58              0.64            4,324,104.10           0.94
Delaware................................           11              0.12              729,973.29           0.16
District Of Columbia....................           15              0.16            1,083,321.14           0.24
Florida.................................          450              4.94           22,520,118.14           4.89
Georgia.................................          363              3.98           19,537,478.61           4.25
Idaho...................................           13              0.14              949,879.75           0.21
Illinois................................          258              2.83           10,355,148.34           2.25
Indiana.................................          343              3.76           14,405,694.22           3.13
Iowa....................................          122              1.34            5,499,693.63           1.20
Kansas..................................            2              0.02               76,933.48           0.02
Kentucky................................          241              2.64           10,942,630.53           2.38
Louisiana...............................        1,036             11.37           45,649,834.28           9.92
Maine...................................          132              1.45            7,913,902.63           1.72
Maryland................................           76              0.83            5,506,721.48           1.20
Massachussetts..........................           61              0.67            4,530,977.03           0.98
Michigan................................          549              6.02           22,224,201.85           4.83
Minnesota...............................           49              0.54            1,661,063.04           0.36
Mississippi.............................          509              5.58           21,835,533.87           4.74
Missouri................................          155              1.70            7,182,786.45           1.56
Montana.................................            1              0.01               62,522.74           0.01
Nebraska................................           41              0.45            1,736,249.73           0.38
Nevada..................................            9              0.10              615,725.70           0.13
New Hampshire...........................           64              0.70            4,697,446.35           1.02
New Jersey..............................           83              0.91            7,321,815.40           1.59
New Mexico..............................           54              0.59            3,293,522.93           0.72
New York................................          430              4.72           29,481,507.49           6.41
North Carolina..........................          539              5.91           27,753,008.37           6.03
North Dakota............................            4              0.04              146,500.00           0.03
Ohio....................................          536              5.88           26,279,908.19           5.71
Oklahoma................................          301              3.30           12,417,090.00           2.70
Oregon..................................           37              0.41            2,924,045.16           0.64
Pennsylvania............................          336              3.69           15,805,709.72           3.43
Rhode Island............................           10              0.11            1,120,382.68           0.24
South Carolina..........................          198              2.17            8,413,930.73           1.83
Tennessee...............................          438              4.81           21,869,323.96           4.75
Texas...................................          291              3.19           12,247,095.19           2.66
Utah....................................           45              0.49            3,280,522.24           0.71
Vermont.................................            4              0.04              286,348.01           0.06
Virginia................................           98              1.08            5,954,953.61           1.29
Washington..............................           45              0.49            3,429,023.56           0.75
West Virginia...........................           99              1.09            4,672,398.04           1.02
Wisconsin...............................          262              2.87           13,713,817.48           2.98
Wyoming.................................            9              0.10              310,937.37           0.07
                                               ------            ------        ----------------         ------
     Total..............................        9,114            100.00%       $ 460,191,149.89         100.00%
                                               ------            ------        ----------------         ------
                                               ------            ------        ----------------         ------

        ORIGINAL COMBINED LOAN-TO-VALUE RATIO DISTRIBUTION--LOAN GROUP I

                                                                               AGGREGATE UNPAID    % OF AGGREGATE
                                                             % OF AGGREGATE      LOAN BALANCE      UNPAID LOAN
RANGE OF ORIGINAL COMBINED                 NUMBER OF HOME    NUMBER OF HOME       AS OF THE        BALANCE AS OF
LOAN-TO-VALUE RATIOS                       EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE      THE CUT-OFF DATE
----------------------------------------   --------------    --------------    ----------------    ----------------
 0.01- 5.00%............................            1              0.01%       $       8,728.89           0.00%
 5.01- 10.00............................            3              0.03               78,456.11           0.02
10.01- 15.00............................           14              0.15              201.462.05           0.04
15.01- 20.00............................           43              0.47              788,663.31           0.17
20.01- 25.00............................           51              0.56              945,240.59           0.21
25.01- 30.00............................           72              0.79            1,708,586.89           0.37
30.01- 35.00............................           90              0.99            2,167,194.18           0.47
35.01- 40.00............................          108              1.18            2,988,733.24           0.65
40.01- 45.00............................          140              1.54            3,981.808.74           0.87
45.01- 50.00............................          212              2.33            6,809,880.25           1.48
50.01- 55.00............................          216              2.37            6,714,524.99           1.46
55.01- 60.00............................          300              3.29           10,630,473.56           2.31
60.01- 65.00............................          359              3.94           13,795,946.42           3.00
65.01- 70.00............................          541              5.94           22,591,337.91           4.91
70.01- 75.00............................          866              9.50           38,954,915.00           8.46
75.01- 80.00............................        1,406             15.43           72,885,310.82          15.84
80.01- 85.00............................        1,421             15.59           77,825,149.41          16.91
85.01- 90.00............................        1,329             14.58           77,894,691.12          16.93
90.01- 95.00............................          880              9.66           54,653,344.77          11.88
95.01-100.00............................        1,062             11.65           64,566.701.64          14.03
                                               ------            ------        ----------------         ------
     Total..............................        9,114            100.00%       $ 460,191,149.89         100.00%
                                               ------            ------        ----------------         ------
                                               ------            ------        ----------------         ------

     The Combined Loan-to-Value Ratios shown above represent the ratio of the sum of the principal amount of each Home Equity Loan and the unpaid principal balance of the related first mortgage loan, if any, at the time of origination of such Home Equity Loan divided by the lesser of the appraised value of the related Mortgaged Property at the time of origination (the "Appraised Values") or the purchase price of such Mortgaged Property, if applicable. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, defaults, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

                    MORTGAGE RATE DISTRIBUTION--LOAN GROUP I

                                                                                                    % OF AGGREGATE
                                                                                AGGREGATE UNPAID    UNPAID LOAN
                                                              % OF AGGREGATE      LOAN BALANCE      BALANCE AS OF
                                            NUMBER OF HOME    NUMBER OF HOME       AS OF THE        THE CUT-OFF
RANGE OF MORTGAGE RATES                     EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE         DATE
-----------------------------------------   --------------    --------------    ----------------    --------------
 7.251- 7.500%...........................            1              0.01%       $      72,725.69          0.02%
 7.501- 7.750............................            2              0.02              133,355.39          0.03
 7.751- 8.000............................           31              0.34            3,157,056.89          0.69
 8.001- 8.250............................           30              0.33            3,033,139.11          0.66
 8.251- 8.500............................          147              1.61           13,511,340.38          2.94
 8.501- 8.750............................          153              1.68           13,532,119.52          2.94
 8.751- 9.000............................          307              3.37           21,202,820.45          4.61
 9.001- 9.250............................          286              3.14           22,039,351.42          4.79
 9.251- 9.500............................          507              5.56           29,893,332.27          6.50
 9.501- 9.750............................          545              5.98           36,127,244.37          7.85
 9.751-10.000............................          600              6.58           34,660,119.70          7.53
10.001-10.250............................          495              5.43           28,560,527.59          6.21
10.251-10.500............................          522              5.73           31,219,500.48          6.78
10.501-10.750............................          472              5.18           28,293,972.91          6.15
10.751-11.000............................          603              6.62           33,394,673.98          7.26
11.001-11.250............................          593              6.51           24,473,559.49          5.32
11.251-11.500............................          577              6.33           24,152,018.77          5.25
11.501-11.750............................          584              6.41           19,800,627.38          4.30
11.751-12.000............................          432              4.74           18,931,249.13          4.11
12.001-12.250............................          462              5.07           14,221,119.57          3.09
12.251-12.500............................          446              4.89           16,286,344.58          3.54
12.501-12.750............................          317              3.48            8,761,254.72          1.90
12.751-13.000............................          415              4.55           14,882,091.69          3.23
13.001-13.250............................          178              1.95            7,412,165.58          1.61
13.251-13.500............................          131              1.44            4,290,029.16          0.93
13.501-13.750............................           91              1.00            2,725,927.15          0.59
13.751-14.000............................           45              0.49            1,472,160.64          0.32
14.001-14.250............................           39              0.43            1,100,048.00          0.24
14.251-14.500............................           21              0.23              552,206.28          0.12
14.501-14.750............................           14              0.15              389,281.23          0.08
14.751-15.000............................           34              0.37              915,515.69          0.20
15.001-15.250............................           10              0.11              309,015.36          0.07
15.251-15.500............................           24              0.26              685,255.32          0.15
                                                ------            ------        ----------------        ------
                                                ------            ------        ----------------        ------
     Total...............................        9,114            100.00%       $ 460,191,149.89        100.00%
                                                ------            ------        ----------------        ------
                                                ------            ------        ----------------        ------

 DISTRIBUTION OF OUTSTANDING LOAN BALANCES AS OF THE CUT-OFF DATE--LOAN GROUP I

                                                                                                    % OF AGGREGATE
                                                                                AGGREGATE UNPAID    UNPAID LOAN
                                                              % OF AGGREGATE      LOAN BALANCE      BALANCE AS OF
                                            NUMBER OF HOME    NUMBER OF HOME       AS OF THE        THE CUT-OFF
RANGE OF LOAN BALANCES                      EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE         DATE
-----------------------------------------   --------------    --------------    ----------------    --------------
$     0.01-  5,000.00....................            1              0.01%       $       4,485.22          0.00%
  5,000.01- 10,000.00....................          123              1.35            1,033,267.03          0.22
 10,000.01- 15,000.00....................          461              5.06            5,958,587.90          1.29
 15,000.01- 20,000.00....................          646              7.09           11,506,190.78          2.50
 20,000.01- 25,000.00....................          817              8.96           18,527,517.28          4.03
 25,000.01- 30,000.00....................          840              9.22           23,216,909.48          5.05
 30,000.01- 35,000.00....................          787              8.64           25,647,349.53          5.57
 35,000.01- 40,000.00....................          779              8.55           29,286,424.44          6.36
 40,000.01- 45,000.00....................          669              7.34           28,461,008.65          6.18
 45,000.01- 50,000.00....................          598              6.56           28,469,865.31          6.19
 50,000.01- 55,000.00....................          520              5.71           27,300,092.73          5.93
 55,000.01- 60,000.00....................          463              5.08           26,654,532.87          5.79
 60,000.01- 65,000.00....................          352              3.86           22,030,501.61          4.79
 65,000.01- 70,000.00....................          336              3.69           22,656,825.38          4.92
 70,000.01- 75,000.00....................          246              2.70           17,848,489.33          3.88
 75,000.01- 80,000.00....................          223              2.45           17,295,259.57          3.76
 80,000.01- 85,000.00....................          155              1.70           12,801,354.70          2.78
 85,000.01- 90,000.00....................          119              1.31           10,442,792.62          2.27
 90,000.01- 95,000.00....................           86              0.94            7,968,891.30          1.73
 95,000.01-100,000.00....................          103              1.13           10,034,621.65          2.18
100,000.01-105,000.00....................           88              0.97            9,010,925.09          1.96
105,000.01-110,000.00....................           98              1.08           10,558,123.20          2.29
110,000.01-115,000.00....................           77              0.84            8,670,978.87          1.88
115,000.01-120,000.00....................           74              0.81            8,697,177.20          1.89
120,000.01-125,000.00....................           57              0.63            6,994,932.16          1.52
125,000.01-130,000.00....................           39              0.43            4,972,268.22          1.08
130,000.01-135,000.00....................           42              0.46            5,558,090.44          1.21
135,000.01-140,000.00....................           26              0.29            3,548,261.47          0.77
140,000.01-145,000.00....................           28              0.31            3,993,524.04          0.87
145,000.01-150,000.00....................           26              0.29            3,836,298.50          0.83
150,000.01-200,000.00....................          155              1.70           26,373,806.55          5.73
200,000.01-250,000.00....................           47              0.52           10,388,542.56          2.26
250,000.01-300,000.00....................           21              0.23            5,771,644.40          1.25
300,000.01-350,000.00....................            5              0.05            1,579,126.80          0.34
350,000.01-400,000.00....................            3              0.03            1,147,326.11          0.25
400,000.01-450,000.00....................            2              0.02              885,891.43          0.19
450,000.01-500,000.00....................            1              0.01              498,641.36          0.11
550,000.01-600,000.00....................            1              0.01              560,624.11          0.12
                                                ------            ------        ----------------        ------
     Total...............................        9,114            100.00%       $ 460,191,149.89        100.00%
                                                ------            ------        ----------------        ------
                                                ------            ------        ----------------        ------

                 LIEN STATUS AND OCCUPANCY STATUS--LOAN GROUP I

                                                                                                    % OF AGGREGATE
                                                                                AGGREGATE UNPAID    UNPAID LOAN
                                                              % OF AGGREGATE      LOAN BALANCE      BALANCE AS OF
                                            NUMBER OF HOME    NUMBER OF HOME       AS OF THE        THE CUT-OFF
LIEN STATUS AND OCCUPANCY STATUS            EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE         DATE
-----------------------------------------   --------------    --------------    ----------------    --------------
First Lien Owner Occupied................        7,454             81.79%       $ 411,211,477.72         89.36%
First Lien Part-Owner Occupied...........            1              0.01               75,870.80          0.02
First Lien Non-Owner Occupied............          561              6.16           22,687,656.31          4.93
First Lien Second Home...................           10              0.11              572,371.45          0.12
Second Lien Owner Occupied...............        1,080             11.85           25,138,056.05          5.46
Second Lien Non-Owner Occupied...........            5              0.05              103,646.81          0.02
Second Lien Second Home..................            1              0.01               19,063.66          0.00
Multiple Properties......................            2              0.02              383,007.09          0.08
                                                ------            ------        ----------------        ------
     Total...............................        9,114            100.00%       $ 460,191,149.89        100.00%
                                                ------            ------        ----------------        ------
                                                ------            ------        ----------------        ------

              DISTRIBUTION OF LOAN AGES (IN MONTHS)--LOAN GROUP I

                                                                                                    % OF AGGREGATE
                                                                                AGGREGATE UNPAID    UNPAID LOAN
RANGE OF                                                      % OF AGGREGATE      LOAN BALANCE      BALANCE AS OF
LOAN AGES                                   NUMBER OF HOME    NUMBER OF HOME       AS OF THE        THE CUT-OFF
(MONTHS)                                    EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE         DATE
-----------------------------------------       ------            ------        ----------------        ------
  0-  6..................................        8,902             97.67%       $ 450,477,819.77         97.89%
  7- 12..................................          156              1.71            6,537,985.70          1.42
 13- 18..................................           21              0.23              839,181.79          0.18
 19- 24..................................            6              0.07              412,096.13          0.09
 25- 30..................................            3              0.03              234,219.02          0.05
 31- 36..................................            4              0.04              396,680.84          0.09
 37- 42..................................            1              0.01               48,709.98          0.01
 43- 48..................................            2              0.02               47,676.13          0.01
 49- 54..................................            3              0.03              469,939.99          0.10
 55- 60..................................            2              0.02               20,597.11          0.00
 61- 66..................................            1              0.01               30,779.44          0.01
 67- 72..................................            1              0.01               21,339.37          0.00
 79- 84..................................            4              0.04              287,532.42          0.06
 85- 90..................................            3              0.03              198,599.70          0.04
 91- 96..................................            1              0.01               14,131.11          0.00
217-228..................................            1              0.01               99,659.04          0.02
253-264..................................            1              0.01               26,531.86          0.01
277-288..................................            1              0.01               16,880.72          0.00
301-312..................................            1              0.01               10,789.77          0.00
                                                ------            ------        ----------------        ------
     Total...............................        9,114            100.00%       $ 460,191,149.89        100.00%
                                                ------            ------        ----------------        ------
                                                ------            ------        ----------------        ------

                          PROPERTY TYPE--LOAN GROUP I

                                                                                                    % OF AGGREGATE
                                                                                AGGREGATE UNPAID    UNPAID LOAN
                                                              % OF AGGREGATE      LOAN BALANCE      BALANCE AS OF
                                            NUMBER OF HOME    NUMBER OF HOME       AS OF THE        THE CUT-OFF
PROPERTY TYPE                               EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE         DATE
-----------------------------------------       ------            ------        ----------------        ------
Single Family Detached...................        7,669             84.15%       $ 392,833,462.99         85.36%
Duplex...................................          261              2.86           15,710,232.89          3.41
Condominium..............................          107              1.17            6,443,177.54          1.40
Fourplex.................................           27              0.30            1,973,989.67          0.43
Triplex..................................           26              0.29            1,777,476.80          0.39
Rowhouse.................................           39              0.43            1,162,665.79          0.25
Townhouse................................           14              0.15              802,051.27          0.17
PUD......................................            9              0.10              718,110.90          0.16
Modular Housing..........................           10              0.11              570,862.24          0.12
Manufactured Housing.....................          948             10.40           37,968,637.89          8.25
Multi Property/Combined..................            2              0.02              178,467.20          0.04
Semi-Detached............................            2              0.02               52,014.71          0.01
                                                ------            ------        ----------------        ------
     Total...............................        9,114            100.00%       $ 460,191,149.89        100.00%
                                                ------            ------        ----------------        ------
                                                ------            ------        ----------------        ------

                   DISTRIBUTION OF REMAINING TERM TO MATURITY
                (IN MONTHS) AS OF THE CUT-OFF DATE--LOAN GROUP I

                                                                           AGGREGATE UNPAID    % OF AGGREGATE
                                                         % OF AGGREGATE      LOAN BALANCE       UNPAID LOAN
RANGE OF MONTHS                        NUMBER OF HOME    NUMBER OF HOME       AS OF THE        BALANCE AS OF
REMAINING TO MATURITY                  EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE      THE CUT-OFF DATE
------------------------------------   --------------    --------------    ----------------    ---------------------
37-48...............................            6               0.07%      $      57,366.98              0.01%
49-60...............................          118               1.29           1,930,374.92              0.42
61-72...............................           18               0.20             324,247.70              0.07
73-84...............................           48               0.53             817,363.67              0.18
85-96...............................           23               0.25             567,290.42              0.12
97-108..............................            9               0.10             189,779.27              0.04
109-120.............................          913              10.02          22,214,037.22              4.83
121-132.............................            7               0.08             350,355.75              0.08
133-144.............................          279               3.06           8,438,627.97              1.83
145-156.............................           17               0.19             735,103.00              0.16
157-168.............................           19               0.21             676,638.72              0.15
169-180.............................        3,445              37.80         138,400,265.56             30.07
181-192.............................            3               0.03              97,571.97              0.02
193-204.............................            6               0.07             304,946.03              0.07
205-216.............................            7               0.08             577,498.56              0.13
217-228.............................            7               0.08             320,805.85              0.07
229-240.............................        1,022              11.21          50,532,979.20             10.98
253-264.............................            4               0.04             158,894.00              0.03
265-276.............................            7               0.08             556,974.87              0.12
277-288.............................            5               0.05             349,267.57              0.08
289-300.............................          132               1.45           7,784,581.94              1.69
301-312.............................            4               0.04             631,068.02              0.14
313-324.............................            3               0.03             143,233.55              0.03
325-336.............................           12               0.13             898,532.64              0.20
337-348.............................           13               0.14             957,099.93              0.21
349-360.............................        2,987              32.77         222,176,244.58             48.28
                                           ------           --------       ----------------           -------
     Total..........................        9,114             100.00%      $ 460,191,149.89            100.00%
                                           ------           --------       ----------------           -------
                                           ------           --------       ----------------           -------

     LOAN GROUP II. As of the Cut-Off Date: the Loan Balances ranged from $7,744.64 to $519,762.49; the average Loan Balance was $82,729.84; the Current Mortgage Rates ranged from 6.375% to 13.250% per annum; the weighted average current Mortgage Rate was 10.035% per annum; the original Loan-to-Value Ratios ranged from 9.60% to 100.00%; the weighted average original Loan-to-Value Ratio was 82.09%; the remaining terms to stated maturity ranged from 60 months to 360 months; the weighted average remaining term to stated maturity was 348 months; the loan ages ranged from 0 months to 119 months; the weighted average loan age was 2 months; the Gross Margins ranged from 2.750% to 9.250%; the weighted average Gross Margin was 5.459%; the Lifetime Floors ranged from 4.750% to 12.250%; the weighted average Lifetime Floor was 8.878%; the Lifetime Caps ranged from 12.750% to 19.250%; the weighted average Lifetime Cap was 16.083%; the weighted average current Mortgage Rate of the ARMs with initial fixed Mortgage Rates was 10.145% per annum; the weighted average number of months to the next Change Date for the ARMs with initial fixed Mortgage Rates was 35 months; the weighted average number of months to the next Change Date for the remaining ARMs was 7 months; and approximately 0.77% of the aggregate Principal Balance as of the Cut-Off Date were 30-59 days delinquent as of the opening of business on December 20, 1998.

                     GEOGRAPHIC DISTRIBUTION--LOAN GROUP II

                                                                               AGGREGATE UNPAID    % OF AGGREGATE
                                                             % OF AGGREGATE      LOAN BALANCE      UNPAID LOAN
                                           NUMBER OF HOME    NUMBER OF HOME       AS OF THE        BALANCE AS OF
STATE                                      EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE      THE CUT-OFF DATE
----------------------------------------   --------------    --------------    ----------------    ----------------
Alabama.................................           23              1.02%       $   2,223,917.91           1.20%
Arizona.................................           21              0.93            1,910,985.31           1.03
Arkansas................................           21              0.93            1,069,268.83           0.58
California..............................          184              8.19           30,418,524.14          16.37
Colorado................................           35              1.56            3,593,504.29           1.93
Connecticut.............................           23              1.02            2,399,347.69           1.29
District of Columbia....................            3              0.13              549,620.18           0.30
Florida.................................           62              2.76            5,148,924.25           2.77
Georgia.................................           76              3.38            7,275,387.95           3.92
Idaho...................................            8              0.36              508,311.71           0.27
Illinois................................           67              2.98            3,285,664.90           1.77
Indiana.................................          157              6.99            8,559,460.08           4.61
Iowa....................................           42              1.87            2,512,100.63           1.35
Kansas..................................           71              3.16            3,275,029.15           1.76
Kentucky................................           59              2.63            3,582,462.23           1.93
Louisiana...............................           61              2.72            3,969,604.94           2.14
Maine...................................           36              1.60            2,929,574.76           1.58
Maryland................................           28              1.25            2,879,823.61           1.55
Massachusetts...........................           30              1.34            3,835,216.14           2.06
Michigan................................          207              9.22           14,117,383.88           7.60
Minnesota...............................           17              0.76              946,036.89           0.51
Mississippi.............................           84              3.74            5,786,281.98           3.11
Missouri................................           27              1.20            1,802,557.94           0.97
Montana.................................            1              0.04               49,725.00           0.03
Nebraska................................            8              0.36              573,428.64           0.31
Nevada..................................            4              0.18              537,424.56           0.29
New Hampshire...........................           25              1.11            1,988,001.41           1.07
New Jersey..............................           32              1.42            3,422,153.28           1.84
New Mexico..............................           12              0.53              954,936.00           0.51
New York................................           77              3.43            8,795,364.65           4.73
North Carolina..........................          105              4.67            8,681,323.33           4.67
Ohio....................................          227             10.11           14,605,540.10           7.86
Oklahoma................................           50              2.23            3,089,200.36           1.66
Oregon..................................           17              0.76            2,047,579.18           1.10
Pennsylvania............................           52              2.32            3,492,025.72           1.88
Rhode Island............................            3              0.13              301,173.16           0.16
South Carolina..........................           44              1.96            4,210,876.08           2.27
Tennessee...............................           80              3.56            6,001,793.84           3.23
Texas...................................           30              1.34            2,100,713.77           1.13
Utah....................................           33              1.47            3,229,917.33           1.74
Vermont.................................            1              0.04               91,960.59           0.05
Virginia................................           48              2.14            4,058,336.68           2.18
Washington..............................           16              0.71            2,176,245.23           1.17
West Virginia...........................           25              1.11            1,484,213.76           0.80
Wisconsin...............................           13              0.58            1,302,404.57           0.70
Wyoming.................................            1              0.04               37,887.20           0.02
                                               ------            ------        ----------------         ------
     Total..............................        2,246            100.00%       $ 185,811,213.83         100.00%
                                               ------            ------        ----------------         ------
                                               ------            ------        ----------------         ------

            ORIGINAL LOAN-TO-VALUE RATIO DISTRIBUTION--LOAN GROUP II

                                                                               AGGREGATE UNPAID    % OF AGGREGATE
                                                             % OF AGGREGATE      LOAN BALANCE      UNPAID LOAN
RANGE OF ORIGINAL                          NUMBER OF HOME    NUMBER OF HOME       AS OF THE        BALANCE AS OF
LOAN-TO-VALUE RATIOS                       EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE      THE CUT-OFF DATE
----------------------------------------   --------------    --------------    ----------------    ----------------
 5.01- 10.00%...........................            1              0.04%       $      24,200.00           0.01%
10.01- 15.00............................            1              0.04               22,733.61           0.01
15.01- 20.00............................            1              0.04               25,200.00           0.01
20.01- 25.00............................            7              0.31              195,964.29           0.11
25.01- 30.00............................            7              0.31              303,754.76           0.16
30.01- 35.00............................           11              0.49              333,593.12           0.18
35.01- 40.00............................           20              0.89              864,828.70           0.47
40.01- 45.00............................           17              0.76            1,118,217.91           0.60
45.01- 50.00............................           25              1.11            1,571,983.37           0.85
50.01- 55.00............................           29              1.29            1,963,748.63           1.06
55.01- 60.00............................           40              1.78            2,290,594.97           1.23
60.01- 65.00............................           59              2.63            4,407,609.64           2.37
65.01- 70.00............................          104              4.63            8,719,325.64           4.69
70.01- 75.00............................          165              7.35           12,958,225.40           6.97
75.01- 80.00............................          423             18.83           40,642,766.26          21.87
80.01- 85.00............................          352             15.67           31,771,789.86          17.10
85.01- 90.00............................          498             22.17           43,556,753.69          23.44
90.01- 95.00............................          329             14.65           24,782,547.73          13.34
95.01-100.00............................          157              6.99           10,257,376.25           5.52
                                               ------            ------        ----------------         ------
     Total..............................        2,246            100.00%       $ 185,811,213.83         100.00%
                                               ------            ------        ----------------         ------
                                               ------            ------        ----------------         ------

     The Loan-to-Value Ratios shown above represent the ratio of the principal amount of each Home Equity Loan at the time of origination of such Home Equity Loan divided by the lesser of the appraised value of the related Mortgaged Property at the time of origination (the "Appraised Values") or the purchase price of such Mortgaged Property, if applicable. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, defaults, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

               CURRENT MORTGAGE RATE DISTRIBUTION--LOAN GROUP II

                                                                                                    % OF AGGREGATE
                                                                                AGGREGATE UNPAID    UNPAID LOAN
                                                              % OF AGGREGATE      LOAN BALANCE      BALANCE AS OF
                                            NUMBER OF HOME    NUMBER OF HOME       AS OF THE        THE CUT-OFF
RANGE OF MORTGAGE RATES                     EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE         DATE
-----------------------------------------   --------------    --------------    ----------------    --------------
 6.001- 6.500%...........................            2              0.09%       $     133,087.92          0.07%
 6.501- 7.000............................            2              0.09              130,194.46          0.07
 7.001- 7.500............................            9              0.40            1,350,102.84          0.73
 7.501- 8.000............................           30              1.34            5,294,208.78          2.85
 8.001- 8.500............................           93              4.14           13,363,737.89          7.19
 8.501- 9.000............................          190              8.46           23,124,457.71         12.45
 9.001- 9.500............................          267             11.89           24,834,179.90         13.37
 9.501-10.000............................          358             15.94           31,650,843.17         17.03
10.001-10.500............................          274             12.20           21,796,474.14         11.73
10.501-11.000............................          406             18.08           29,571,156.50         15.91
11.001-11.500............................          154              6.86            9,816,620.06          5.28
11.501-12.000............................          294             13.09           16,127,302.09          8.68
12.001-12.500............................          103              4.59            5,608,924.88          3.02
12.501-13.000............................           61              2.72            2,893,875.00          1.56
13.001-13.500............................            3              0.13              116,048.49          0.06
                                                ------            ------        ----------------        ------
                                                ------            ------        ----------------        ------
     Total...............................        2,246            100.00%       $ 185,811,213.83        100.00%
                                                ------            ------        ----------------        ------
                                                ------            ------        ----------------        ------

DISTRIBUTION OF OUTSTANDING LOAN BALANCES AS OF THE CUT-OFF DATE--LOAN GROUP II

                                                                                                    % OF AGGREGATE
                                                                                AGGREGATE UNPAID    UNPAID LOAN
                                                              % OF AGGREGATE      LOAN BALANCE      BALANCE AS OF
                                            NUMBER OF HOME    NUMBER OF HOME       AS OF THE        THE CUT-OFF
RANGE OF LOAN BALANCES                      EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE         DATE
-----------------------------------------   --------------    --------------    ----------------    --------------
$     0.01- 50,000.00....................          676             30.10%       $  24,773,894.67         13.33%
 50,000.01-100,000.00....................        1,013             45.10           71,210,267.12         38.32
100,000.01-150,000.00....................          323             14.38           38,693,840.06         20.82
150,000.01-200,000.00....................          123              5.48           21,187,880.35         11.40
200,000.01-250,000.00....................           56              2.49           12,642,809.82          6.80
250,000.01-300,000.00....................           29              1.29            8,019,011.92          4.32
300,000.01-350,000.00....................           16              0.71            5,217,012.43          2.81
350,000.01-400,000.00....................            6              0.27            2,235,721.81          1.20
400,000.01-450,000.00....................            3              0.13            1,311,013.16          0.71
500,000.01-550,000.00....................            1              0.04              519,762.49          0.28
                                                ------            ------        ----------------        ------
     Total...............................        2,246            100.00%       $ 185,811,213.83        100.00%
                                                ------            ------        ----------------        ------
                                                ------            ------        ----------------        ------

                LIEN STATUS AND OCCUPANCY STATUS--LOAN GROUP II

                                                                                                    % OF AGGREGATE
                                                                                AGGREGATE UNPAID    UNPAID LOAN
                                                              % OF AGGREGATE      LOAN BALANCE      BALANCE AS OF
                                            NUMBER OF HOME    NUMBER OF HOME       AS OF THE        THE CUT-OFF
LIEN STATUS AND OCCUPANCY STATUS            EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE         DATE
-----------------------------------------   --------------    --------------    ----------------    --------------
First Lien Non-Owner Occupied............           49              2.18%       $   3,657,273.94          1.97%
First Lien Second Home...................            4              0.18              378,293.04          0.20
First Lien Owner Occupied................        2,192             97.60          181,712,846.85         97.79
Second Lien Owner Occupied...............            1              0.04               62,800.00          0.03
                                                ------            ------        ----------------        ------
     Total...............................        2,246            100.00%       $ 185,811,213.83        100.00%
                                                ------            ------        ----------------        ------
                                                ------            ------        ----------------        ------

              DISTRIBUTION OF LOAN AGES (IN MONTHS)--LOAN GROUP II

                                                                                                    % OF AGGREGATE
                                                                                AGGREGATE UNPAID    UNPAID LOAN
RANGE OF                                                      % OF AGGREGATE      LOAN BALANCE      BALANCE AS OF
LOAN AGES                                   NUMBER OF HOME    NUMBER OF HOME       AS OF THE        THE CUT-OFF
(MONTHS)                                    EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE         DATE
-----------------------------------------   --------------    --------------    ----------------    --------------
 0-  6...................................        2,213             98.53%       $ 182,166,757.26         98.04%
 7- 12...................................           27              1.20            3,269,218.64          1.76
13- 18...................................            3              0.13              208,313.40          0.11
19- 24...................................            1              0.04               33,520.21          0.02
25- 84...................................            1              0.04               71,684.81          0.04
85-120...................................            1              0.04               61,719.51          0.03
                                                ------            ------        ----------------        ------
     Total...............................        2,246            100.00%       $ 185,811,213.83        100.00%
                                                ------            ------        ----------------        ------
                                                ------            ------        ----------------        ------

                          PROPERTY TYPE--LOAN GROUP II

                                                                                                    % OF AGGREGATE
                                                                                AGGREGATE UNPAID    UNPAID LOAN
                                                              % OF AGGREGATE      LOAN BALANCE      BALANCE AS OF
                                            NUMBER OF HOME    NUMBER OF HOME       AS OF THE        THE CUT-OFF
PROPERTY TYPE                               EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE         DATE
-----------------------------------------       ------            ------        ----------------        ------
Duplex...................................           45              2.00%       $   4,471,235.75          2.41%
Triplex..................................            3              0.13              310,944.94          0.17
Fourplex.................................           12              0.53            1,353,669.48          0.73
Rowhouse.................................            4              0.18              256,116.47          0.14
Modular Housing..........................            2              0.09              138,937.27          0.07
Manufactured Housing.....................            4              0.18              240,793.84          0.13
PUD......................................           21              0.93            3,452,507.40          1.86
Townhouse................................            8              0.36              680,350.45          0.37
Condominium..............................           54              2.40            5,463,150.02          2.94
Single Family Detached...................        2,093             93.19          169,443,508.21         91.19
                                                ------            ------        ----------------        ------
     Total...............................        2,246            100.00%       $ 185,811,213.83        100.00%
                                                ------            ------        ----------------        ------
                                                ------            ------        ----------------        ------

                   DISTRIBUTION OF REMAINING TERM TO MATURITY
               (IN MONTHS) AS OF THE CUT-OFF DATE--LOAN GROUP II

                                                                               AGGREGATE UNPAID    % OF AGGREGATE
                                                             % OF AGGREGATE      LOAN BALANCE       UNPAID LOAN
RANGE OF MONTHS                            NUMBER OF HOME    NUMBER OF HOME       AS OF THE        BALANCE AS OF
REMAINING TO MATURITY                      EQUITY LOANS      EQUITY LOANS        CUT-OFF DATE      THE CUT-OFF DATE
----------------------------------------   --------------    --------------    ----------------    ---------------------
  0- 60.................................            1              0.04%       $      11,800.00              0.01%
 61-120.................................            6              0.27              210,397.60              0.11
121-180.................................          146              6.50            5,775,214.02              3.11
181-192.................................            1              0.04               18,500.00              0.01
193-240.................................          133              5.92            6,200,107.79              3.34
241-252.................................            1              0.04               61,719.51              0.03
253-288.................................            1              0.04               71,684.81              0.04
289-348.................................            6              0.27              704,035.77              0.38
349-360.................................        1,951             86.87          172,757,754.33             92.97
                                               ------            ------        ----------------           -------
     Total..............................        2,246            100.00%       $ 185,811,213.83            100.00%
                                               ------            ------        ----------------           -------
                                               ------            ------        ----------------           -------

                  DISTRIBUTION OF GROSS MARGINS--LOAN GROUP II

                                       % OF AGGREGATE     AGGREGATE UNPAID    % OF AGGREGATE
                    NUMBER OF           NUMBER OF           LOAN BALANCE      UNPAID LOAN
RANGE OF            HOME EQUITY        HOME EQUITY           AS OF THE        BALANCE AS OF
GROSS MARGINS         LOANS               LOANS             CUT-OFF DATE      THE CUT-OFF DATE
-----------------   ---------------    ---------------    ----------------    ----------------
2.501-2.750%.....            1                0.04%       $      61,719.51           0.03%
2.751-3.000......            9                0.40              916,530.23           0.49
3.001-3.250......            7                0.31              786,877.17           0.42
3.251-3.500......           31                1.38            3,614,332.96           1.95
3.501-3.750......           24                1.07            2,726,264.60           1.47
3.751-4.000......          122                5.43            9,382,988.38           5.05
4.001-4.250......           61                2.72            5,320,305.71           2.86
4.251-4.500......          261               11.62           20,114,609.85          10.83
4.501-4.750......           46                2.05            4,003,480.73           2.15
4.751-5.000......          152                6.77           17,691,090.67           9.52
5.001-5.250......          347               15.45           28,092,618.40          15.12
5.251-5.500......           56                2.49            5,385,861.44           2.90
5.501-5.750......          340               15.14           25,881,086.31          13.93
5.751-6.000......          278               12.38           18,027,940.45           9.70
6.001-6.250......           69                3.07            6,637,600.54           3.57
6.251-6.500......          238               10.60           14,688,108.64           7.90
6.501-6.750......           41                1.83            5,761,408.92           3.10
6.751-7.000......           49                2.18            5,121,501.76           2.76
7.001-7.250......           34                1.51            3,144,006.93           1.69
7.251-7.500......           29                1.29            2,763,722.35           1.49
7.501-7.750......           31                1.38            4,011,057.86           2.16
7.751-8.000......            9                0.40              917,140.14           0.49
8.001-8.250......            6                0.27              358,702.81           0.19
8.251-8.500......            3                0.13              170,452.44           0.09
8.501-8.750......            1                0.04              107,775.71           0.06
9.001-9.250......            1                0.04              124,029.32           0.07
                         -----             -------        ----------------         ------
     Total.......        2,246              100.00%       $ 185,811,213.83         100.00%
                         -----             -------        ----------------         ------
                         -----             -------        ----------------         ------

                  DISTRIBUTION OF LIFETIME CAPS--LOAN GROUP II

                                       % OF AGGREGATE     AGGREGATE UNPAID    % OF AGGREGATE
                    NUMBER OF           NUMBER OF           LOAN BALANCE      UNPAID LOAN
RANGE OF            HOME EQUITY        HOME EQUITY           AS OF THE        BALANCE AS OF
LIFETIME CAPS         LOANS               LOANS             CUT-OFF DATE      THE CUT-OFF DATE
-----------------   ---------------    ---------------    ----------------    ----------------
12.501-13.000%...            1                0.04%       $      71,684.81           0.04%
13.001-13.500....            6                0.27              995,003.76           0.54
13.501-14.000....           21                0.93            4,091,844.09           2.20
14.001-14.500....           84                3.74           11,953,358.70           6.43
14.501-15.000....          186                8.28           22,633,774.53          12.18
15.001-15.500....          264               11.75           24,626,803.43          13.25
15.501-16.000....          369               16.43           32,742,465.40          17.62
16.001-16.500....          291               12.96           24,271,283.65          13.06
16.501-17.000....          403               17.94           29,185,641.44          15.71
17.001-17.500....          156                6.95            9,965,772.11           5.36
17.501-18.000....          295               13.13           16,454,887.24           8.86
18.001-18.500....          103                4.59            5,608,924.88           3.02
18.501-19.000....           64                2.85            3,093,721.30           1.66
19.001-19.500....            3                0.13              116,048.49           0.06
                         -----             -------        ----------------         ------
     Total.......        2,246              100.00%       $ 185,811,213.83         100.00%
                         -----             -------        ----------------         ------
                         -----             -------        ----------------         ------

                 DISTRIBUTION OF LIFETIME FLOORS--LOAN GROUP II

                                       % OF AGGREGATE     AGGREGATE UNPAID    % OF AGGREGATE
                    NUMBER OF           NUMBER OF           LOAN BALANCE      UNPAID LOAN
RANGE OF            HOME EQUITY        HOME EQUITY           AS OF THE        BALANCE AS OF
LIFETIME FLOORS       LOANS               LOANS             CUT-OFF DATE      THE CUT-OFF DATE
-----------------   ---------------    ---------------    ----------------    ----------------
 4.501- 5.000%...            1                0.04%       $      71,684.81           0.04%
 5.001- 5.500....            3                0.13              628,482.75           0.34
 5.501- 6.000....           14                0.62            3,106,533.72           1.67
 6.001- 6.500....           39                1.74            6,071,779.76           3.27
 6.501- 7.000....           59                2.63            7,380,629.37           3.97
 7.001- 7.500....          135                6.01           13,850,736.87           7.45
 7.501- 8.000....          203                9.04           21,571,245.97          11.61
 8.001- 8.500....          264               11.75           24,718,277.76          13.30
 8.501- 9.000....          364               16.21           32,957,522.29          17.74
 9.001- 9.500....          198                8.82           16,244,311.04           8.74
 9.501-10.000....          302               13.45           21,014,934.69          11.31
10.001-10.500....          146                6.50            9,413,118.38           5.07
10.501-11.000....          329               14.65           19,065,557.84          10.26
11.001-11.500....          117                5.21            6,277,664.34           3.38
11.501-12.000....           67                2.98            3,267,913.04           1.76
12.001-12.500....            5                0.22              170,821.20           0.09
                         -----             -------        ----------------         ------
     Total.......        2,246              100.00%       $ 185,811,213.83         100.00%
                         -----             -------        ----------------         ------
                         -----             -------        ----------------         ------

              NUMBER OF MONTHS TO NEXT CHANGE DATE--LOAN GROUP II

                                      % OF AGGREGATE     AGGREGATE UNPAID    % OF AGGREGATE
                   NUMBER OF           NUMBER OF           LOAN BALANCE      UNPAID LOAN
MONTHS TO          HOME EQUITY        HOME EQUITY           AS OF THE        BALANCE AS OF
NEXT CHANGE DATE     LOANS               LOANS             CUT-OFF DATE      THE CUT-OFF DATE
----------------   ---------------    ---------------    ----------------    ----------------
 3..............           20                0.89%       $   3,326,813.20           1.79%
 4..............           50                2.23            5,451,744.05           2.93
 5..............           40                1.78            2,976,031.08           1.60
 6..............           16                0.71            1,227,832.93           0.66
 7..............           81                3.61            6,525,632.41           3.51
 8..............           27                1.20            2,952,942.92           1.59
 9..............           14                0.62            1,485,439.78           0.80
11..............            3                0.13              220,626.86           0.12
12..............            4                0.18              217,169.72           0.12
13..............            1                0.04               95,800.00           0.05
14..............            1                0.04               61,719.51           0.03
18..............            3                0.13              161,679.21           0.09
22..............            2                0.09              266,039.66           0.14
23..............            7                0.31            1,301,424.24           0.70
24..............           13                0.58            2,908,313.31           1.57
25..............            3                0.13              673,204.23           0.36
27..............            1                0.04              147,205.57           0.08
28..............            3                0.13              292,089.69           0.16
29..............            4                0.18              435,442.12           0.23
30..............           12                0.53            1,568,897.64           0.84
31..............           12                0.53            1,046,770.61           0.56
32..............           13                0.58            1,620,735.77           0.87
33..............           26                1.16            2,032,371.40           1.09
34..............          106                4.72            8,450,825.95           4.55
35..............          740               32.95           59,111,644.59          31.81
36..............          399               17.76           34,883,237.67          18.77
37..............          513               22.84           37,025,779.71          19.93
38..............          132                5.88            9,343,800.00           5.03
                        -----             -------        ----------------         ------
     Total......        2,246              100.00%       $ 185,811,213.83         100.00%
                        -----             -------        ----------------         ------
                        -----             -------        ----------------         ------

SUBSEQUENT LOANS

     The Depositor expects to sell Subsequent Loans to the Trust for Loan
Group I and Loan Group II during the applicable Pre-Funding Periods. The purchase price for such Subsequent Loans will equal the outstanding principal balances thereof as the related subsequent cut-off date and will be paid by withdrawal of funds on deposit in the applicable Pre-Funding Account. The Subsequent Loans may have characteristics which differ from the Home Equity Loans initially included in each Loan Group; however, the overall credit quality of the Subsequent Loans to be sold to each Loan Group will not differ materially from those initially included in the related Loan Group. As a result, following any sale of Subsequent Loans, the description of Loan Group I and/or Loan
Group II set forth above may not accurately reflect the characteristics of all of the Home Equity Loans and Subsequent Loans in such Loan Group. However, the Subsequent Loans must conform to the representations and warranties set forth in the Pooling and Servicing Agreement. Following the end of each Pre-Funding Period, the Depositor expects that the Home Equity Loans (including Subsequent Loans) in Loan Group I and Loan Group II will have the following approximate characteristics.

Loan Group I
  Average Unpaid Principal Balance...................................................   at least $45,000
  Weighted Average Mortgage Rate.....................................................   10.60% - 11.125%
  Weighted Average Remaining Term to Stated Maturity.................................   270 months - 280 months
  Weighted Average Original Combined Loan-to-Value Ratio.............................   not more than 83%
  Weighted Average Loan Age..........................................................   0 months - 6 months
  Loans Secured by Primary Residences................................................   at least 90%
  Single Family Detached.............................................................   at least 85%
  State Distribution
     Louisiana.......................................................................   not more than 12%
     New York........................................................................   not more than 9%
     North Carolina..................................................................   not more than 9%
     Ohio............................................................................   not more than 9%
     Any other individual state......................................................   not more than 7%

Loan Group II
  Average Unpaid Principal Balance...................................................   at least $80,000
  Weighted Average Mortgage Rate.....................................................   10.00% - 10.625%
  Weighted Average Remaining Term to Stated Maturity.................................   347 months - 353 months
  Weighted Average Original Loan-to-Value Ratio......................................   not more than 83%
  Weighted Average Loan Age..........................................................   0 months - 4 months
  Weighted Average Gross Margin......................................................   at least 5.45%
  Loans Secured by Primary Residences................................................   at least 95%
  Single Family Detached.............................................................   at least 90%
  Hybrid Loans (2/28, 3/12, 3/17 and 3/27 Loans).....................................   not more than 87%
  State Distribution
     California......................................................................   not more than 18%
     Michigan........................................................................   not more than 9%
     Ohio............................................................................   not more than 9%
     Any other individual state......................................................   not more than 7%

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     Prepayments. The weighted average life of and, if purchased at a price other than par, the yield to maturity on, a Class of Offered Certificates will be directly related to the rate of payment of principal of the Home Equity Loans (which, for purposes of this discussion, includes Subsequent Loans, if any), including for this purpose Prepayments, delinquencies, liquidations due to defaults, casualties and condemnations, and repurchases of Home Equity Loans by the Originators or the Servicer. "Prepayment" includes any full or partial payment or other recovery of principal on a Home Equity Loan (exclusive of liquidation proceeds) which is received in advance of its scheduled Due Date. The Home Equity Loans may be prepaid by the related obligors on the Mortgage Notes ("Mortgagors") at any time. However, prepayment may subject the Mortgagor to a prepayment penalty, the existence and terms of which depend on state regulation. The actual rate of principal prepayments on pools of home equity loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of home equity loans at any time because of specific factors relating to the home equity loans in the particular pool, including, among other things, the age of the home equity loans, the geographic locations of the properties securing the home equity loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment. Generally, however, because the Home Equity Loans in Loan Group I bear interest at fixed rates, and the rate of prepayment on fixed rate home equity loans is sensitive to prevailing interest rates, if prevailing interest rates were to fall, the Home Equity Loans may be subject to higher prepayment rates. Conversely, if prevailing interest rates were to rise, the rate of prepayments on the Home Equity Loans in Loan Group I could decrease.

     Although all of the Home Equity Loans in Loan Group II are ARMs, the initial Change Dates for approximately 1.90% and 84.55% (by Principal Balance as of the Cut-Off Date) of the ARMs delivered on the Closing Date will occur on the 24th and 36th due dates, respectively ("Delayed Adjustment Loans"). As is the case with fixed rate home equity loans, the ARMs may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The prepayment behavior of the Delayed Adjustment Loans may differ from that of the fixed rate Home Equity Loans and the other ARMs. As a Delayed Adjustment Loan approaches its initial Change Date, the borrower may become more likely to refinance such loan to avoid an increase in the Mortgage Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Mortgage Rate before adjustment. The existence of the applicable Periodic Rate Cap, Lifetime Cap and Lifetime Floor also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the ARMs may differ from that on the fixed rate home equity loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Change Date.

     The prepayment experience on non-conventional home equity loans may differ from that on conventional first mortgage loans, primarily due to the credit quality of the typical borrower. Because the credit histories of many home equity borrowers may preclude them from other traditional sources of financing, such borrowers may be less likely to refinance due to a decline in market interest rates. Non-conventional home equity loans may experience more prepayments in a rising interest rate environment as the borrowers' finances are stressed to the point of default. However, the increased level of competition among home equity lenders has increased the awareness among credit-impaired borrowers of the availability of credit and the attraction of refinancing.

     If purchased at a price other than par, the yield to maturity on an Offered Certificate will be affected by the rate and timing of payments of principal, including Prepayments, of the Home Equity Loans within the related Loan Group and, in some circumstances, in the other Loan Group. If the actual rate of payments on the Home Equity Loans within the related Loan Group is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to maturity to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Home Equity Loans within the related Loan Group is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to maturity to such investor will be lower than such investor's anticipated yield.

     Appendix A hereto sets forth life-to-date prepayment rates and pool factors as of September 30, 1998, with respect to certain home equity loans previously securitized by the Depositor.

     The Pass-Through Rates on the Class MF-2 and Class BF-1 Certificates may be limited by the Group I Net Rate Cap. If Home Equity Loans in Loan Group I bearing higher Mortgage Rates were to prepay, the weighted average Mortgage Rate of such Home Equity Loans would be lower than would otherwise be the case.

     The Class AF-7 Certificates will not receive any principal distributions for three years unless the Class Principal Balance of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates (these Classes, together with the Class AF-7 and Class AF-8 Certificates, the "Group I Class A Certificates") are reduced to zero prior thereto. The application of the Priority Percentage to distributions of principal of the Group I Class A Certificates will affect the rate of such distributions over time such that the Class AF-7 Certificates will be entitled to a greater proportion of the Principal Distribution Amount for Certificate Group I.

     Subsequent Loans. As described herein, the Depositor expects to sell Subsequent Loans to the Trust for Loan Group I and Loan Group II during the applicable Pre-Funding Periods. If a Pre-Funded Amount is not used to purchase Subsequent Loans for the related Loan Group, the unused portion will be applied as a Prepayment and allocated to the related Class or Classes of Offered Certificates then entitled to distributions of principal as provided herein, if such unused portion is less than $100,000; otherwise, such unused funds will be distributed as principal of the outstanding Classes of Offered Certificates in the applicable Certificate Group pro rata on the basis of their respective Class Principal Balances, in either case on the Distribution Date at or immediately after the end of the applicable Pre-Funding Period.

     Final Scheduled Distribution Dates. The Final Scheduled Distribution Date for each Class of Offered Certificates is set forth in the summary. The Final Scheduled Distribution Dates for the Class AF-1, Class AF-2, Class AF-3,
Class AF-4 and Class AF-5 Certificates were determined on the basis of the Structuring Assumptions (defined below), with the following exceptions: the Home Equity Loans are not purchased on the first Optional Termination Date, there are no Prepayments on the Home Equity Loans and that excess spread from the Home Equity Loans is not used to make accelerated payments of principal to the holders of the related Certificates. The Final Scheduled Distribution Date for the Class AF-6, Class AF-7, Class AF-8, Class MF-1, Class MF-2 and Class BF-1 Certificates was determined by adding thirteen months to the date of maturity of the latest possible maturing Home Equity Loan in Loan Group I and, further assuming that the Subsequent Loans are purchased in March 1999 with the first scheduled payment due in April 1999 and have a remaining term to maturity of 360 months. The Final Scheduled Distribution Date for the Class AV-1, Class MV-1, Class MV-2 and Class BV-1 Certificates is the 360th Distribution Date. The weighted average life of each Class of Offered Certificates is likely to be shorter, and the final Distribution Date could occur significantly earlier than the applicable Final Scheduled Distribution Date because (i) Prepayments are likely to occur, (ii) the Originators may repurchase Home Equity Loans in the event of breaches of representations and warranties, (iii) the Holder of the Residual Certificates may purchase the Home Equity Loans on or after the Optional Termination Date and (iv) Excess Cashflow and Remainder Excess Cashflow to the extent available will be applied as an accelerated payment of principal on the Offered Certificates as described herein.

     Balloon Loans. The ability of Mortgagors to make payments of Balloon Payments will normally depend on each Mortgagor's ability to obtain refinancing of its Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing is required, including, without limitation, real estate values, the Mortgagor's financial situation and prevailing mortgage loan interest rates. Although the Originators sometimes provide refinancing of Balloon Loans and may refinance any Home Equity Loan, they are under no obligation to do so, and make no representation or warranty that they will do so in the case of any Home Equity Loan. Delinquencies, if any, in the payment of Balloon Payments may delay the date on which the Class Principal Balance of one or more Classes of Offered Certificates in Certificate Group I is reduced to zero, and may increase the weighted average lives of such Certificates. Although a low interest rate environment may facilitate the refinancing of a Balloon Loan, the receipt and reinvestment by Certificateholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Balloon

Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults.

     Adjustable Rate Certificates. Each Accrual Period for the Adjustable Rate Certificates will consist of the actual number of days elapsed from the Distribution Date in the month preceding the month of the applicable Distribution Date (or, in the case of the first Accrual Period, from the Closing
Date) through the day preceding such Distribution Date. After the initial Accrual Period, the Pass-Through Rates for the Adjustable Rate Certificates will be adjusted by reference to changes in the level of 1-Month LIBOR, subject to the effects of the applicable limitation described herein.

     The Pass-Through Rates for the Adjustable Rate Certificates may be calculated by reference to the Group II Net Rate Cap. If Home Equity Loans in Loan Group II bearing higher Mortgage Rates were to prepay, the weighted average Mortgage Rate of such Home Equity Loans would be lower than otherwise would be the case. In addition, changes in 1-Month LIBOR may not correlate with changes in prevailing rates of interest. It is possible that a lower level of prevailing interest rates, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of 1-Month LIBOR. If 1-Month LIBOR were to be higher than the Group II Net Rate Cap, the Pass-Through Rates for the Adjustable Rate Certificates would be lower than otherwise would be the case.

     Certain of the ARMs, including the Delayed Adjustment Loans, were originated with initial Mortgage Rates that were based on competitive conditions and did not equal the sum of the Index and the related Gross Margin. As a result, the Mortgage Rates on such ARMs are more likely to adjust on their first, and possibly subsequent Change Dates, subject to the effects of the applicable Periodic Rate Cap and Lifetime Cap. Because each Pass-Through Rate on the Adjustable Rate Certificates is limited by the Group II Net Rate Cap on each Distribution Date, limits on changes in the Mortgage Rates of the ARMs may limit changes in the Pass-Through Rate. In addition, the Mortgage Rates for the Delayed Adjustment Loans will not adjust until the date on which the 24th or 36th scheduled monthly payment is due.

     The Group II Net Rate Cap on a Payment Date will depend, in part, on the weighted average of the then-current Mortgage Rates of the outstanding Home Equity Loans in Loan Group II. If Home Equity Loans in Loan Group II bearing higher Mortgage Rates were to prepay, the weighted average Mortgage Rate of such Home Equity Loans, and consequently the Group II Net Rate Cap, would be lower than otherwise would be the case. Although the Owners of the Adjustable Rate Certificates will be entitled to receive any related LIBOR Interest Carryover from and to the extent of funds available therefor as described herein, there is no assurance that such funds will be available or sufficient for such purposes. The ratings of the Adjustable Rate Certificates do not address the likelihood of receipt, of any LIBOR Interest Carryover.

     For additional factors which may affect the yield on the Offered Certificates, see "Maturity, Prepayment and Yield Considerations" in the Prospectus.

PAYMENT LAG FEATURE OF THE FIXED RATE CERTIFICATES

     The Pooling and Servicing Agreement provides that each Accrual Period for the Group I Certificates will be the calendar month prior to each Distribution Date. Collections on the Home Equity Loans are not distributed to the Owners of the Offered Certificates until at least the 15th day of the following month. As a result, the yield to the Owners of the Group I Certificates will be slightly lower than would be the case if each Accrual Period were to be from Distribution Date to Distribution Date.

SUBORDINATED CERTIFICATES

     The Subordinated Certificates provide credit enhancement for the Class A Certificates and may absorb losses on the Home Equity Loans in the related Loan Group. The Class B Certificates in each Certificate Group are the most subordinate Classes of Offered Certificates. The weighted average life of, and the yield to maturity on, the Subordinated Certificates will be sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Home Equity Loans in the related Loan Group. If the actual rate and severity of losses on the related Home Equity Loans is higher than those expected by an Owner of the Subordinated Certificates, the actual yield to maturity on such Owner's Certificate may be lower than the yield expected by such Owner based. The timing of losses on the Home Equity Loans also will affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the Home Equity Loans in a Loan Group may reduce the Class Principal Balance of one or more Classes of Subordinated Certificates in the related Certificate Group if and to the extent that the aggregate of the Class Principal Balances of all Classes of Certificates in such Certificate Group, following all distributions on a Distribution Date, exceeds the related Loan Group Balance. As a result of such reductions, less interest will accrue on the the applicable Class of Subordinated Certificates than otherwise would be the case.

     The Principal Remittance Amount includes the net proceeds in respect of principal received upon liquidation of a Liquidated Loan. If such net proceeds are less than the unpaid principal balance, the related Loan Group Balance will decline more than the aggregate Class Principal Balance of the Offered Certificates in such Certificate Group, thereby reducing the amount of overcollateralization. If such difference is not otherwise covered by the cashflow priorities, one or more Classes of Subordinated Certificates in the related Certificate Group will bear such loss. In addition, the Subordinated Certificates will not be entitled to any principal distributions prior to the applicable Stepdown Date or during the continuation of a Trigger Event (unless the more senior Classes in the applicable Certificate Group have been paid in full). Because of the disproportionate distribution of principal to the Class A Certificates, depending on the timing of realized losses, the Subordinated Certificates may bear a disproportionate percentage of the realized losses on the related Home Equity Loans.

     The Substitute Servicer may become entitled to the Supplemental Servicing Fee which is based, in part, on the delinquency rates on the Home Equity Loans. The payment of this fee will reduce the Interest Funds related to such Loan Group available to cover losses, create overcollateralization and make required interest distributions on the related Subordinated Certificates.

STRUCTURING ASSUMPTIONS

     The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the "Structuring Assumptions"): (i) the Home Equity Loans in Loan Group I prepay at the specified percentages of HEP (as defined below) and the Home Equity Loans in Loan Group II prepay at the specified percentages of PPC (as defined below), (ii) no defaults or delinquencies in the payment by Mortgagors of principal of and interest on the Home Equity Loans are experienced, (iii) the initial Class Principal Balance of each Class of Offered Certificates is as set forth on the cover page hereof,
(iv) interest accrues on each Class of Offered Certificates in each period at the applicable Pass-Through Rate or initial Pass-Through Rate described herein,
(v) distributions in respect of the Offered Certificates are received in cash on the 15th day of each month commencing in January 1999, (vi) the Servicer does not exercise its option to repurchase the Home Equity Loans described herein under "The Pooling and Servicing Agreement--Realization Upon Defaulted Home Equity Loans," and, with respect to Certificate Group I, the Home Equity Loans are purchased by the holder of the Residual Certificates on the first Optional Termination Date and, with respect to Certificate Group II, the Home Equity Loans are not purchased by the holder of the Residual Certificates on the first Optional Termination Date (except as indicated with respect to the weighted average lives), (vii) the Group I Certificates and the Group II Certificates are purchased on December 30, 1998, (viii) scheduled payments on the Home Equity Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (ix) prepayments represent prepayments in full of individual Home Equity Loans and are received on the last day of each month and include 30 days' interest thereon, commencing in the calendar month of the Closing Date, (x) the scheduled monthly payment for each Home Equity Loan has been calculated based on the assumed Home Equity Loan characteristics set forth in the following table such that each Home Equity Loan will amortize in amounts sufficient to repay the balance of such Home Equity Loan by its indicated remaining amortizing term, (xi) all of the indicated Subsequent Loans purchased with funds from the Pre-Funding Accounts are purchased during February 1999 as indicated in the following table, (xii) the Trust consists of 36 Home Equity Loans with the characteristics set forth in the following table, (xiii) the levels of 6-Month LIBOR, CMT and 1-Month LIBOR remain constant at 5.04%, 4.46% and 5.03%, respectively, (xiv) the Mortgage Rate for each ARM is adjusted on its next Change Date (and on subsequent Change Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Index and (b) the Gross Margin (such sum being subject to the applicable Periodic Rate Cap), (xv) the Servicing Fee Rate is 0.50% per annum for each Home Equity Loan, and (xvi) each Specified Overcollateralization Amount declines in accordance with its terms. While it is assumed that each of the Home Equity Loans prepays at the specified percentages of HEP or PPC, as applicable, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Home Equity Loans which will be delivered to the Trustee (including Subsequent Loans) and characteristics of the Home Equity Loans assumed in preparing the tables herein.

     Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The model used with respect to Loan Group I is the Home Equity Prepayment ("HEP") assumption. HEP assumes that a pool of loans prepays in the first month of the life of such loan at a constant prepayment rate that corresponds in CPR to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. "CPR" represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. The model used with respect to Loan Group II is the Prepayment Curve ("PPC"). 100% PPC assumes (i) for ARMs with initial Change Dates after 24 months (" 3/27 Loans"), a CPR of 4% in month one of the life of such home equity loans, increasing in a linear fashion to 30% CPR in month 30, remaining constant at 30% CPR for months 30 to 40 and reducing to 25% CPR in month 41 and thereafter and (ii) for all other ARMs, a CPR of 28%. Neither model purports to be either an historical description of the prepayment experience of any pool of home equity loans or a prediction of the anticipated rate of prepayment of any home equity loans, including the Home Equity Loans to be included in the Loan Groups.

                              PREPAYMENT SCENARIOS

                         SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
                         ----------    -----------    ------------    -----------    ----------
Fixed Rate Loans(1)...         0%           18%             25%            27%            32%
ARMs(2)...............         0%          100%            100%           100%           100%

                         SCENARIO VI    SCENARIO VII    SCENARIO VIII    SCENARIO IX    SCENARIO X
                         -----------    ------------    -------------    -----------    ----------
Fixed Rate Loans(1)...         0%           18.75%            25%           37.50%           50%
ARMs(2)...............         0%              75%           100%             150%          200%

------------------
(1) As a percentage of HEP.
(2) As a percentage of PPC.

DECREMENT TABLES

     The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Class Principal Balance of the Classes of Offered Certificates that would be outstanding after each of the dates shown under the various Prepayment Scenarios, and the corresponding weighted average lives of such Classes. It is not likely that (i) all of the Home Equity Loans will have the characteristics assumed, the Home Equity Loans will prepay in accordance with the specified Prepayment Scenarios, or at any other constant percentage or
(ii) the levels of 1-Month LIBOR, CMT and 6-Month LIBOR will remain constant at the levels assumed or at any other levels. Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables under the specified Prepayment Scenarios even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.

                                                                   ORIGINAL       REMAINING      REMAINING
                                                       CURRENT     TERM TO        TERM TO        AMORTIZING
                                                       MORTGAGE    MATURITY       MATURITY        TERM           GROSS
                               PRINCIPAL BALANCE($)    RATE(%)     (IN MONTHS)    (IN MONTHS)    (IN MONTHS)    MARGIN(%)
                               --------------------    --------    -----------    -----------    -----------    ----------
LOAN GROUP ONE
Fixed.......................       22,617,720.64        11.403         113            112            112          n/a
Fixed.......................      125,921,250.00        10.868         178            176            176          n/a
Fixed.......................       55,647,924.05        10.764         250            248            248          n/a
Fixed.......................      200,364,040.97        10.450         360            358            358          n/a
Fixed(2)....................        3,277,417.34        12.337         295            293            293          n/a
Fixed Balloon...............       10,707,533.01        10.239         177            174            356          n/a
Fixed(1)....................       64,808,850.11        10.644         279            279            279          n/a
Fixed(1)....................       41,655,263.88        10.605         278            278            278          n/a
LOAN GROUP TWO
6-Month LIBOR...............          869,000.22         8.696         360            355            355           6.758
6-Month LIBOR(1)............          258,129.12         8.696         358            358            358           6.758
6-Month LIBOR...............        4,874,338.99         8.581         360            356            356           6.170
6-Month LIBOR(1)............        1,447,880.90         8.581         358            358            358           6.170
6-Month LIBOR...............        5,268,326.09         8.610         355            352            352           5.949
6-Month LIBOR(1)............        1,564,911.41         8.610         355            355            355           5.949
6-Month LIBOR...............        2,921,453.00        10.136         339            337            337           5.086
6-Month LIBOR(1)............          867,792.74        10.136         339            339            339           5.086
6-Month LIBOR...............        1,291,313.01         9.539         342            341            341           5.019
6-Month LIBOR(1)............          383,573.54         9.539         342            342            342           5.019
6-Month LIBOR...............        6,942,103.65         9.817         336            335            335           5.509
6-Month LIBOR(1)............        2,062,092.79         9.817         336            336            336           5.509
6-Month LIBOR...............        3,755,694.50         9.019         359            357            357           5.748
1-Year CMT..................           98,677.80         9.125         360            353            353           5.750
1-Year CMT(1)...............           29,311.40         9.125         358            358            358           5.750
1-Year CMT..................          290,762.77         9.592         281            280            280           5.523
1-Year CMT(1)...............           86,368.61         9.592         281            281            281           5.523
1-Year CMT..................           61,832.04         8.125         349            230            230           2.750
1-Year CMT(1)...............           18,366.68         8.125         349            349            349           2.750
6-Month LIBOR(1)(3).........        1,115,597.08         9.019         358            358            358           5.748
6-Month LIBOR(3)............      110,798,364.47         9.982         350            348            348           5.381
6-Month LIBOR(1)(3).........       32,911,710.88         9.982         350            350            350           5.381
6-Month LIBOR(3)............       34,695,470.50        10.604         351            351            351           5.515
6-Month LIBOR(1)(3).........       10,305,994.13        10.604         351            351            351           5.515
1-Year CMT(3)...............        1,257,769.41        10.509         337            335            335           5.446
1-Year CMT(1)(3)............          373,609.70        10.509         337            337            337           5.446
1-Year CMT(3)...............          346,600.00        10.198         327            327            327           4.745
1-Year CMT(1)(3)............          102,954.58        10.198         327            327            327           4.745


                              MONTHS TO                              INITIAL        SUBSEQUENT
                              NEXT RATE      LIFETIME    LIFETIME    PERIODIC       PERIODIC
                              CHANGE DATE    CAP(%)      FLOOR(%)    RATE CAP(%)    RATE CAP(%)
                              -----------    --------    --------    -----------    -----------
LOAN GROUP ONE
Fixed.......................    n/a            n/a         n/a         n/a            n/a
Fixed.......................    n/a            n/a         n/a         n/a            n/a
Fixed.......................    n/a            n/a         n/a         n/a            n/a
Fixed.......................    n/a            n/a         n/a         n/a            n/a
Fixed(2)....................    n/a            n/a         n/a         n/a            n/a
Fixed Balloon...............    n/a            n/a         n/a         n/a            n/a
Fixed(1)....................    n/a            n/a         n/a         n/a            n/a
Fixed(1)....................    n/a            n/a         n/a         n/a            n/a
LOAN GROUP TWO
6-Month LIBOR...............        2         14.696       8.572        1.000          1.000
6-Month LIBOR(1)............        2         14.696       8.572        1.000          1.000
6-Month LIBOR...............        3         14.918       8.450        1.018          1.000
6-Month LIBOR(1)............        3         14.918       8.450        1.018          1.000
6-Month LIBOR...............        4         15.453       8.584        1.000          1.000
6-Month LIBOR(1)............        4         15.453       8.584        1.000          1.000
6-Month LIBOR...............        5         16.230      10.136        1.000          1.000
6-Month LIBOR(1)............        5         16.230      10.136        1.000          1.000
6-Month LIBOR...............        6         15.539       9.539        1.000          1.000
6-Month LIBOR(1)............        6         15.539       9.539        1.000          1.000
6-Month LIBOR...............        7         15.865       9.804        1.010          1.010
6-Month LIBOR(1)............        7         15.865       9.804        1.010          1.010
6-Month LIBOR...............       23         15.524       8.527        2.486          1.200
1-Year CMT..................        3         15.125       7.125        2.000          2.000
1-Year CMT(1)...............        3         15.125       7.125        2.000          2.000
1-Year CMT..................       11         15.592       8.003        2.000          2.000
1-Year CMT(1)...............       11         15.592       8.003        2.000          2.000
1-Year CMT..................       14         13.500       5.500        2.000          2.000
1-Year CMT(1)...............       14         13.500       5.500        2.000          2.000
6-Month LIBOR(1)(3).........       23         15.524       8.527        2.486          1.200
6-Month LIBOR(3)............       35         15.988       8.587        1.910          1.001
6-Month LIBOR(1)(3).........       35         15.988       8.587        1.910          1.001
6-Month LIBOR(3)............       37         16.604       9.859        1.406          1.000
6-Month LIBOR(1)(3).........       37         16.604       9.859        1.406          1.000
1-Year CMT(3)...............       35         16.573       8.737        2.150          2.031
1-Year CMT(1)(3)............       35         16.573       8.737        2.150          2.031
1-Year CMT(3)...............       37         16.198      10.198        2.000          2.000
1-Year CMT(1)(3)............       37         16.198      10.198        2.000          2.000

------------------
(1) Assumes transfer to the respective Loan Group in February 1999 with monthly payments calculated thereafter using the assumed characteristics set forth above. During the first two interest Accrual Periods, interest is assumed to be available at a rate equal to the Current Mortgage Rate less the Servicing Fee.
(2) Assumes the Current Mortgage Rate is reduced on October 1, 1999 by 1.00% and the scheduled monthly payment is recalculated for the November 1, 1999 principal and interest payment.
(3) Such Home Equity Loans are the 3/27 Loans.

                       PERCENT OF INITIAL CLASS PRINCIPAL
                              BALANCE OUTSTANDING*

                                                CLASS AF-1                           CLASS AF-2
                                           PREPAYMENT SCENARIOS                  PREPAYMENT SCENARIOS
           DISTRIBUTION               -------------------------------      --------------------------------
               DATE                    I     II     III    IV      V        I      II     III    IV      V
-----------------------------------   ---    ---    ---    ---    ---      ----    ---    ---    ---    ---
Initial Percent....................   100%   100%   100%   100%   100%      100%   100%   100%   100%   100%
December 1999......................    84    52     39     35     26        100    100    100    100    100
December 2000......................    78     6      0      0      0        100    100    59     44       8
December 2001......................    73     0      0      0      0        100    36      0      0       0
December 2002......................    68     0      0      0      0        100     0      0      0       0
December 2003......................    62     0      0      0      0        100     0      0      0       0
December 2004......................    56     0      0      0      0        100     0      0      0       0
December 2005......................    49     0      0      0      0        100     0      0      0       0
December 2006......................    43     0      0      0      0        100     0      0      0       0
December 2007......................    36     0      0      0      0        100     0      0      0       0
December 2008......................    29     0      0      0      0        100     0      0      0       0
December 2009......................    22     0      0      0      0        100     0      0      0       0
December 2010......................    13     0      0      0      0        100     0      0      0       0
December 2011......................     3     0      0      0      0        100     0      0      0       0
December 2012......................     0     0      0      0      0         81     0      0      0       0
December 2013......................     0     0      0      0      0         48     0      0      0       0
December 2014......................     0     0      0      0      0         40     0      0      0       0
December 2015......................     0     0      0      0      0         32     0      0      0       0
December 2016......................     0     0      0      0      0         24     0      0      0       0
December 2017......................     0     0      0      0      0         14     0      0      0       0
December 2018......................     0     0      0      0      0          3     0      0      0       0
December 2019......................     0     0      0      0      0          0     0      0      0       0
December 2020......................     0     0      0      0      0          0     0      0      0       0
December 2021......................     0     0      0      0      0          0     0      0      0       0
December 2022......................     0     0      0      0      0          0     0      0      0       0
December 2023......................     0     0      0      0      0          0     0      0      0       0
December 2024......................     0     0      0      0      0          0     0      0      0       0
December 2025......................     0     0      0      0      0          0     0      0      0       0
December 2026......................     0     0      0      0      0          0     0      0      0       0
December 2027......................     0     0      0      0      0          0     0      0      0       0
December 2028......................     0     0      0      0      0          0     0      0      0       0
                                      ---    ---    ---    ---    ---      ----    ---    ---    ---    ---
Weighted Average Life (years)(1)...   6.7    1.1    0.9    0.8    0.7      15.9    2.8    2.1    2.0    1.7
                                      ---    ---    ---    ---    ---      ----    ---    ---    ---    ---
                                      ---    ---    ---    ---    ---      ----    ---    ---    ---    ---

------------------
 * Rounded to the nearest whole percentage.

(1) The weighted average life of an Offered Certificate is determined by
    (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Certificate referred to in clause (a).

                       PERCENT OF INITIAL CLASS PRINCIPAL
                              BALANCE OUTSTANDING*

                                                   CLASS AF-3                                 CLASS AF-4
                                               PREPAYMENT SCENARIOS                       PREPAYMENT SCENARIOS
            DISTRIBUTION               ------------------------------------       ------------------------------------
                DATE                    I       II      III     IV       V         I       II      III     IV       V
------------------------------------   ----     ---     ---     ---     ---       ----     ---     ---     ---     ---
Initial Percent.....................    100%    100%    100%    100%    100%       100%    100%    100%    100%    100%
December 1999.......................    100     100     100     100     100        100     100     100     100     100
December 2000.......................    100     100     100     100     100        100     100     100     100     100
December 2001.......................    100     100      0       0       0         100     100     97       0        0
December 2002.......................    100     85       0       0       0         100     100     34       0        0
December 2003.......................    100     17       0       0       0         100     100      0       0        0
December 2004.......................    100      0       0       0       0         100     49       0       0        0
December 2005.......................    100      0       0       0       0         100      0       0       0        0
December 2006.......................    100      0       0       0       0         100      0       0       0        0
December 2007.......................    100      0       0       0       0         100      0       0       0        0
December 2008.......................    100      0       0       0       0         100      0       0       0        0
December 2009.......................    100      0       0       0       0         100      0       0       0        0
December 2010.......................    100      0       0       0       0         100      0       0       0        0
December 2011.......................    100      0       0       0       0         100      0       0       0        0
December 2012.......................    100      0       0       0       0         100      0       0       0        0
December 2013.......................    100      0       0       0       0         100      0       0       0        0
December 2014.......................    100      0       0       0       0         100      0       0       0        0
December 2015.......................    100      0       0       0       0         100      0       0       0        0
December 2016.......................    100      0       0       0       0         100      0       0       0        0
December 2017.......................    100      0       0       0       0         100      0       0       0        0
December 2018.......................    100      0       0       0       0         100      0       0       0        0
December 2019.......................     73      0       0       0       0         100      0       0       0        0
December 2020.......................     41      0       0       0       0         100      0       0       0        0
December 2021.......................      4      0       0       0       0         100      0       0       0        0
December 2022.......................      0      0       0       0       0          58      0       0       0        0
December 2023.......................      0      0       0       0       0          20      0       0       0        0
December 2024.......................      0      0       0       0       0           0      0       0       0        0
December 2025.......................      0      0       0       0       0           0      0       0       0        0
December 2026.......................      0      0       0       0       0           0      0       0       0        0
December 2027.......................      0      0       0       0       0           0      0       0       0        0
December 2028.......................      0      0       0       0       0           0      0       0       0        0
                                       ----     ---     ---     ---     ---       ----     ---     ---     ---     ---
Weighted Average Life (years)(1)....   21.7     4.5     2.8     2.6     2.2       24.2     6.0     3.9     2.9     2.4
                                       ----     ---     ---     ---     ---       ----     ---     ---     ---     ---
                                       ----     ---     ---     ---     ---       ----     ---     ---     ---     ---

------------------
 * Rounded to the nearest whole percentage.

(1) The weighted average life of an Offered Certificate is determined by
    (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Certificate referred to in clause (a).

                       PERCENT OF INITIAL CLASS PRINCIPAL
                              BALANCE OUTSTANDING*

                                                  CLASS AF-5                                    CLASS AF-6
                                              PREPAYMENT SCENARIOS                         PREPAYMENT SCENARIOS
           DISTRIBUTION               ------------------------------------       -----------------------------------------
               DATE                    I       II      III     IV       V         I        II       III       IV       V
-----------------------------------   ----     ---     ---     ---     ---       ----     ----     -----     ----     ----
Initial Percent....................    100%    100%    100%    100%    100%       100%    100%       100%    100%      100%
December 1999......................    100     100     100     100     100        100     100        100     100       100
December 2000......................    100     100     100     100     100        100     100        100     100       100
December 2001......................    100     100     100     95       0         100     100        100     100         0
December 2002......................    100     100     100     75       0         100     100        100     100         0
December 2003......................    100     100     28       0       0         100     100        100      83         0
December 2004......................    100     100      0       0       0         100     100         80      50         0
December 2005......................    100     90       0       0       0         100     100         58      35         0
December 2006......................    100     84       0       0       0         100     100          0       0         0
December 2007......................    100     58       0       0       0         100     100          0       0         0
December 2008......................    100      0       0       0       0         100       0          0       0         0
December 2009......................    100      0       0       0       0         100       0          0       0         0
December 2010......................    100      0       0       0       0         100       0          0       0         0
December 2011......................    100      0       0       0       0         100       0          0       0         0
December 2012......................    100      0       0       0       0         100       0          0       0         0
December 2013......................    100      0       0       0       0         100       0          0       0         0
December 2014......................    100      0       0       0       0         100       0          0       0         0
December 2015......................    100      0       0       0       0         100       0          0       0         0
December 2016......................    100      0       0       0       0         100       0          0       0         0
December 2017......................    100      0       0       0       0         100       0          0       0         0
December 2018......................    100      0       0       0       0         100       0          0       0         0
December 2019......................    100      0       0       0       0         100       0          0       0         0
December 2020......................    100      0       0       0       0         100       0          0       0         0
December 2021......................    100      0       0       0       0         100       0          0       0         0
December 2022......................    100      0       0       0       0         100       0          0       0         0
December 2023......................    100      0       0       0       0         100       0          0       0         0
December 2024......................     78      0       0       0       0         100       0          0       0         0
December 2025......................     31      0       0       0       0         100       0          0       0         0
December 2026......................      0      0       0       0       0           0       0          0       0         0
December 2027......................      0      0       0       0       0           0       0          0       0         0
December 2028......................      0      0       0       0       0           0       0          0       0         0
                                      ----     ---     ---     ---     ---       ----     ----     -----     ----     ----
Weighted Average Life (years)(1)...   26.6     8.9     4.8     4.2     2.6       27.6     9.7        7.1     6.2       2.8
                                      ----     ---     ---     ---     ---       ----     ----     -----     ----     ----
                                      ----     ---     ---     ---     ---       ----     ----     -----     ----     ----

------------------
 * Rounded to the nearest whole percentage.

(1) The weighted average life of an Offered Certificate is determined by
    (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Certificate referred to in clause (a).

                       PERCENT OF INITIAL CLASS PRINCIPAL
                              BALANCE OUTSTANDING*

                                                  CLASS AF-7                                    CLASS AF-8
                                              PREPAYMENT SCENARIOS                         PREPAYMENT SCENARIOS
           DISTRIBUTION               ------------------------------------       -----------------------------------------
               DATE                    I       II      III     IV       V         I        II       III       IV       V
-----------------------------------   ----     ---     ---     ---     ---       ----     ----     -----     ----     ----
Initial Percent....................    100%    100%    100%    100%    100%       100%    100%       100%    100%      100%
December 1999......................    100     100     100     100     100         92      77         71      69        64
December 2000......................    100     100     100     100     100         89      55         42      39        31
December 2001......................    100     100     100     100     97          87      37         22      19        10
December 2002......................     99     86      94      98      97          84      27         19      18        10
December 2003......................     97     78      82      84      90          81      22         14      13         9
December 2004......................     94     65      63      64      59          78      17         10       9         6
December 2005......................     89     52      46      45       0          74      14          7       6         0
December 2006......................     75     25       0       0       0          70      11          0       0         0
December 2007......................     61     12       0       0       0          65       8          0       0         0
December 2008......................     49      0       0       0       0          61       0          0       0         0
December 2009......................     38      0       0       0       0          56       0          0       0         0
December 2010......................     29      0       0       0       0          51       0          0       0         0
December 2011......................     20      0       0       0       0          45       0          0       0         0
December 2012......................     12      0       0       0       0          39       0          0       0         0
December 2013......................      6      0       0       0       0          31       0          0       0         0
December 2014......................      5      0       0       0       0          29       0          0       0         0
December 2015......................      4      0       0       0       0          27       0          0       0         0
December 2016......................      3      0       0       0       0          25       0          0       0         0
December 2017......................      2      0       0       0       0          23       0          0       0         0
December 2018......................      2      0       0       0       0          20       0          0       0         0
December 2019......................      1      0       0       0       0          18       0          0       0         0
December 2020......................      1      0       0       0       0          15       0          0       0         0
December 2021......................      0      0       0       0       0          13       0          0       0         0
December 2022......................      0      0       0       0       0          11       0          0       0         0
December 2023......................      0      0       0       0       0          10       0          0       0         0
December 2024......................      0      0       0       0       0           8       0          0       0         0
December 2025......................      0      0       0       0       0           6       0          0       0         0
December 2026......................      0      0       0       0       0           0       0          0       0         0
December 2027......................      0      0       0       0       0           0       0          0       0         0
December 2028......................      0      0       0       0       0           0       0          0       0         0
                                      ----     ---     ---     ---     ---       ----     ----     -----     ----     ----
Weighted Average Life (years)(1)...   10.4     6.7     6.4     6.4     6.0       12.6     3.2        2.4     2.2       1.8
                                      ----     ---     ---     ---     ---       ----     ----     -----     ----     ----
                                      ----     ---     ---     ---     ---       ----     ----     -----     ----     ----

------------------
 * Rounded to the nearest whole percentage.

(1) The weighted average life of an Offered Certificate is determined by
    (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Certificate referred to in clause (a).

                       PERCENT OF INITIAL CLASS PRINCIPAL
                              BALANCE OUTSTANDING*

                                                  CLASS MF-1                                    CLASS MF-2
                                              PREPAYMENT SCENARIOS                         PREPAYMENT SCENARIOS
           DISTRIBUTION               ------------------------------------       -----------------------------------------
               DATE                    I       II      III     IV       V         I        II       III       IV       V
-----------------------------------   ----     ---     ---     ---     ---       ----     ----     -----     ----     ----
Initial Percent....................    100%    100%    100%    100%    100%       100%    100%       100%    100%      100%
December 1999......................    100     100     100     100     100        100     100        100     100       100
December 2000......................    100     100     100     100     100        100     100        100     100       100
December 2001......................    100     100     100     100     100        100     100        100     100       100
December 2002......................    100     89      64      58      85         100      89         64      58        45
December 2003......................    100     71      47      41      30         100      71         47      41        30
December 2004......................    100     57      34      29      20         100      57         34      29        20
December 2005......................    100     45      25      21       0         100      45         25      21         0
December 2006......................    100     35       0       0       0         100      35          0       0         0
December 2007......................    100     28       0       0       0         100      28          0       0         0
December 2008......................    100      0       0       0       0         100       0          0       0         0
December 2009......................    100      0       0       0       0         100       0          0       0         0
December 2010......................    100      0       0       0       0         100       0          0       0         0
December 2011......................    100      0       0       0       0         100       0          0       0         0
December 2012......................    100      0       0       0       0         100       0          0       0         0
December 2013......................    100      0       0       0       0         100       0          0       0         0
December 2014......................     95      0       0       0       0          95       0          0       0         0
December 2015......................     89      0       0       0       0          89       0          0       0         0
December 2016......................     82      0       0       0       0          82       0          0       0         0
December 2017......................     75      0       0       0       0          75       0          0       0         0
December 2018......................     67      0       0       0       0          67       0          0       0         0
December 2019......................     58      0       0       0       0          58       0          0       0         0
December 2020......................     51      0       0       0       0          51       0          0       0         0
December 2021......................     43      0       0       0       0          43       0          0       0         0
December 2022......................     36      0       0       0       0          36       0          0       0         0
December 2023......................     32      0       0       0       0          32       0          0       0         0
December 2024......................     26      0       0       0       0          26       0          0       0         0
December 2025......................     20      0       0       0       0          20       0          0       0         0
December 2026......................      0      0       0       0       0           0       0          0       0         0
December 2027......................      0      0       0       0       0           0       0          0       0         0
December 2028......................      0      0       0       0       0           0       0          0       0         0
                                      ----     ---     ---     ---     ---       ----     ----     -----     ----     ----
Weighted Average Life (years)(1)...   22.3     6.8     5.2     5.0     4.9       22.3     6.8        5.2     4.9       4.5
                                      ----     ---     ---     ---     ---       ----     ----     -----     ----     ----
                                      ----     ---     ---     ---     ---       ----     ----     -----     ----     ----

------------------
 * Rounded to the nearest whole percentage.

(1) The weighted average life of an Offered Certificate is determined by
    (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Certificate referred to in clause (a).

                       PERCENT OF INITIAL CLASS PRINCIPAL
                              BALANCE OUTSTANDING*

                                                                                            CLASS BF-1
                                                                                        PREPAYMENT SCENARIOS
                                DISTRIBUTION                                    ------------------------------------
                                    DATE                                         I       II      III     IV       V
-----------------------------------------------------------------------------   ----     ---     ---     ---     ---
Initial Percent..............................................................    100%    100%    100%    100%    100%
December 1999................................................................    100     100     100     100     100
December 2000................................................................    100     100     100     100     100
December 2001................................................................    100     100     100     100     100
December 2002................................................................    100     89      64      58       45
December 2003................................................................    100     71      47      41       30
December 2004................................................................    100     57      34      29       20
December 2005................................................................    100     45      25      21        0
December 2006................................................................    100     35       0       0        0
December 2007................................................................    100     28       0       0        0
December 2008................................................................    100      0       0       0        0
December 2009................................................................    100      0       0       0        0
December 2010................................................................    100      0       0       0        0
December 2011................................................................    100      0       0       0        0
December 2012................................................................    100      0       0       0        0
December 2013................................................................    100      0       0       0        0
December 2014................................................................     95      0       0       0        0
December 2015................................................................     89      0       0       0        0
December 2016................................................................     82      0       0       0        0
December 2017................................................................     75      0       0       0        0
December 2018................................................................     67      0       0       0        0
December 2019................................................................     58      0       0       0        0
December 2020................................................................     51      0       0       0        0
December 2021................................................................     43      0       0       0        0
December 2022................................................................     36      0       0       0        0
December 2023................................................................     32      0       0       0        0
December 2024................................................................     26      0       0       0        0
December 2025................................................................     20      0       0       0        0
December 2026................................................................      0      0       0       0        0
December 2027................................................................      0      0       0       0        0
December 2028................................................................      0      0       0       0        0
                                                                                ----     ---     ---     ---     ---
Weighted Average Life (years)(1).............................................   22.3     6.8     5.2     4.9     4.4
                                                                                ----     ---     ---     ---     ---
                                                                                ----     ---     ---     ---     ---

------------------
 * Rounded to the nearest whole percentage.

(1) The weighted average life of an Offered Certificate is determined by
    (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Certificate referred to in clause (a).

                       PERCENT OF INITIAL CLASS PRINCIPAL
                              BALANCE OUTSTANDING*

                                                     CLASS AV-1                                    CLASS MV-1
                                                PREPAYMENT SCENARIOS                          PREPAYMENT SCENARIOS
            DISTRIBUTION                -------------------------------------       -----------------------------------------
                DATE                     VI      VII     VIII     IX       X         VI      VII      VIII       IX       X
-------------------------------------   ----     ---     ----     ---     ---       ----     ----     -----     ----     ----
Initial Percent......................    100%    100%    100%     100%    100%       100%     100%      100%     100%     100%
December 1999........................     96      83      79       71      62        100      100       100      100      100
December 2000........................     95      63      53       35      19        100      100       100      100      100
December 2001........................     94      40      26        2       0        100      100       100      100        0
December 2002........................     93      26      20        2       0        100       93        70      100        0
December 2003........................     91      21      15        2       0        100       75        52       57        0
December 2004........................     90      17      11        2       0        100       60        38       28        0
December 2005........................     89      14       8        2       0        100       48        28       10        0
December 2006........................     87      11       6        1       0        100       38        21        5        0
December 2007........................     85       9       4        1       0        100       31        15        3        0
December 2008........................     84       7       3        1       0        100       24        11        1        0
December 2009........................     81       6       2        0       0        100       20         8        0        0
December 2010........................     79       4       2        0       0        100       15         6        0        0
December 2011........................     76       3       1        0       0        100       12         4        0        0
December 2012........................     73       3       1        0       0        100       10         3        0        0
December 2013........................     70       2       1        0       0        100        8         2        0        0
December 2014........................     67       2       0        0       0        100        6         0        0        0
December 2015........................     63       1       0        0       0        100        5         0        0        0
December 2016........................     58       1       0        0       0        100        4         0        0        0
December 2017........................     53       1       0        0       0        100        3         0        0        0
December 2018........................     48       1       0        0       0        100        1         0        0        0
December 2019........................     41       0       0        0       0        100        0         0        0        0
December 2020........................     35       0       0        0       0        100        0         0        0        0
December 2021........................     28       0       0        0       0         99        0         0        0        0
December 2022........................     24       0       0        0       0         86        0         0        0        0
December 2023........................     21       0       0        0       0         73        0         0        0        0
December 2024........................     16       0       0        0       0         58        0         0        0        0
December 2025........................     12       0       0        0       0         41        0         0        0        0
December 2026........................      6       0       0        0       0         23        0         0        0        0
December 2027........................      1       0       0        0       0          4        0         0        0        0
December 2028........................      0       0       0        0       0          0        0         0        0        0
                                        ----     ---     ----     ---     ---       ----     ----     -----     ----     ----
Weighted Average Life (years)(1).....   18.0     3.6     2.8      1.7     1.3       26.3      8.0       6.1      5.5      2.7
Weighted Average Life (years)(1)(2)..   18.0     3.4     2.6      1.6     1.3       26.1      7.1       5.4      4.9      2.7
                                        ----     ---     ----     ---     ---       ----     ----     -----     ----     ----
                                        ----     ---     ----     ---     ---       ----     ----     -----     ----     ----

------------------
 * Rounded to the nearest whole percentage.

(1) The weighted average life of an Offered Certificate is determined by
    (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Certificate referred to in clause (a).

(2) To the Optional Termination Date.

                       PERCENT OF INITIAL CLASS PRINCIPAL
                              BALANCE OUTSTANDING*

                                                           CLASS MV-2                               CLASS BV-1
                                                       PREPAYMENT SCENARIOS                     PREPAYMENT SCENARIOS
                DISTRIBUTION                   ------------------------------------     ------------------------------------
                    DATE                        VI     VII     VIII     IX      X        VI     VII     VIII     IX      X
--------------------------------------------   ----    ----    ----    ----    ----     ----    ----    ----    ----    ----
Initial Percent.............................    100%    100%    100%    100%    100%     100%    100%    100%    100%    100%
December 1999...............................    100     100     100     100     100      100     100     100     100     100
December 2000...............................    100     100     100     100     100      100     100     100     100     100
December 2001...............................    100     100     100     100      66      100     100     100     100     100
December 2002...............................    100      93      70      43      66      100      93      70      37      40
December 2003...............................    100      75      52      23      41      100      75      52      23       8
December 2004...............................    100      60      38      14      20      100      60      38      14       1
December 2005...............................    100      48      28       9       7      100      48      28       9       0
December 2006...............................    100      38      21       5       0      100      38      21       4       0
December 2007...............................    100      31      15       2       0      100      31      15       0       0
December 2008...............................    100      24      11       0       0      100      24      11       0       0
December 2009...............................    100      20       8       0       0      100      20       8       0       0
December 2010...............................    100      15       6       0       0      100      15       6       0       0
December 2011...............................    100      12       4       0       0      100      12       2       0       0
December 2012...............................    100      10       2       0       0      100      10       0       0       0
December 2013...............................    100       8       0       0       0      100       8       0       0       0
December 2014...............................    100       6       0       0       0      100       5       0       0       0
December 2015...............................    100       5       0       0       0      100       2       0       0       0
December 2016...............................    100       3       0       0       0      100       0       0       0       0
December 2017...............................    100       1       0       0       0      100       0       0       0       0
December 2018...............................    100       0       0       0       0      100       0       0       0       0
December 2019...............................    100       0       0       0       0      100       0       0       0       0
December 2020...............................    100       0       0       0       0      100       0       0       0       0
December 2021...............................     99       0       0       0       0       99       0       0       0       0
December 2022...............................     86       0       0       0       0       86       0       0       0       0
December 2023...............................     73       0       0       0       0       73       0       0       0       0
December 2024...............................     58       0       0       0       0       58       0       0       0       0
December 2025...............................     41       0       0       0       0       41       0       0       0       0
December 2026...............................     23       0       0       0       0       23       0       0       0       0
December 2027...............................      0       0       0       0       0        0       0       0       0       0
December 2028...............................      0       0       0       0       0        0       0       0       0       0
                                               ----    ----    ----    ----    ----     ----    ----    ----    ----    ----
Weighted Average Life (years)(1)............   26.3     8.0     6.0     4.5     4.7     26.3     7.9     6.0     4.3     4.0
Weighted Average Life (years)(1)(2).........   26.1     7.1     5.4     4.2     3.4     26.1     7.1     5.4     3.9     3.6
                                               ----    ----    ----    ----    ----     ----    ----    ----    ----    ----
                                               ----    ----    ----    ----    ----     ----    ----    ----    ----    ----

------------------
 * Rounded to the nearest whole percentage.

(1) The weighted average life of an Offered Certificate is determined by
    (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Certificate referred to in clause (a).

(2) To the Optional Termination Date.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each Class of Offered Certificates will be issued in original principal amounts of $25,000 and integral multiples of $1,000 in excess thereof. The Trust also will issue a residual class in the REMIC created by the Trust (the "Residual Certificates") which are not being offered hereby.

DISTRIBUTION DATES AND DISTRIBUTIONS

     On the 15th day of each month, or, if such day is not a business day then the next succeeding business day, commencing in January 1999 (each, a "Distribution Date"), the Trustee will be required to distribute to the Owners of record of the Certificates as of the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (the "Record Date"), such Owners' Percentage Interests in the amounts required to be distributed to the Owners of each Class of Certificates on such Distribution Date.

     Each Owner of record of a Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Distribution Date to the Owners of the related Class of Certificates. The "Percentage Interest" of each Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Certificate as of the Closing Date by the Class Principal Balance of the applicable Class of Certificates as of the Closing Date.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners" or "Owners" or "Holders") will hold their Offered Certificates through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC. Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities--Book-Entry Registration" in the Prospectus and Annex I hereto.

     None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

FLOW OF FUNDS AND DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     The Principal and Interest Accounts. The Pooling and Servicing Agreement requires the Servicer to establish one or more custodial accounts with respect to each Loan Group (each, a "Principal and Interest Account") on behalf of the Trustee at a depository institution meeting the requirements set forth in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement requires the Servicer to deposit all collections (other than amounts escrowed for taxes and insurance) related to the Home Equity Loans in a Loan Group to the applicable Principal and Interest Account on a daily basis (but no later than the first business day after receipt). All funds in the Principal and Interest Accounts are required to be invested in Eligible Investments. Investment earnings on funds held in the Principal and Interest Account are for the account of the Servicer.

     Pursuant to the Pooling and Servicing Agreement, on the tenth day of each month so long as the Initial Servicer is servicing all of the Home Equity Loans, or two business days prior to each Distribution Date once the Substitute Servicer begins servicing all of the Home Equity Loans, (each, a "Remittance Date") commencing in January 1999, the Servicer is required to remit to the Trustee the Interest Remittance Amount and the Principal Remittance Amount (collectively, the "Monthly Remittance Amount") for each Loan Group.

     The "Interest Remittance Amount" for a Loan Group and any Remittance Date will equal the sum of the following with respect to the Home Equity Loans (including Subsequent Loans) in such Loan Group: (i) all scheduled interest collected during the related Remittance Period, less the Servicing Fee and the Supplemental Servicing Fee, (ii) Delinquency Advances, (iii) Compensating Interest and (iv) the interest portion of Net Liquidation Proceeds, Loan Purchase Prices and Substitution Amounts.

     The "Principal Remittance Amount" for a Loan Group and any Remittance Date will equal the sum of the following with respect to the Home Equity Loans (including Subsequent Loans) in such Loan Group: (i) all scheduled principal collected by the Servicer on the Home Equity Loans during the immediately preceding Remittance Period, (ii) any Prepayments, Insurance Proceeds, Net Liquidation Proceeds (but only to the extent that such Net Liquidation Proceeds do not exceed the Loan Balance of the related Home Equity Loan), REO Proceeds and Released Mortgaged Property Proceeds, in each case, only to the extent collected on the Home Equity Loans during the preceding Remittance Period and
(iii) the principal portion of all Loan Purchase Prices and Substitution Amounts with respect to such Remittance Date.

     Delinquency Advances. The Pooling and Servicing Agreement requires the Servicer to advance the interest portion of each scheduled monthly payment that was due during the related Remittance Period but was not received by the Remittance Date ("Delinquency Advances") but only to the extent the Servicer, in good faith, determines that the amount of such advance will be recoverable by it out of late payments by the borrower or Insurance Proceeds, Liquidation Proceeds, REO Proceeds or Released Mortgaged Property Proceeds with respect to that Home Equity Loan.

     The Servicer is permitted to fund its payment of Delinquency Advances on any Remittance Date from collections on the Home Equity Loans deposited in the applicable Principal and Interest Account subsequent to the related Remittance Period, but must reimburse such Principal and Interest Account for any such amounts on or prior to a subsequent Remittance Date on which such amounts are required.

     Accounts. The Pooling and Servicing Agreement provides that the Trustee will create and maintain the Certificate Accounts, the Pre-Funding Accounts, and the Capitalized Interest Accounts. The Pooling and Servicing Agreement provides that the Trustee will (i) deposit each Pre-Funded Amount in the applicable Pre-Funding Account, (ii) deposit the required amounts in each Capitalized Interest Account, and (iii) deposit monthly in the applicable Certificate Account (each, a "Certificate Account") the Monthly Remittance Amount received from the Servicer with respect to the related Home Equity Loans.

     Distributions on Offered Certificates. On each Distribution Date, in preparation of making distributions to Certificate Owners, the Trustee will be required (i) on the Distribution Dates prior to termination of the Pre-Funding Period, to transfer from each Capitalized Interest Account to the related Certificate Account an amount equal to the excess of (a) the Current Interest and the Interest Carryover Amount (if any) for each Class of Certificates, over
(b) the Interest Remittance Amount, and (ii) on the Distribution Date occurring at or immediately following the end of the Pre-Funding Period, to transfer from each Pre-Funding Account to the related Certificate Account the amount remaining on deposit in the related Pre-Funding Account.

     Interest Distributions. On each Distribution Date, the sum of (i) the Interest Remittance Amount, and (ii) amounts transferred from the Capitalized Interest Account to the related Certificate Account (the "Interest Funds") for each Loan Group, will be distributed in the following order of priority, until such Interest Funds have been fully distributed:

          (i) to the Trustee, the fees of the Trustee related to such Loan
     Group;

          (ii) to each Class of the Class A Certificates of the Certificate Group related to such Loan Group, the Current Interest and any Interest Carryover Amount for such Class; provided, however, that if the Interest Funds for the Fixed Rate Certificates are not sufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carryover Amount, the Interest Funds for Loan Group I will be distributed pro rata among each Class of the Group I Class A Certificates based upon the ratio of (x) the sum of the Current Interest and Interest Carryover Amount for each such Class to (y) the total amount of Current Interest and any Interest Carryover Amount for the Group I Class A Certificates;

          (iii) to the Class M-1 Certificates of such Certificate Group, the Current Interest for such Class;

          (iv) to the Class M-2 Certificates of such Certificate Group, the Current Interest for such Class;

          (v) to the Class B-1 Certificates of such Certificate Group, the Current Interest for such Class; and

          (vi) any remainder to be distributed as described below under "--Overcollateralization and Crosscollateralization Provisions."

     "Accrual Period" means with respect to any Distribution Date and (i) the Group I Certificates, the calendar month preceding the month of such Distribution Date and (ii) the Group II Certificates, the period beginning on the Distribution Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Closing Date) and ending on the day preceding such Distribution Date.

     "Current Interest," with respect to each Class of the Offered Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Principal Balance of such Class.

     "Supplemental Servicing Fee" means, for any Distribution Date on which the Substitute Servicer is a servicer, $50.00 (per Remittance Period) per each Home Equity Loan which is 90 days or more delinquent.

     "Interest Carryover Amount," with respect to each Class of the Offered Certificates and each Distribution Date, is the sum of (i) the excess of (A) Current Interest for such Class with respect to prior Distribution Dates (excluding any LIBOR Interest Carryover and any Group I Net Rate Carryover) over
(B) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates and (ii) 30 days' interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate.

     The "Pass-Through Rate" for each Class of Fixed Rate Certificates (other than the Class MF-2 and Class BF-1 Certificates) is the respective rate set forth on the cover of this Prospectus Supplement. The "Pass-Through Rate" for each of the Class MF-2 and Class BF-1 Certificates is the lesser of: (i) the respective rate for each such Class set forth on the cover of this Prospectus Supplement, and (ii) the weighted average Mortgage Rates on the Group I Loans less the Servicing Fee, the Trustee's Fee and the Supplemental Servicing Fee as an annualized percentage of the outstanding principal balance of the Group I Loans (such weighted average rate, the "Group I Net Rate Cap"). The "Pass-Through Rates" per annum for the Adjustable Rate Certificates will be equal to the lesser of (i) the London interbank offered rate for one month United States dollar deposits ("1-Month LIBOR") (calculated as described below under "--Calculation of 1-Month LIBOR") plus the related Pass-Through Margin (as defined below) for such Class, and (ii) the product of (A) the weighted average of the Mortgage Rates on the Group II Loans less the Servicing Fee, the Trustee's Fee and the Supplemental Servicing Fee as an annualized percentage of the outstanding principal balance of the Group II Loans and commencing with the seventh Distribution Date minus 0.75% per annum and (B) a fraction equal to 30 over the actual number of days elapsed in the related Accrual Period (the
"Group II Net Rate Cap").

     The "Pass-Through Margin" for each Class of Adjustable Rate Certificates is as follows: for any Distribution Date on or prior to the Optional Termination
Date: Class AV-1, 0.70%; Class MV-1, 1.25%; Class MV-2, 1.75%; and Class BV-1, 2.75%; and for any Distribution Date after the Optional Termination Date:
Class AV-1, 1.20%; Class MV-1, 1.75%; Class MV-2, 2.25%; and Class BV-1, 3.25%.

     The "LIBOR Interest Carryover" for a Class of Adjustable Rate Certificates on any Distribution Date on which the Pass-Through Rate for such Class is based upon the Group II Net Rate Cap is the excess of (i) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the Group II Net Rate Cap over (ii) the amount of interest such Class received on such Distribution Date based on the Group II Net Rate Cap, up to but not exceeding the weighted average of the Lifetime Rate Caps on the Home Equity Loans in Loan Group II, less the Servicing Fee, the Trustee's Fee and the Supplemental Servicing Fee relating to the Group II Loans together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Group II Net Rate Cap).

     The "Group I Net Rate Carryover" for the Class MF-2 or Class BF-1 Certificates on any Distribution Date on which the Pass-Through Rate for such Class is based upon its Group I Net Rate Cap is the excess of (i) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the Group I Net Rate Cap over (ii) the amount of interest such Class received on such Distribution Date based on the Group I Net Rate Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Group I Net Rate Cap).

     Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to each Loan Group is required to be distributed as follows until such Principal Distribution Amount has been fully distributed:

          (i) to the Class A Certificates of the Certificate Group related to such Loan Group, the related Class A Principal Distribution Amount in respect of such Certificate Group, in the priority described below;

          (ii) to the Class M-1 Certificates of each Certificate Group, the Class M-1 Principal Distribution Amount for such Certificate Group;

          (iii) to the Class M-2 Certificates of each Certificate Group, the Class M-2 Principal Distribution Amount for such Certificate Group;

          (iv) to the Class B-1 Certificates of each Certificate Group, the Class B-1 Principal Distribution Amount for such Certificate Group; and

          (v) any remainder to be distributed as described under "--Overcollateralization and Crosscollateralization Provisions" below.

     The Class A Principal Distribution Amount for Loan Group I will be distributed in the following order of priority:

     1. To the Class AF-8 Certificates, the Class AF-8 Pro Rata Share, until the Class Principal Balance thereof has been reduced to zero.

     2. To the Class AF-7 Certificates, the Class AF-7 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero.

     3. Sequentially, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6 and Class AF-7 Certificates, in that order, until the respective Class Principal Balances thereof have been reduced to zero.

Notwithstanding the foregoing, if the aggregate Class Principal Balances of the Group I Certificates exceed the sum of the aggregate Principal Balance of the Group I Loans plus the Allocated Pre-Funded Amount for Loan Group I, the
Class A Principal Distribution Amount for Loan Group I will be distributed concurrently to all classes of Group I Class A Certificates on a pro rata basis.

     The Class A Principal Distribution Amount for Loan Group II will be distributed to the Class AV-1 Certificates until the Class Principal Balance thereof has been reduced to zero.

     "Allocated Pre-Funded Amount" for either Loan Group and any Distribution Date is the amount on deposit in the related Pre-Funding Account (excluding any investment earnings therein) as of the last day of the related Remittance Period.

     "Principal Distribution Amount," with respect to each Distribution Date and a Certificate Group, is the sum of (i) the Principal Funds for such Distribution Date for such Certificate Group less the Excess Overcollateralization Amount for such Certificate Group and (ii) any Extra Principal Distribution Amount for such Distribution Date for the related Certificate Group.

     "Class AF-8 Pro Rata Share" means for any Distribution Date the product of
(i) the Class A Principal Distribution Amount for Loan Group I and (ii) the Class AF-8 Pro Rata Percentage for the Class AF-8 Certificates for such Distribution Date.

     "Class AF-7 Principal Distribution Amount" means for any Distribution Date, the product of (i) the applicable Priority Percentage, (ii) the Class AF-7 Pro Rata Percentage for the Class AF-7 Certificates for such

Distribution Date and (iii) the Class A Principal Distribution Amount for Loan Group I, less the Class AF-8 Pro Rata Share.

     "Class A Principal Distribution Amount," for a Loan Group is (i) with respect to any Distribution Date prior to the related Stepdown Date (as defined herein) or as to which a Trigger Event (as defined herein) exists, 100% of the Principal Distribution Amount for the related Loan Group for such Distribution Date and (ii) with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event does not exist, the excess of (A) the Class Principal Balance of the Class A Certificates for such Certificate Group immediately prior to such Distribution Date over (B) the lesser of (I) 47.80% for Loan Group I and 41.40% (or 38.80% during a Trigger Event) for Loan
Group II, of the Principal Balances of the Home Equity Loans in such Loan Group as of the last day of the related Remittance Period and (II) the Principal Balances of the Home Equity Loans in such Loan Group as of the last day of the related Remittance Period less approximately $2,625,000 for Loan Group I and approximately $1,125,000 for Loan Group II.

     "Class M-1 Principal Distribution Amount," for a Loan Group and with respect to any Distribution Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Loan Group, is the excess of
(i) the sum for such Loan Group of (A) the Class Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date) and (B) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 62.90% for Loan Group I and 59.00% (or 56.40% during a Trigger Event) for Loan Group II of the Principal Balances of the Home Equity Loans in such Loan Group as of the last day of the related Remittance Period and (B) the Principal Balances of the Home Equity Loans in such Loan Group as of the last day of the related Remittance Period less approximately $2,625,000 for Loan Group I and approximately $1,125,000 for Loan Group II.

     "Class M-2 Principal Distribution Amount," for a Loan Group and with respect to any Distribution Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Loan Group, is the excess of
(i) of the sum for such Loan Group of (A) the Class Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date), (B) the Class Principal Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for such Distribution Date) and (C) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 75.80% for Loan Group I and 73.70% (or 71.10% during a Trigger Event) for Loan Group II, of the aggregate Principal Balances of the Home Equity Loans in such Loan Group as of the last day of the related Remittance Period and (B) the Principal Balances of the Home Equity Loans in such Loan Group as of the last day of the related Remittance Period less approximately $2,625,000 for Loan Group I and approximately $1,125,000 for Loan Group II.

     "Class B-1 Principal Distribution Amount," for a Loan Group and with respect to any Distribution Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Loan Group, is the excess of
(i) of the sum for such Loan Group of (A) the Class Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date), (B) the Class Principal Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for such Distribution Date) and (D) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 85.80% for Loan Group I and 84.60% (or 82.00% during a Trigger Event) for Loan Group II, of the Principal Balances of the Home Equity Loans in such Loan Group as of the last day of the related Remittance Period and (B) the Principal Balances of the Home Equity Loans in such Loan Group as of the last day of the related Remittance Period less approximately $2,625,000 for Loan Group I and approximately $1,125,000 for Loan Group II, provided, however, that after the Class Principal Balances of the Class A, Class M-1 and Class M-2 Certificates for such Certificate Group are reduced to zero, the Class B-1 Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for the related Loan Group.

     Notwithstanding the foregoing, in the event that the Class Principal Balances of all of the Class A Certificates relating to a Certificate Group have been reduced to zero prior to the related Stepdown Date, all amounts of principal that would have been distributed to such Class A Certificates will be distributed to the related Subordinated Certificates of such Certificate Group sequentially in the following order: Class M-1, Class M-2 and Class B-1 Certificates. Similarly, if the Class Principal Balance of the Class M-1 Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M-1 Certificates will be distributed to the related Class M-2 and Class B-1 Certificates, in that order. If the Class Principal Balance of the Class M-2 Certificates has been reduced to zero, all amounts of principal that would have been distributed on such Class M-2 Certificates will be distributed to the related Class B-1 Certificates.

     "Extra Principal Distribution Amount," for a Loan Group and with respect to any Distribution Date, is the lesser of (i) the excess, if any, of the Specified Overcollateralization Amount for such Loan Group and Distribution Date over the Overcollateralization Amount (after giving effect to distributions of principal on the related Certificate Group other than any Extra Principal Distribution Amount) for such Loan Group and Distribution Date and (ii) the sum of the Excess Cashflow for such Loan Group and Distribution Date and any Remainder Excess Cashflow from the other Loan Group for such Distribution Date available therefor in the priority set forth herein.

     "Excess Cashflow," for a Loan Group and with respect to any Distribution Date, is the excess, if any, of the Interest Funds and Principal Funds for such Loan Group and Distribution Date over required distributions of interest and principal (excluding any Extra Principal Distribution Amount) on the Offered Certificates in the related Certificate Group on such Distribution Date.

     "Excess Overcollateralization Amount" means, with respect to a Certificate Group and any Distribution Date, the lesser of (i) the related Principal Funds and (ii) the excess, if any, of (a) the Overcollateralization Amount (assuming 100% of the Principal Funds are applied as payment of principal to the related Certificates) on such Distribution Date over (b) the Specified Overcollateralization Amount.

     "Maximum Collateral Amount" means for Loan Group I, $525,000,000 and for Loan Group II, $225,000,000.

     "Principal Funds" for either Loan Group and any Distribution Date will equal the sum of the related Principal Remittance Amount and any amounts transferred from the related Pre-Funding Account to the related Certificate Account at the end of the Pre-Funding Period.

     "Remainder Excess Cashflow," for a Loan Group and with respect to any Distribution Date, is the excess, if any, of the Excess Cashflow for such Loan Group and Distribution Date over the portion thereof, if any, applied to the Offered Certificates in the related Certificate Group pursuant to clauses (i) through (vii) under the third paragraph under "--Overcollateralization and Crosscollateralization Provisions" below.

     "Specified Overcollateralization Amount" means, with respect to each Loan Group prior to the Stepdown Date for the related Certificate Group, an amount equal to 7.10% for Loan Group I and 7.70% (or 9.00% during a Trigger Event) for Loan Group II of the Maximum Collateral Amount for the related Loan Group, and with respect to each Loan Group on and after the Stepdown Date for the related Certificate Group, an amount equal to 14.20% for Loan Group I and 15.40% (or 18.00% during a Trigger Event) for Loan Group II of the Principal Balance of the Mortgage Loans in such Loan Group as of the last day of the related Remittance Period, subject to a minimum amount equal to 0.50% for Loan Group I and 0.50% for Loan Group II of the Maximum Collateral Amount for the related Loan Group; provided, however, that, if on any Distribution Date, a Trigger Event for a Certificate Group has occurred, the Specified Overcollateralization Amount shall not be reduced to the applicable percentage of the then current Principal Balance of the Home Equity Loans in the related Loan Group until the Distribution Date on which a Trigger Event for such Certificate Group no longer exists.

     "Overcollateralization Amount," with respect to any Distribution Date and Loan Group, is the excess, if any, of (a) the sum of the related Allocated Pre-Funded Amount and the aggregate Principal Balances of the Home Equity Loans in such Loan Group as of the last day of the related Remittance Period over
(b) the Class Principal Balance of the Offered Certificates in the related Certificate Group as of such date (after taking into account the payment of principal on such Certificates on such Distribution Date).

     "Stepdown Date," with respect to each Certificate Group, is the later to occur of (i) the Distribution Date in January 2002 or (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account the payment of principal on the related Home Equity Loans but prior to the distribution of principal on such Certificates on such Distribution Date) of such Certificate Group is greater than or equal to 52.20% for Loan Group I and 58.60% (or 61.20% during a Trigger Event) for Loan Group II.

     A "Trigger Event," with respect to each Certificate Group and a Distribution Date after the Stepdown Date, exists if either a Delinquency Event or a Cumulative Loss Event exists with respect to the applicable Certificate Group.

     A "Cumulative Loss Event" will exist for a Certificate Group if cumulative losses on the Home Equity Loans in the related Loan Group exceed the percentages of the respective Maximum Collateral Amounts in the applicable time periods set forth below:

                                                         CERTIFICATE GROUP I    CERTIFICATE GROUP II
                                                         -------------------    --------------------
January 2002 - December 2002..........................           3.00%                   3.50%
January 2003 - December 2003..........................           5.00%                   5.50%
January 2004 - December 2004..........................           6.25%                   6.00%
January 2005 - December 2005..........................           7.25%                   6.15%
January 2006 and thereafter...........................           7.75%                   6.25%

     Cumulative losses on delinquent Home Equity Loans which have been purchased by the Servicer as permitted by the Pooling and Servicing Agreement shall be included in this calculation.

     A "Delinquency Event" will exist (A) with respect to Certificate Group I if the Sixty Day Delinquency Percentage exceeds 40% of the Senior Enhancement Percentage for Certificate Group I and (B) with respect to Certificate Group II if the Sixty Day Delinquency Percentage exceeds the lesser of (i) 40% of the Senior Enhancement Percentage for Certificate Group II and (ii) 20% of the aggregate Principal Balance of the Home Equity Loans in Loan Group II as of the last day of the related Remittance Period.

     "Sixty Day Delinquency Percentage" means with respect to either Loan Group and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Principal Balances of all Home Equity Loans in such Loan Group that are 60 or more days delinquent, in litigation or foreclosure or REO, and the denominator of which is the aggregate Principal Balance of all the Home Equity Loans in such Loan Group as of the last day of the related Remittance Period. Any delinquent Home Equity Loans which otherwise fall into the applicable category shall be included in this calculation.

     "Priority Percentage" for any Distribution Date will be as follows:

DISTRIBUTION DATES                                                            PRIORITY PERCENTAGE
---------------------------------------------------------------------------   -------------------
January 1999 - December 2001...............................................             0%
January 2002 - December 2003...............................................            45%
January 2004 - December 2004...............................................            80%
January 2005 - December 2005...............................................           100%
January 2006 and thereafter................................................           300%

     "Class AF-7 Pro Rata Percentage" means with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class Principal Balance of the Class AF-7 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balance of the Group I Class A Certificates less the Class Principal Balance of the Class AF-8 Certificates immediately prior to such Distribution Date.

     "Class AF-8 Pro Rata Percentage" means with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class Principal Balance of the Class AF-8 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balance of the Group I Class A Certificates immediately prior to such Distribution Date.

     "Senior Enhancement Percentage" means with respect to each Certificate Group and a Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the Class Principal Balance of the Subordinated Certificates in the related Certificate Group (after taking into account the payment of principal on such Certificates on such Distribution Date) and (ii) the Overcollateralization Amount for the related Loan Group and the denominator of which is the sum of the related Allocated Pre-Funded Amount and the aggregate Principal

Balances of the Home Equity Loans in such Loan Group; provided, however, that if the most senior class (treating the Class A Certificates in Certificate Group I as a single class) of Certificates in a Certificate Group have been paid in full, the applicable Senior Enhancement Percentage will be calculated on the basis of the Class Principal Balances of the outstanding Subordinated Certificates other than the next most senior class.

OVERCOLLATERALIZATION AND CROSSCOLLATERALIZATION PROVISIONS

     As set forth below, the Excess Cashflow for a Loan Group will be required to be applied as an Extra Principal Distribution Amount with respect to the related Certificate Group whenever the Overcollateralization Amount for such Loan Group is less than the related Specified Overcollateralization Amount. In addition, any Remainder Excess Cashflow with respect to a Loan Group will be required to be applied as an Extra Principal Distribution Amount with respect to the Certificate Group related to the other Loan Group whenever the Overcollateralization Amount for such other Loan Group is less than the related Specified Overcollateralization Amount. If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Class Principal Balances of the Offered Certificates with respect to a Certificate Group exceed the sum of the related Allocated Pre-Funded Amount and the Principal Balances of the Home Equity Loans in the related Loan Group, the Class Principal Balances of the Subordinated Certificates (but not the Class A Certificates) of such Certificate Group will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to such excess.

     If the Class Principal Balance of a Class of Subordinated Certificates is reduced, that Class thereafter will be entitled to distributions of interest and principal only with respect to the Class Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Excess Cashflow from the related Loan Group and Remainder Excess Cashflow from the other Loan Group will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such Certificates in order of seniority.

     On each Distribution Date, the Excess Cashflow with respect to a Loan Group will be required to be distributed as follows:

          (i) the Extra Principal Distribution Amount for such Loan Group;

          (ii) to the Class M-1 Certificates of such Certificate Group, any Interest Carryover Amount for such Class;

          (iii) to the Class M-1 Certificates of such Certificate Group, any Unpaid Realized Loss Amount for such Class;

          (iv) to the Class M-2 Certificates of such Certificate Group, any Interest Carryover Amount for such Class;

          (v) to the Class M-2 Certificates of such Certificate Group, any Unpaid Realized Loss Amount for such Class;

          (vi) to the Class B-1 Certificates of such Certificate Group, any Interest Carryover Amount for such Class; and

          (vii) to the Class B-1 Certificates of such Certificate Group, the Unpaid Realized Loss Amount for such Class.

     On each Distribution Date, the Remainder Excess Cashflow with respect to a Loan Group will be required to be distributed as follows:

          (i) for distribution to the Certificates in the other Certificate Group to the extent that any of the amounts listed in clauses (i) through
     (vii) in the immediately preceding paragraph with respect to the other Certificate Group have not otherwise been funded in full for such Distribution Date in accordance with the priorities set forth above;

          (ii) in the case of Loan Group I, sequentially, to the Class MF-2 and Class BF-1 Certificates, in that order, the Group I Net Rate Carryover;

          (iii) in the case of Loan Group II, sequentially, to the Class AV-1, Class MV-1, Class MV-2 and Class BV-1 Certificates, in that order, the LIBOR Interest Carryover;

          (iv) if the Substitute Servicer is servicing all of the Home Equity Loans, the Incentive Servicing Fee (as defined under "--Transfer of Servicing"), if any, for such Distribution Date; and

          (v) to the Residual Certificates, any remaining amount.

     "Applied Realized Loss Amount," with respect to any Class of Subordinated Certificates and as to any Distribution Date, means the sum of the Realized Losses with respect to Home Equity Loans which have been applied in reduction of the Class Principal Balance of such Class.

     "Realized Loss" is the excess of the Principal Balance of a defaulted Home Equity Loan over the net liquidation proceeds with respect thereto that are allocated to principal.

     "Unpaid Realized Loss Amount," with respect to any Class of the Subordinated Certificates and as to any Distribution Date, is the excess of
(i) Applied Realized Loss Amounts with respect to such Class over (ii) the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to a Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Principal Balance of such Class.

     In the event that a Specified Overcollateralization Amount is permitted to decrease or "step down" on a Distribution Date in the future, or in the event that an Excess Overcollateralization Amount (as defined below) for a Certificate Group otherwise exists, the Remainder Excess Cashflow for the related Loan Group will be distributed (to the extent not otherwise required to be applied to the other Certificate Group) to the holders of the Residual Certificates on such Distribution Date until the applicable Excess Overcollateralization Amount is reduced to zero. This has the effect of decelerating the amortization of the Certificates in the related Certificate Group relative to the amortization of the Home Equity Loans in the related Loan Group, and of reducing the related Overcollateralization Amount to the applicable Specified Overcollateralization Amount. If, on any Distribution Date, the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such Distribution Date, would be, greater than zero (i.e., the related Overcollateralization Amount is or would be greater than the related Specified Overcollateralization Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Certificates in the related Certificate Group on such Distribution Date will (to the extent not otherwise required to be applied to the other Certificate Group) instead be distributed to the holders of the Residual Certificates.

CALCULATION OF 1-MONTH LIBOR

     The Pass-Through Rates for the Adjustable Rate Certificates for the initial Accrual Period will be determined on the business day preceding the Closing Date. With respect to each other Distribution Date, 1-Month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Accrual Period. "Telerate Page 3750" means the display designated as page 3750 on Bridge Telerate (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Adjustable Rate Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Adjustable Rate Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day on which commercial banks are open for business and foreign currency deposits in the London interbank market.

     The establishment of 1-Month LIBOR by the Trustee and the Trustee's calculation of the rates of interest applicable to the Adjustable Rate Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (949) 253-7575 or accessing the Trustee's website at http:\\online.bankerstrust.com\invr.

                                THE ORIGINATORS

OVERVIEW

     United Companies Lending Corporation(Registered) ("United Companies") is a Louisiana corporation, headquartered in Baton Rouge, Louisiana, and a wholly-owned indirect subsidiary of United Companies Financial Corporation (the "Parent"). United Companies originates, purchases, sells and services primarily first lien, non-conventional, home equity loans which are typically not loans for the purchase of homes. These loans are made primarily to individuals who may not otherwise qualify for conventional loans which are readily marketable to government-sponsored mortgage agencies or conduits and available through most commercial banks and many other lending institutions. It operates through a branch network and correspondent (i.e., wholesale) loan programs. As of September 30, 1998, United Companies' branch network consisted of 236 offices located in 42 states. Pursuant to a restructuring plan publicly announced by the Parent on October 28, 1998 (the "Restructuring Plan"), 32 of these offices have been closed.

     Also pursuant to the Restructuring Plan, UNICOR Mortgage(Registered), Inc. ("UNICOR"),which had operated through a wholesale loan network of correspondents and brokers, was shut down. As of September 30, 1998, UNICOR had operated in 47 states. UNICOR had offered fixed and adjustable rate home equity loans to borrowers of a credit quality comparable to borrowers who typically receive loans through the United Companies' branch network. Loans may be secured by one or more single family, owner-occupied or non-owner occupied, and multi-family properties. A network of field account executives solicited qualifying loans from mortgage correspondents and brokers within target markets by employing a combination of direct solicitation, participation in seminars, trade shows and conventions, as well as advertising directed at the mortgage lender/broker market.

     Correspondents and brokers were subjected to an approval process, which included, but was not limited to, requiring evidence of appropriate licensing and execution of a contract with UNICOR prior to closing any loans. Appraisers and closing agents were also subjected to an approval process including verification that certification and licensing requirements were obtained and maintained. All loans were underwritten prior to approval and funding by UNICOR personnel under guidelines comparable to those used for loans originated by United Companies through its branch network.

     United Companies operates another wholesale loan network which offers substantially the same products as the now discontinued UNICOR program to banks and other financial depository institutions through its division operating under the registered servicemark GINGER MAE(Registered), the acronym for the Good Neighbor Reinvestment Mortgage Assistance Loan Program. This program is intended to permit participating institutions to originate loans to borrowers who do not qualify for conventional credit. Loans purchased by United Companies under this program are underwritten by the United Companies personnel prior to approval and funding under substantially the same guidelines as those which had been utilized by UNICOR. As of September 30, 1998, GINGER MAE(Registered) had 407 contracted active financial institutions in 35 states participating in the GINGER MAE(Registered) program. GINGER MAE(Registered) is separate from, and is not related to, the Government National Mortgage Association, which is sometimes referred to as "Ginnie Mae."

     Home equity loans also are purchased in bulk by Southern Mortgage Acquisition, Inc. d/b/a UC Acquisition, an affiliate of United Companies, and are generally re-underwritten by United Companies personnel prior to purchase utilizing the underwriting guidelines of United Companies.

RECENT DEVELOPMENTS

     Credit Agreements. United Companies Financial Corporation (the "Parent") has an unsecured revolving credit facility provided by a group of 22 participating banks with a maximum commitment amount of $850 million (the "Credit Facility") and outstanding senior and subordinated unsecured notes (collectively, the "Unsecured Notes") in an aggregate principal amount of $375 million. The Credit Facility is unsecured, is guaranteed by the Initial Servicer and the Originators and matures in April 2000. The Credit Facility and the Unsecured Notes require the Parent to comply with various financial covenants, one of which is to maintain a minimum consolidated fixed charge coverage ratio. The Parent has experienced a declining trend in this ratio. Failure to maintain such minimum consolidated fixed charge coverage ratio as of December 31, 1998, would result in an event of default under the Credit Facility and the Unsecured Notes. In such event the outstanding principal amount of the Credit Facility and the Unsecured Notes would become due unless, prior to the cure periods provided therein, waivers were to be obtained. Any such event would have a material adverse effect on the Parent and its consolidated subsidiaries, including the Originators and the Initial Servicer, would likely adversely affect their abilities to fulfill their obligations with respect to the Home Equity Loans and may prevent or adversely affect the Servicing Transfer. Even if the Originators and the Initial Servicer were to be able to fulfill their respective obligations, the prices of the Offered Certificates in the secondary market may be adversely affected.

     Factors which may adversely affect the ability of the Parent to maintain the minimum consolidated fixed charge coverage ratio as of December 31, 1998, include the following: (i) the impact on the Parent's financial statements as of and for the period ending December 31, 1998, of the implementation by the Company during the 1998 fourth quarter of Statement of Financial Accounting Standards ("SFAS") Nos. 133 and 134 and the proposed guidance by the Financial Accounting Standards Board ("FASB") of SFAS No. 125 (see "--Accounting Matters" below); (ii) the excess, if any, of the actual costs of the shutdown of the wholesale and manufactured housing units over the cost thereof previously estimated by the Parent; (iii) the mark to market impact related to the Parent's loan inventory as of December 31, 1998; (iv) the mark to market impact related to the valuation of the Parent's interest-only and residual certificates as of December 31, 1998, and (v) the ability of the Depositor to sell, and the sales prices of, the Certificates.

     There can be no assurance that the Parent will be in compliance with its fixed charge coverage ratio covenants at December 31, 1998.

     In September 1998, the Parent reached agreement in principle with the agent bank for the bank group (the "Agent Bank") on the terms of a proposed restructure of the Credit Facility into a secured warehouse/interest receivable warehouse facility, to mature in two years, and a secured residual-financing credit facility, to mature in April 2000, aggregating $850 million. The Parent continues to analyze the terms of the proposed restructured secured facility and intends to engage in further discussions with the bank group. There can be no assurance that an agreement will be reached with the bank group on the terms of the proposed restructured facility.

     In December 1998, the Agent Bank requested information and supporting documentation from the Parent in order to assist with a determination whether defaults or events of default under the Credit Facility may have occurred. The Parent has responded and is in the process of completing its delivery of the requested supporting documentation. The Agent Bank also has requested that, as permitted by the Credit Facility, its representatives be permitted to conduct an audit of the Parent's books and records. The Parent is seeking to arrange a mutually convenient date for that audit.

     Restructuring Plan. On October 28, 1998, the Parent announced its decision to implement a restructuring plan (the "Restructuring Plan") intended to create a streamlined, more focused company. Under the Restructuring Plan, the Parent has closed down its wholesale and manufactured housing units and is selling its credit card unit. Further, future dividends on the Parent's common and preferred stock have been suspended indefinitely.

     In July 1998, the Parent had announced it was seeking a potential strategic partnership to improve its access to capital and accelerate its growth, but efforts as of the date of the October 28, 1998 announcement, and as of the date hereof, have been unsuccessful.

     There can be no assurance that the Parent will be able to successfully implement the Restructuring Plan. Factors that will affect the Parent's ability to accomplish the Restructuring Plan include its ability to: (i) generate and maintain adequate liquidity for a sufficient period of time to execute the Restructuring Plan; (ii) maintain compliance with the financial covenants under the Credit Facility and Unsecured Notes; (iii) continue to securitize on a quarterly basis its home equity loan production; (iv) achieve the loan production levels projected by the Restructuring Plan; and (vi) timely implement the downsizing and other requirements of the Restructuring Plan. In addition, increases in prepayment rates and loan losses above historical levels could adversely affect the Parent's ability to implement the Restructuring Plan.

     Ratings. On October 7, 1998, Fitch IBCA, Inc. ("Fitch") lowered the rating of the Parent's senior notes to BB from BBB- at June 30, 1998, and its subordinated notes to BB- from BB+ at June 30, 1998.

     On October 9, 1998, Moody's Investor Service ("Moody's") downgraded the Parent's senior unsecured debt rating to B3 from Ba3 at June 30, 1998, and its subordinated debt to Caa2 from B2 at June 30, 1998. Moody's rating outlook remained negative.

     On October 23, 1998, Standard & Poor's ("S&P") lowered the counterparty credit rating and senior unsecured debt rating to BB- from BB+ at June 30, 1998, its subordinated debt to B from BB- at June 30, 1998, and its preferred stock to B- from B+ at June 30, 1998. All ratings were removed from S&P's CreditWatch, where they were placed with developing implications in August 1998 following the Parent's announcement that it had retained Salomon Smith Barney to explore potential strategic alternatives. On December 18, 1998, S&P further lowered the counterparty credit rating and senior unsecured debt rating to B+, its subordinated debt to B-, and its preferred stock to C.

     On October 28, 1998, Duff & Phelps Credit Rating Co. ("DCR") downgraded the senior, subordinated, and preferred stock ratings of the Parent to B, B-, and CCC, respectively. The ratings remain on DCR's Rating Watch-Down, pending further information and DCR's analysis of the Parent's proposed Restructuring Plan. DCR also stated that the preferred stock rating will be lowered to DP (Preferred Stock with Dividend Arrearage) if the dividend payment scheduled for January 1, 1999, is not honored.

     Accounting Matters. In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize, at fair value, all derivatives as either assets or liabilities. The accounting for changes in the fair value of a derivative is dependent upon the intended use of the derivative. SFAS No. 133 is effective for all periods beginning after June 15, 1999. Earlier application of the provisions of SFAS No. 133 is encouraged, but is permitted only as of the beginning of any quarter that begins after issuance of SFAS No 133. Retroactive application is not allowed. The Parent is reviewing the provisions of this pronouncement but has not yet determined the effect of its implementation on the Parent's financial condition or results of operations.

     In October 1998, the FASB issued Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" ("SFAS No. 134"), which is effective for the first fiscal quarter beginning after December 15, 1998. Early application is encouraged and is permitted as of the issuance of the Statement. SFAS No. 134 requires that, after the securitization of mortgage loans held for sale, any retained investment in mortgage-backed securities be classified in accordance with the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," based on the entity's ability and intent to sell or hold the investment. Prior to SFAS No. 134, the Parent was required to classify its retained interests as a trading security even though it had no intent to dispose of the security. Upon adoption, the Parent intends to classify its interest-only and residual certificates as "available-for-sale" and subsequent adjustments in carrying value, other than those deemed to be permanent, will result in such adjustments being made in stockholders' equity on the Parent's balance sheet and will be reflected as a component in the Parent's Comprehensive Income Statement. However, the effects of changes in default assumptions would still have to be recognized in income immediately. Securities subject to substantial prepayment risk, such as the interest-only and residual certificates, cannot be classified as held-to-maturity. The Parent is reviewing the provisions of this prouncement but has not yet determined the effect of its implementation on the Parent's financial condition or results of operations.

     The FASB is completing SFAS No. 125 Guidance which may affect the way the Parent discounts the expected "cash-out" of trust under Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." If issued, this Guidance could have the effect of causing a revaluation of the carrying value of the interest-only and residual certificates and, on a going forward basis, lower the income recorded as loan sale gains on future loan securitizations. The Parent cannot determine the impact, if any, of the Guidance until it is finalized.

HOME EQUITY LOANS

     The Originators' principal products are home equity loans with a fixed amount, and term to maturity, which is typically secured by a first mortgage on the borrower's residence. These types of loans are commonly referred to as "B" and "C" grade or "sub-prime" loans. These loans are distinct from home equity revolving lines of credit, which are generally secured by a second mortgage and typically carry a floating interest rate. The Originators and their affiliates originated $2.888 billion and $2.596 billion in home equity loans during the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively. The Originators also make second mortgage loans. Most of the Originators' loan originations are sold in the secondary market, and servicing rights have been retained by United Companies on substantially all loans sold. Certain loan products are originated by the Originators for sale on a whole loan, servicing released basis.

     As of September 30, 1998 approximately 96.5% in aggregate principal amount of the home equity loans owned by the Originators and/or serviced by United Companies are secured by a first mortgage with the remaining 3.5% in aggregate principal amount secured by second or multi-property mortgages. The average home equity loan at origination was approximately $58,000 during 1997 and $59,000 during the first nine months of 1998. Typically, the proceeds of the home equity loan will be used by the borrower to refinance an existing first mortgage in order to finance home improvements or for debt consolidation. On most home equity loans for home improvements, the loan proceeds are disbursed to an escrow agent which, according to guidelines established by the Originators, releases such proceeds upon completion of the improvements or in draws as the work on the improvements progresses. Costs incurred by the borrower for loan origination, including origination points, and appraisal, legal and title fees, are often included in the amount financed.

     The Originators' principal market for home equity loans is individuals who may not otherwise qualify for conventional loans which are readily marketable to the government-sponsored mortgage agencies or conduits and available through most commercial banks and many other lending institutions. Loans to such borrowers may present a greater risk and therefore produce higher loan origination fees and interest rates as compared to loans to customers of banks and thrifts. There are generally numerous competitors for these borrowers in each of the Originators' geographic markets. Principal competitors include recognized national and regional lenders. The Originators believe that prompt underwriting and response to loan applications provide a competitive advantage in loan originations.

DELINQUENCY AND LOSS EXPERIENCE

     The following two tables set forth information relating to certain contractual delinquency, default and loss experience of United Companies for its servicing portfolio of home equity loans as of the dates indicated in the first table and for the periods indicated in the second table, including loans owned by United Companies or its affiliates and loans serviced for others.

             DELINQUENCY EXPERIENCE ON UNITED COMPANIES' PORTFOLIO
                              OF HOME EQUITY LOANS

                                                              AS OF DECEMBER 31,                AS OF SEPTEMBER 30,
                                                    --------------------------------------    ------------------------
                                                       1995          1996          1997          1997          1998
                                                    ----------    ----------    ----------    ----------    ----------
                                                                          (DOLLARS IN THOUSANDS)
Dollar amount of home equity loans serviced......   $2,701,481    $4,040,138    $5,528,923    $5,001,501    $6,431,877
                                                    ----------    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------    ----------
Delinquency Period(1)
  30-59 days.....................................         2.73%         3.39%         3.20%         3.71%         2.60%
  60-89 days.....................................         0.61%         1.31%         1.05%         0.95%         0.98%
  90 days and over...............................         0.28%         0.71%         0.85%         0.50%         0.86%

Defaults(1)
  Foreclosures in process........................         2.78%         3.36%         3.43%         3.81%         4.20%
  Bankruptcy.....................................         1.75%         1.83%         2.10%         2.27%         2.18%
Real Estate Owned & Serviced.....................   $   30,073    $   52,573    $   98,924    $   84,867    $  121,071

------------------
(1) As a percentage of total "dollar amount of home equity loans serviced" as of the date indicated.

              LOAN LOSS EXPERIENCE ON UNITED COMPANIES' PORTFOLIO
                              OF HOME EQUITY LOANS

                                                                                                 NINE MONTHS ENDING
                                                          YEAR ENDING DECEMBER 31,                 SEPTEMBER 30,
                                                    --------------------------------------    ------------------------
                                                       1995          1996          1997          1997          1998
                                                    ----------    ----------    ----------    ----------    ----------
                                                                          (DOLLARS IN THOUSANDS)
Average dollar amount of home equity loans
  outstanding during period......................   $2,192,590    $3,370,810    $4,784,531    $4,503,136    $5,888,145
Net Losses
  Gross Losses (1)...............................   $   13,818    $   19,484    $   32,984    $   23,263    $   37,963
  Recoveries (2).................................   $   (1,597)   $   (2,371)   $   (1,937)   $   (1,449)   $   (1,765)
                                                    ----------    ----------    ----------    ----------    ----------
  Net Losses.....................................   $   12,221    $   17,113    $   31,047    $   21,764    $   36,198
                                                    ----------    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------    ----------
Net Losses for the last four quarters as a
  percentage of average amount outstanding.......         0.56%         0.51%         0.65%         0.62%         0.80%

------------------
(1) "Gross Losses" are amounts which have been determined to be uncollectible relating to home equity loans for each respective period.
(2) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

     The Initial Servicer believes that the increase in the total percentage of delinquencies and defaults at September 30, 1998 compared to December 31, 1997 is not attributable to any single factor but rather reflects a combination of factors, including the seasonal nature of delinquencies inherent in the portfolio.

     Loans are placed on a non-accrual status when they are 150 days past due.

     The above delinquency, default and loan loss experience represents United Companies' recent experience. However, the delinquency, default and net loss percentages may be affected by the increase in the size and aging of the portfolio. In addition, United Companies can neither quantify the impact of property value declines, if any, on the Home Equity Loans nor predict whether, to what extent or how long such declines may exist. In a period of such decline, the rates of delinquencies, defaults and losses on the Home Equity Loans could be higher than those heretofore experienced in the residential mortgage lending industry in general. Adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, defaults and losses. As a result, the information in the above tables should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies or losses on the Home Equity Loans and no assurance can be given that the delinquency, default and loss experience presented in the tables will be indicative of such experience on the Home Equity Loans.

     Appendix B hereto sets forth certain historical contractual delinquency, default and cumulative loss information by year of origination for home equity loans originated or acquired by the Originators and serviced by the Initial Servicer.

                             TRANSFER OF SERVICING

GENERAL

     It is anticipated that on January 31, 1999 and February 28, 1999 (each a "Transfer Date") the servicing of the Home Equity Loans will be transferred by United Companies Lending Corporation(Registered) (the "Initial Servicer") to EMC Mortgage Corporation, an affiliate of Bear, Stearns & Co. Inc. (the "Substitute Servicer"). All references to the "Servicer" refer to the Initial Servicer prior to the applicable Transfer Date and to the Substitute Servicer after the applicable Transfer Date, in each case, with respect to the Home Equity Loans the servicing of which has been transferred on that date. The Substitute Servicer will receive the same monthly servicing fee as the Initial Servicer, and will also be entitled to receive the Supplemental Servicing Fee on each Distribution Date on account of Home Equity Loans which are 90 or more days delinquent. In addition, the Substitute Servicer may be eligible to receive a monthly performance based fee once it is servicing all of the Home Equity Loans if the delinquency and default experience with respect to such Home Equity Loans is significantly better than the historical performance of the Initial Servicer (such fee, the "Incentive Servicing Fee"). The Incentive Servicing Fee will not exceed an amount equal to 0.25% per annum of the aggregate Loan Balances. However, if the Substitute Servicer's performance is significantly less favorable than such historical experience, the Supplemental Servicing Fee may be reduced by up to $12.50 per covered Home Equity Loan.

     There can be no assurance that either or both Transfer Dates will occur when anticipated. In addition, if the Initial Servicer were to become involved in a bankruptcy proceeding prior to completion of the transfer of servicing, such transfer may be prevented. Even if the transfer is completed, there are likely to be some disruptions in the servicing that could result in higher rates of delinquency and losses. There can be no assurance as to the duration or severity of any such disruptions and the related effects on the servicing of the Home Equity Loans.

     The Initial Servicer has the option to reacquire the servicing from the Substitute Servicer after 18 months at market prices. The Initial Servicer also has a right of first refusal if the Substitute Servicer sells the servicing within 18 months. Any such acquisition of the servicing is conditional on confirmation from the Rating Agencies that such acquisition would not result in a withdrawal or downgrading of any of the then-current ratings on the Offered Certificates.

     The Substitute Servicer. EMC Mortgage Corporation ("EMC"), a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degerees of "non-investment grade" up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure (each such mortgaged property, a "REO Property"). EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

     The principal business of EMC has been the resolution of non-performing residential mortgage loan portfolios acquired from the Resolution Trust Corporation ("RTC"), from private investors and, most recently, from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories: (i) performing investment-quality loans serviced for EMC's own account or the account of Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Corporation ("Freddie Mac"), private mortgage conduits and various institutional investors, and (ii) non-investment grade, sub-performing loans, non-performing loans and REO Properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

     EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collections and due diligence areas, due to the nature of the mortgage portfolios purchased. As of September 30, 1998, EMC was servicing approximately $2.8 billion of mortgage loans and REO Property.

     Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the Home Equity Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Home Equity Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Home Equity Loans. The actual delinquency experience on the Home Equity Loans will depend, among other things, upon the value of the real estate securing such Home Equity Loans and the ability of borrowers to make required payments.

                   DELINQUENCY AND FORECLOSURE EXPERIENCE (1)

                              AS OF JUNE 30, 1996                AS OF JUNE 30, 1997                AS OF JUNE 30, 1998
                       ---------------------------------  ---------------------------------  ---------------------------------
                                                % BY                               % BY                               % BY
                       NO. OF    PRINCIPAL     PRINCIPAL  NO. OF    PRINCIPAL     PRINCIPAL  NO. OF    PRINCIPAL     PRINCIPAL
                       LOANS     BALANCE(2)    BALANCE    LOANS     BALANCE(2)    BALANCE    LOANS     BALANCE(2)    BALANCE
                       ------  --------------  ---------  ------  --------------  ---------  ------  --------------  ---------
Current loans.........  8,991  $  643,906,476     48.4%   23,481  $1,806,208,715     68.3    24,159  $1,869,900,359     70.7
Period of
  delinquency (3)
  30-59 days..........  1,362      65,753,357      4.9     2,730     175,887,794      6.7     2,877     187,511,932      7.1
  60-89 days..........    541      28,594,964      2.1     1,166      77,149,276      2.9     1,091      71,415,699      2.7
  90 days or more.....  1,679      90,584,027      6.8     2,382     168,959,315      6.4     2,042     143,439,906      5.4
    Total
      delinquencies...  3,582     184,932,348              6,278     421,996,386              6,010     402,367,537
Foreclosure/
  bankruptcies(4).....  2,140     258,524,499     19.4     4,562     376,456,832     14.2     4,091     305,592,230     11.6
Real estate owned.....  1,883     244,173,131     18.3       438      38,011,430      1.4       783  $   66,294,610      2.5
                       ------  --------------    -----    ------  --------------    -----    ------  --------------    -----
Total portfolio....... 16,596  $1,331,536,454    100.0%   34,759  $2,642,673,363    100.0%   35,043  $2,644,154,735    100.0%

                            AS OF SEPTEMBER 30, 1998
                        ---------------------------------
                                                 % BY
                        NO. OF    PRINCIPAL     PRINCIPAL
                        LOANS     BALANCE(2)    BALANCE
                        ------  --------------  ---------
Current loans.........  23,283  $1,824,802,930     66.1
Period of delinquency
  (3)
  30-59 days..........   2,769     183,429,311      6.6
  60-89 days..........   1,253      82,430,216      3.0
  90 days or more.....   2,559     182,506,377      6.6
    Total
      delinquencies...   6,581     448,365,904
Foreclosure/
  bankruptcies(4).....   5,027     406,289,961     14.7
Real estate owned.....     950      82,756,796      3.0
                        ------  --------------    -----
Total portfolio.......  35,841  $2,762,215,590    100.0%

------------------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the Real Estate Owned properties, the Principal Balance is at the time of foreclosure.

(3) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(4) Exclusive of the number of loans and Principal Balance shown in Period of Delinquency.

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued in classes (each, a "Class") pursuant to the Pooling and Servicing Agreement, dated as of December 20, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, the Initial Servicer, the Substitute Servicer, the MS2 Trust and the Trustee. The Trustee will make available for inspection a copy of the Pooling and Servicing Agreement (without exhibits or schedules) to the Owners of the Certificates on written request. The following summary, together with the information set forth in the Prospectus under the caption "The Agreements" describes the material terms of the Pooling and Servicing Agreement, but does not purport to describe all of the terms of the Pooling and Servicing Agreement and is therefore qualified in its entirety by reference to the Pooling and Servicing Agreement. Reference is made to the Prospectus for important additional information regarding the terms of the Pooling and Servicing Agreement and the Certificates.

PRE-FUNDING ACCOUNTS

     On the Closing Date, the Trustee will establish and thereafter maintain with itself a separate trust account with respect to each of Loan Group I and Loan Group II (each, a "Pre-Funding Account"). On the Closing Date, the applicable Pre-Funded Amount will be deposited in the Pre-Funding Account for Loan Group I and Loan Group II, respectively. Each Pre-Funded Amount may be used only to (i) acquire additional single family residential home equity and home improvement loans (the "Subsequent Loans") for the related Loan Group and
(ii) make accelerated payments of principal of the Offered Certificates related to such Loan Group. All Subsequent Loans added to Loan Group I will bear fixed rates, and all Subsequent Loans added to Loan Group II will be ARMs. During the period (the "Pre-Funding Period") from the Closing Date to the earliest to occur of (a) the applicable Funding Termination Date (defined below), (b) an Event of Default under the Pooling and Servicing Agreement and (c) March 15, 1999, amounts on deposit in a Pre-Funding Account may be withdrawn from time to time to acquire Subsequent Loans for the related Loan Group in accordance with the Pooling and Servicing Agreement. The "Funding Termination Date" for a Loan Group will be the date on which the related Pre-Funded Amount has been reduced to less than $100,000. Any Pre-Funded Amount remaining in a Pre-Funding Account at the end of the applicable Pre-Funding Period will be distributed on the Distribution Date at or immediately following the end of such Pre-Funding Period. If the Pre-Funded Amount so distributed is less than $100,000, it will be distributed as a Prepayment and allocated to the Classes of Offered Certificates then entitled to distributions of principal related to Loan Group I or Loan
Group II, as applicable, as provided herein; otherwise such amount will be distributed as principal of the Classes of Offered Certificates related to Loan Group I or Loan Group II, as applicable, pro rata on the basis of their respective Class Principal Balances.

CAPITALIZED INTEREST ACCOUNTS

     On the Closing Date, the Trustee will establish and thereafter maintain with itself a separate trust account with respect to each of Loan Group I and Loan Group II (each, a "Capitalized Interest Account"), into which amounts will be deposited. The amounts so deposited will be used by the Trustee on the Distribution Dates during the applicable Pre-Funding Period to fund the excess, if any, of the amount of interest accrued on the Classes of Certificates related to the applicable Loan Group at the applicable Pass-Through Rates, over the related Interest Remittance Amount for such Distribution Dates.

COMPENSATING INTEREST

     A full month's interest at the applicable Net Mortgage Rate with respect to each Home Equity Loan, is due to the Trustee on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Remittance Period. If a Prepayment of a Home Equity Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor during such calendar month and the full month's interest at the applicable Net Mortgage Rate ("Compensating Interest") that is due is required to be deposited by the Servicer to the applicable Principal and Interest Account and will be included in the related Monthly Remittance to be made available to the Trustee on the next succeeding Remittance Date; provided, however, that the Servicer's obligation in respect of Compensating Interest is limited to the aggregate amount of its Servicing Fee for the related Remittance Period. The Net Mortgage Rate of a Home Equity Loan is the Mortgage Rate thereof minus the related Servicing Fee Rate.

ASSIGNMENT OF HOME EQUITY LOANS

     The Depositor will deliver or cause to be delivered to the Trustee on or before the Closing Date Mortgage Notes duly endorsed to the order of the Trustee. The other items described in clauses (a)(i)-(iv) under "The Agreements--Assignment of Mortgage Assets" in the Prospectus are required to be delivered within 30 days after the Closing Date (subject to certain extensions as set forth therein). In lieu of delivering certified copies of mortgages and intervening assignments, the originals of which are unavailable due to the recording process and originals of title policies or binders, the Depositor will deliver or cause to be delivered a computerized list of such documents.

DUE-ON-SALE CLAUSES; ASSUMPTION AND SUBSTITUTION AGREEMENTS

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer, to the extent it has knowledge of such conveyance or prospective conveyance, is required to exercise its rights to accelerate the maturity of the related Home Equity Loan under any "due on sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer will not be required to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. See "The Agreements--Enforcement of Due on Sale Clauses" in the Prospectus.

REALIZATION UPON DEFAULTED HOME EQUITY LOANS

     In accordance with the Pooling and Servicing Agreement, if the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure contains environmental or hazardous waste risks known to the Servicer, the Servicer will notify the Trustee prior to acquiring the Mortgaged Property.

     The Servicer has the right and the option under the Pooling and Servicing Agreement, but not the obligation, to purchase for its own account any Home Equity Loan which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer. Any such Home Equity Loan so purchased will be purchased by the Servicer on a Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price will be deposited in the applicable Principal and Interest Account.

EVIDENCE OF COMPLIANCE

     The accountant's report and officer's certificate referred to in the Prospectus under "The Agreements--Evidence of Compliance" must be delivered on or before the last day of April of each year, commencing in 2000.

ASSIGNMENT OF POOLING AND SERVICING AGREEMENT

     Except for the transfer of servicing from the Initial Servicer to the Substitute Servicer described above under "Transfer of Servicing," the Servicer may not assign its obligations under the Pooling and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and confirmation from each Rating Agency that such assignment will not result in the withdrawal or downgrade of any ratings then assigned to the Offered Certificates; provided, however, that any assignee must meet the eligibility requirements set forth in the Pooling and Servicing Agreement for a successor servicer.

REMOVAL AND RESIGNATION OF SERVICER

     The Trustee (or the Owners acting on behalf of the Trustee) may remove the Servicer upon the occurrence of any Event of Default, as defined in the Prospectus under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Sale and Servicing Agreement."

TERMINATION

     The Pooling and Servicing Agreement provides that the Trust will terminate upon the payment to the Owners of all Certificates all amounts required to be paid to such Owners upon the final payment and other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust.

     At its option, the Holder of the Residual Certificates may purchase all (but not fewer than all) remaining Home Equity Loans and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise, and thereby effect early retirement of the Certificates, on any Distribution Date when the aggregate outstanding Loan

Balances of the Home Equity Loans is 10% or less of an amount equal to the aggregate principal balances of the Home Equity Loans on the Cut-Off Date including, the aggregate balances of the Subsequent Loans as of the subsequent cut-off date(s) added to the Trust.

     The Owners of the Offered Certificates would receive from the proceeds of such purchase any accrued interest thereon together with any principal not yet paid, in the order set forth herein under "Description of the Certificates--Flow of Funds and Distributions on Offered Certificates."

THE TRUSTEE

     Pursuant to the Pooling and Servicing Agreement, Bankers Trust Company of California, N.A. will serve as trustee of the Trust. See "The Agreements--The Trustee" in the Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the Home Equity Loans and certain other assets owned by the Trust as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. The Offered Certificates will be designated as regular interests in a REMIC (the "Regular Certificates" or the "REMIC Regular Certificates"). See "Federal Income Tax Considerations" in the Prospectus.

     Because the Offered Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on such Certificates, including original issue discount with respect to any such Certificates issued with original issue discount, will be taxable to Owners in accordance with the accrual method of accounting. It is anticipated that the Regular Certificates will not be subject to the original issue discount provisions. The Prepayment Scenario that will be used in determining the rate of accrual of original issue discount is Prepayment Scenario III for the Group I Certificates and Prepayment Scenario VIII for the Group II Certificates. No representation is made as to the rate at which prepayments actually will occur. In addition, certain Classes of Regular Certificates may be treated as having been issued at a premium. See "Federal Income Tax Considerations--REMIC Regular Certificates--Premium" in the Prospectus.

BACKUP WITHHOLDING

     Certain Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer indentification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Holder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt Holders (generally, Holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only Holder of record is Cede, as nominee for DTC, Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability. Such amounts will be deemed distributed to the affected Owner for all purposes of the Certificates and the Pooling and Servicing Agreement.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the United States federal income tax treatment of Holders that are not United States persons ("Foreign Investors") and whose income is not effectively connected to a United States trade or business. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments generally include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form. Therefore, if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Offered Certificates.

     For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Owner an executed IRS Form W-8 signed under penalty of perjury by the Owner stating that the Owner beneficially owns the certificate and is a Foreign Investor and providing such Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     An Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Owner in the United States, (ii) in the case of an Owner that is an individual, such Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the preceding paragraphs are satisfied.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on those employee benefit plans to which it applies ("ERISA Plans") and on those persons who are fiduciaries with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and certain church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in an Offered Certificate, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio.

     In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Depositor, the Originators, the Underwriters and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to the Plan. If so, the acquisition, holding or transfer of Offered Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include an interest in the Home Equity Loans and any other assets of the Trust and not merely an interest in the Offered Certificates, transactions occurring in the servicing of the Home Equity Loans might constitute prohibited transactions unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Home Equity Loans are noted below.

     The Department of Labor ("DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. Thus, a Plan fiduciary considering an investment in the Offered Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     DOL has granted to each of Prudential Securities Incorporated ("Prudential") and Morgan Stanley & Co. Incorporated ("Morgan Stanley") an administrative exemption (Prohibited Transaction Exemption 90-32 and 90-24, respectively, and together, the "Exemption") from certain of the prohibited transaction rules of ERISA which may be applicable to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Offered Certificates if Prudential or Morgan Stanley, as applicable, or any of their respective affiliates is either the sole underwriter or manager or co-manager of the underwriting syndicate, or a selling or placement agent. The conditions which must be satisfied for the Exemption to apply to the purchase, holding and transfer of the Offered Certificates are the following:

          (i) The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

          (ii) The rights and interest evidenced by a Class of Offered Certificates acquired by the Plan are not subordinated to the rights and interest evidenced by any other Certificates of the Trust.

          (iii) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's, Duff & Phelps Credit Rating Co., S&P or Fitch ("Authorized Rating Agencies") and the investment pool consists only of assets of the type enumerated in the Exemption, and which have been included in other investment pools; certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by an Authorized Rating Agency for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interests in such other investment pool have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of the Offered Certificates.

          (iv) The sum of all payments made to the Underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for distributing the Offered Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Home Equity Loans to the Trust represents not more than the fair market value for such Home Equity Loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for such services under the Pooling and Servicing Agreement and reimbursement of the servicer's reasonable expenses in connection therewith.

          (v) The Trustee must not be an affiliate of any member of the Restricted Group as defined below.

     In addition, it is a condition that the Plan investing in the Offered Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     The Exemption does not apply to Plans sponsored by the Originators, the Depositor, the Underwriters, the Trustee, the Servicer, any other servicers or any Mortgagor with respect to Home Equity Loans included in the

Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of Offered Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Offered Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, no Plan's investment in any Class of Offered Certificates may exceed 25% of all of the Certificates of such Class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of such Class of Offered Certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Offered Certificates, and at least 50% of the aggregate interest in the Trust, must be acquired by persons independent of the Restricted Group.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Offered Certificates, the amendment generally allows a portion of the Home Equity Loans ("Loans") supporting payments to Certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date ("Pre-Funding Period"), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date, provided that the following conditions are met:

          (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

          (2) All Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency.

          (3) The transfer of such Additional Loans to the Trust during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date.

          (5) Either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Rating Agency, the Underwriters and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date.

          (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement.

          (7) Amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Permitted Investments").

          (8) The Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period;

     (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Certificateholders as repayments of principal.

          (9) The Pooling and Servicing Agreement must describe the Permitted Investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Home Equity Loans included in the Trust by aggregate unamortized principal balance of the assets of the Trust.

     BECAUSE THE CHARACTERISTICS OF THE SUBORDINATED CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF THE SUBORDINATED CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, TRANSFERS OF THE SUBORDINATED CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES: (I) A REPRESENTATION FROM THE TRANSFEREE OF SUCH CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER; (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER PTCE 95-60; OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY A PLAN, ANY PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER EITHER TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT. SUCH REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A SUBORDINATED CERTIFICATE. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS IS ATTEMPTED WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     Before purchasing an Offered Certificate in reliance on the Exemption or any other exemption, a fiduciary of a Plan should confirm that the requirements set forth in such exemption would be satisfied. Any Plan fiduciary considering the purchase of an Offered Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in two separate Underwriting Agreements (each, an "Underwriting Agreement") among the Depositor and the Underwriters named below (the "Underwriters") the Depositor has agreed to sell to the Underwriters and each Underwriter has agreed to purchase from the Depositor the principal amount of each Class of Offered Certificates (the "Underwritten Certificates") set forth below under its name.

                                                                                                          MORGAN STANLEY
                                                                PRUDENTIAL SECURITIES    BEAR, STEARNS       & CO.
CLASS                                                             INCORPORATED            & CO. INC.      INCORPORATED
-------------------------------------------------------------   ---------------------    -------------    --------------
AF-1.........................................................        $64,000,000          $64,000,000      $          0
AF-2.........................................................        $29,500,000          $29,500,000      $          0
AF-3.........................................................        $ 9,000,000          $ 9,000,000      $          0
AF-4.........................................................        $ 5,000,000          $ 5,000,000      $          0
AF-5.........................................................        $ 5,000,000          $ 5,000,000      $          0
AF-6.........................................................        $ 6,637,000          $ 6,637,000      $          0
AF-7.........................................................        $13,237,500          $13,237,500      $          0
AF-8.........................................................        $75,000,000          $75,000,000      $          0
MF-1.........................................................        $19,819,000          $19,819,000      $          0
MF-2.........................................................        $16,931,500          $16,931,500      $          0
BF-1.........................................................        $13,125,000          $13,125,000      $          0
AV-1.........................................................        $         0          $82,575,000      $ 82,575,000
MV-1.........................................................        $         0          $ 9,900,000      $  9,900,000
MV-2.........................................................        $         0          $ 8,268,500      $  8,268,500

     The Underwritten Certificates will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately 97.965857% of the aggregate principal balance of the Offered Certificates plus accrued interest, before deducting expenses payable by the Depositor in connection with the Offered Certificates, estimated to be $400,000. In connection with the purchase and sale of the Underwritten Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Certain of the proceeds of the sale of the Underwritten Certificates will be used to purchase certain of the Home Equity Loans from the MS2 Trust and to retire debt issued by the MS2 Trust that is held by an affiliate of Morgan Stanley & Co. Incorporated. Additionally, certain of the proceeds of the sale of the Offered Certificates will be used to repay an affiliate of Prudential Securities Incorporated in connection with certain financings of the Home Equity Loans.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Class BV-1 Certificates may be offered by the Depositor from time to time directly or through underwriters or agents in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class BV-1 Certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 and any profit on the sale of such Certificates by them and any discounts, commissions, concessions or other compensation received by any such underwriter or agent may be deemed to be underwriting discounts and commissions under such Act.

                             CERTAIN LEGAL MATTERS

     Certain tax matters concerning the issuance of the Certificates will be passed upon by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters relating to the validity of the Certificates will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP represents the Initial Servicer, the Substitute Servicer and United Companies Financial Corporation, an affiliate of the Depositor and the Initial Servicer, from time to time.

                                    RATINGS

     It is a condition of the original issuance of the Offered Certificates that they receive the respective ratings set forth below by Fitch IBCA, Inc. ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P').

CLASS                   FITCH     MOODY'S    S&P
--------------          -----     -------    ----
AF-1 - AF-8              AAA       Aaa       AAA
AV-1                     AAA       Aaa       AAA
MF-1 and MV-1            AA        Aa2        AA
MF-2 and MV-2             A         A2        A
BF-1 and BV-1            BBB       Baa2      BBB

     The ratings do not address the possibility that, as a result of principal prepayments, Certificate Owners may receive a lower than anticipated yield. The ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates. A security rating is not a recommendation to buy, sell or hold securities.

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity Loan Asset-Backed Certificates, Series 1998-D (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed securities issues.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Direct and Indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed securities issues in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Cedel or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global

Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel Participants or Euroclear Participants through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income
(Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity treated as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate that is subject to U.S. Federal income tax regardless of the source of its income, or (iv) a trust other than a "foreign trust" as defined in
Section 7701(a)(3L) of the Internal Revenue Code of 1986, as amended. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities and does not deal with the application of Treasury regulations relating to the documentation requirements that are generally effective with respect to payments made after December 31, 1999. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                                      APPENDIX A

                   CERTAIN HISTORICAL PREPAYMENT INFORMATION

     The following table provides life-to-date prepayment rates and pool factors as of September 30, 1998, with respect to the home equity loans previously securitized by the Depositor by year of securitization:

                               FIXED                                  ARM                                 HYBRID
                -----------------------------------    ---------------------------------    -----------------------------------
                              LIFE-                                LIFE-                                  LIFE-
   YEAR OF       ORIGINAL     TO-DATE      POOL        ORIGINAL    TO-DATE      POOL         ORIGINAL     TO-DATE      POOL
SECURITIZATION   BALANCE       CPR       FACTOR(1)     BALANCE      CPR       FACTOR(1)      BALANCE       CPR       FACTOR(1)
-------------   ----------    -------    ----------    --------    -------    ----------    ----------    -------    ----------
                                                            (DOLLARS IN THOUSANDS)
1993            $  415,525      27%        16.98%      $ 34,990      37%         9.96%      $       --       --            --
1994               935,568      26%        26.56%        74,987      38%        14.85%              --       --            --
1995             1,030,698      26%        35.87%       391,652      31%        32.63%              --       --            --
1996             1,350,058      25%        52.31%       732,762      33%        44.83%         142,308      33%        41.29%
1997             1,224,998      23%        74.14%       479,294      36%        63.83%       1,020,707      21%        79.70%
1998(2)            699,984      14%        94.67%        71,474      24%        88.99%         228,525      17%        92.53%

------------------
(1) Pool Factor--Percentage of the securitization remaining outstanding at September 30, 1998.
(2) 1998 amounts relate only to the first and second quarter 1998 securitizations.

                      [This page intentionally left blank]

                                                                      APPENDIX B

                         CERTAIN HISTORICAL INFORMATION

     The following table provides certain contractual delinquency and default data with respect to home equity loans serviced by the Initial Servicer, by year of loan origination, as of the dates indicated:

                                                                SEPTEMBER 30, 1998
                         -------------------------------------------------------------------------------------------------
                                                                                        DEFAULTS
                                                   DELINQUENCY              --------------------------------    TOTAL
                         CONTRACTUAL    ---------------------------------   FORECLOSURES                       DELINQUENCY
YEAR OF ORIGINATION        BALANCE      30-59    60-89    90+(1)    TOTAL   IN PROCESS    BANKRUPTCY   TOTAL   & DEFAULTS
-----------------------  -----------    -----    -----    ------    -----   ------------  ----------   -----   -----------
                                                              (DOLLARS IN THOUSANDS)
1992 & prior...........  $    84,247    4.06%    1.14%     1.52%    6.72%       5.68%        5.69%     11.37%     18.09%
1993...................       98,770    3.86%    1.25%     1.19%    6.30%       5.60%        6.14%     11.74%     18.04%
1994...................      222,672    3.30%    0.96%     1.53%    5.79%       7.05%        7.72%     14.77%     20.56%
1995...................      512,807    4.09%    1.76%     1.55%    7.40%       9.63%        7.18%     16.81%     24.21%
1996...................    1,047,924    4.12%    1.57%     1.49%    7.18%       8.97%        4.25%     13.22%     20.40%
1997...................    2,031,815    3.22%    1.21%     1.03%    5.46%       4.35%        1.36%      5.71%     11.17%
1998...................    2,433,642    0.95%    0.36%     0.21%    1.52%       0.51%        0.12%      0.63%      2.15%
                         -----------
  Total................  $ 6,431,877    2.60%    0.98%     0.86%    4.44%       4.20%        2.18%      6.38%     10.82%
                         -----------
                         -----------

                                                                 DECEMBER 31, 1997
                         -------------------------------------------------------------------------------------------------
                                                                                        DEFAULTS
                                                   DELINQUENCY              --------------------------------    TOTAL
                         CONTRACTUAL    ---------------------------------   FORECLOSURES                       DELINQUENCY
YEAR OF ORIGINATION        BALANCE      30-59    60-89    90+(1)    TOTAL   IN PROCESS    BANKRUPTCY   TOTAL   & DEFAULTS
-----------------------  -----------    -----    -----    ------    -----   ------------  ----------   -----   -----------
                                                              (DOLLARS IN THOUSANDS)
1991 & prior...........  $    75,114    4.79%    1.06%     1.56%    7.41%       4.92%        5.72%     10.64%     18.05%
1992...................       43,134    5.21%    1.72%     2.28%    9.21%       4.82%        5.23%     10.05%     19.26%
1993...................      135,399    4.59%    1.12%     1.01%    6.72%       4.79%        5.30%     10.09%     16.81%
1994...................      302,819    4.95%    1.54%     1.47%    7.96%       6.17%        6.79%     12.96%     20.92%
1995...................      710,685    5.04%    1.59%     1.46%    8.09%       7.80%        5.66%     13.46%     21.55%
1996...................    1,544,278    4.54%    1.50%     1.22%    7.26%       5.39%        2.28%      7.67%     14.93%
1997...................    2,717,494    1.62%    0.58%     0.35%    2.55%       0.74%        0.23%      0.97%      3.52%
                         -----------
  Total................  $ 5,528,923    3.20%    1.05%     0.85%    5.10%       3.43%        2.10%      5.53%     10.63%
                         -----------
                         -----------

                                                                 DECEMBER 31, 1996
                         -------------------------------------------------------------------------------------------------
                                                                                        DEFAULTS
                                                   DELINQUENCY              --------------------------------    TOTAL
                         CONTRACTUAL    ---------------------------------   FORECLOSURES                       DELINQUENCY
YEAR OF ORIGINATION        BALANCE      30-59    60-89    90+(1)    TOTAL   IN PROCESS    BANKRUPTCY   TOTAL   & DEFAULTS
-----------------------  -----------    -----    -----    ------    -----   ------------  ----------   -----   -----------
                                                              (DOLLARS IN THOUSANDS)
1990 & prior...........  $    75,252    5.12%    1.20%     1.22%    7.54%       5.97%        4.85%     10.82%     18.36%
1991...................       38,114    5.26%    0.97%     0.83%    7.06%       5.45%        6.59%     12.04%     19.10%
1992...................       63,842    4.74%    1.74%     1.97%    8.45%       5.87%        5.40%     11.27%     19.72%
1993...................      199,037    4.39%    1.28%     1.07%    6.74%       4.94%        5.05%      9.99%     16.73%
1994...................      451,224    5.15%    1.58%     0.92%    7.65%       4.70%        6.37%     11.07%     18.72%
1995...................    1,069,818    4.75%    2.12%     1.17%    8.04%       2.64%        6.26%      8.90%     16.94%
1996...................    2,142,851    2.11%    0.86%     0.35%    3.32%       0.20%        0.95%      1.15%      4.47%
                         -----------
  Total................  $ 4,040,138    3.39%    1.31%     0.71%    5.41%       3.36%        1.83%      5.19%     10.60%
                         -----------
                         -----------

(1) Excludes foreclosures in process and bankruptcy.

                                                                  DECEMBER 31, 1995
                           -----------------------------------------------------------------------------------------------
                                                                                        DEFAULTS
                                                    DELINQUENCY             --------------------------------    TOTAL
                           CONTRACTUAL    -------------------------------   FORECLOSURES                       DELINQUENCY
YEAR OF ORIGINATION          BALANCE      30-59    60-89    90+     TOTAL   IN PROCESS    BANKRUPTCY   TOTAL   & DEFAULTS
-------------------------  -----------    -----    -----    ----    -----   ------------  ----------   -----   -----------
                                                               (DOLLARS IN THOUSANDS)
1989 & prior.............  $    68,275    3.39%    0.95%    0.34%   4.68%       5.51%        4.83%     10.34%     15.02%
1990.....................       44,862    3.76%    0.47%    0.19%   4.42%       5.46%        5.56%     11.02%     15.44%
1991.....................       57,815    4.22%    0.74%    0.36%   5.32%       5.35%        5.84%     11.19%     16.51%
1992.....................       98,473    3.81%    0.90%    0.89%   5.60%       5.96%        6.22%     12.18%     17.78%
1993.....................      298,882    3.72%    0.58%    0.39%   4.69%       3.63%        4.55%      8.18%     12.87%
1994.....................      668,797    4.03%    0.90%    0.40%   5.33%       2.29%        4.45%      6.74%     12.07%
1995.....................    1,464,377    1.74%    0.45%    0.16%   2.35%       0.41%        1.12%      1.53%      3.88%
                           -----------
  Total..................  $ 2,701,481    2.73%    0.61%    0.28%   3.62%       2.78%        1.75%      4.53%      8.15%
                           -----------
                           -----------

     The following table provides certain pool factors and cumulative losses with respect to the home equity loans serviced by the Initial Servicer, by year of production:

                                                                             CUMULATIVE
                                             HOME-EQUITY                     NET LOSSES
                                                LOAN           POOL          AS % OF
YEAR OF PRODUCTION                           PRODUCTION       FACTOR(1)      PRODUCTION
------------------------------------------   -----------      ---------      ----------
                                                       (DOLLARS IN THOUSANDS)
FIXED
1993......................................   $  500,900         18.64%          2.30%
1994......................................   $  837,901         25.59%          2.86%
1995......................................   $1,130,715         34.34%          2.11%
1996......................................   $1,383,714         49.23%          0.51%
1997......................................   $1,373,984         67.96%          0.02%
1998......................................   $1,358,089         93.87%          0.00%

ARM
1993......................................   $   38,968         13.92%          1.73%
1994......................................   $   70,920         11.58%          0.90%
1995......................................   $  410,922         30.30%          1.35%
1996......................................   $  860,744         42.61%          0.38%
1997......................................   $1,513,667         72.55%          0.02%
1998......................................   $1,237,995         93.60%          0.00%

------------------
(1) Pool Factor--Percentage of the year's production remaining outstanding at September 30, 1998.

PROSPECTUS

                                 $4,000,000,000
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

                            ------------------------

                          UCFC ACCEPTANCE CORPORATION
                                  (DEPOSITOR)

                            ------------------------

    The Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a Series, one or more Classes of Notes and one or more Classes of Certificates, as set forth in the related Prospectus Supplement. The locations of certain capitalized terms used herein are set forth in "Index of Principal Terms" beginning on page 82.

    The Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust") by UCFC Acceptance Corporation (the "Depositor") pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. The Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust. The Trust for a Series of Securities will include (a) Mortgage Assets, which may include (i) one or more pools of closed-end home equity loans (the "Home Equity Loans"), secured by mortgages on one- to four-family residential or mixed-use properties, and (ii) securities ("Private Securities") backed or secured by Home Equity Loans (the "Underlying Loans"), (b) certain monies received or due thereunder on or after the date specified in the related Prospectus Supplement (the "Cut-off Date"), (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding accounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. Amounts on deposit in a pre-funding account for any Series will be used to purchase additional Home Equity Loans during the funding period specified in the related Prospectus Supplement in the manner specified therein. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed twenty-five percent of the aggregate principal amount of such Series of Securities.

    Certain of the Mortgage Assets may have been originated or acquired by affiliates of UCFC Acceptance Corporation (the "Depositor"), including United Companies Lending Corporation(Registered) ("United Companies") UNICOR Mortgage(Registered), Inc., GINGER MAE(Registered), Inc. and Southern Mortgage Acquisition, Inc. d/b/a UC Acquisition. These affiliates, together with any other affiliates of the Depositor which originate or purchase Mortgage Assets from third parties, are collectively referred to herein as the "Originators."

    Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on the date or dates specified in the related Prospectus Supplement (each, a "Distribution Date"), at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage (which may be 0%) and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. The Mortgage Assets and other assets comprising the Trust may be divided into one or more Mortgage Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Mortgage Group, as applicable.

    The yield on each Class of Securities of a Series may be affected by the rate of payment of principal (including prepayments) of the Mortgage Assets in the related Trust and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Considerations."

                            ------------------------

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND ARE NOT GUARANTEED
   BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE TRUSTEE, THE MASTER
    SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF
  SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET
     FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED
                            PROSPECTUS SUPPLEMENT.

                            ------------------------

    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE 12.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
         OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
  MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    Offers of the Securities may be made through one or more different methods, including offerings through underwriters or by selling security holders, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any Series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Securities unless accompanied by a Prospectus Supplement.

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 22, 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder, among other things, will set forth with respect to such Series of
Securities: (i) a description of the Class or Classes of such Securities;
(ii) the rate of interest or other applicable rate (or the manner of determining such rate) and authorized denominations of each Class of such Securities;
(iii) certain information concerning the Mortgage Assets and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more Pools or all or part of the related Securities; (iv) the specified interest of each Class of Securities in, and manner and priority of, the distributions on the Mortgage Assets; (v) information as to the nature and extent of subordination with respect to such Series of Securities, if any;
(vi) the Distribution Dates; (vii) information regarding the Master Servicer;
(viii) the circumstances, if any, under which each Trust may be subject to early termination; (ix) whether a REMIC election will be made and the designation of the regular and residual interest therein; and (x) additional information with respect to the plan of distribution of such Securities.

                             AVAILABLE INFORMATION

     The Depositor has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and the exhibits thereto are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding the registrants that file electronically with the Commission, including the Depositor. The address of such Internet Web site is (http://www.sec.gov).

     Each Trust will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositor intends to cause each Trust to suspend filing such reports if and when such reports are no longer required under the Exchange Act.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the Securities and the related Trust will be provided to the Holders. See "The Agreements--Reports to Holders." If the Securities of a Series are to be issued in book-entry form, such reports will be provided to the Holder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of the Securities--Book-Entry Registration."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of each Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of any offering of the Certificates issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to UCFC Acceptance Corporation, 4041 Essen Lane, Baton Rouge, Louisiana 70809 Attention: Secretary, telephone
(504) 924-6007.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Capitalized terms used but not defined in this Prospectus shall have the meanings assigned to such terms elsewhere in this Prospectus. See "Index of Principal Terms" beginning on page 83.

Title of Securities...... Asset-Backed Certificates (the "Certificates") and
                          Asset-Backed Notes (the "Notes," and collectively with
                          the Certificates, the "Securities"), issuable in
                          Series.

Depositor................ UCFC Acceptance Corporation, a Louisiana corporation.
                          The principal office of the Depositor is located in
                          Baton Rouge, Louisiana. See "The Depositor" and "The
                          Originators."

The Master Servicer...... The Prospectus Supplement relating to any Series of
                          Securities will name the entities (which may include
                          United Companies Lending Corporation(Registered)
                          ("United Companies"), one of the other Originators or
                          an affiliate of the Originators and may additionally
                          include other unrelated entities) which will act,
                          directly or through one or more Sub-servicers (as
                          defined herein), as master servicer (each, in such
                          capacity, the "Master Servicer"). The principal office
                          of United Companies is located in Baton Rouge,
                          Louisiana. See "The Originators."

The Mortgage Assets...... The primary assets of each Trust will consist of one or more pools (each, a "Pool") of mortgage loans and
                          certain other mortgage-related assets (collectively,
                          the "Mortgage Assets") specified in the related
                          Prospectus Supplements, which may include (i) first
                          and second lien mortgage loans, deeds of trust or
                          participations therein secured by detached or
                          semi-detached one-family dwelling units, two- to
                          four-family dwelling units, townhouses, rowhouses,
                          individual condominium units in condominium buildings,
                          individual units in planned unit developments, mobile
                          or manufactured homes treated as real estate under
                          applicable state law, and certain mixed use and other
                          dwelling units (collectively, "Single Family Loans"),
                          (ii) first and second lien mortgage loans, deeds of
                          trust or participations therein secured by multifamily
                          residential properties, such as rental apartment
                          buildings or projects containing five or more
                          residential units ("Multifamily Loans"), or
                          (iii) privately issued mortgage-backed securities
                          ("Private Mortgage-Backed Securities" or "PMBS").
                          Single Family Loans and Multifamily Loans are
                          sometimes referred to herein collectively as "Mortgage
                          Loans."

A. Mortgage Loans........ Unless otherwise specified in the related Prospectus
                          Supplement, the Mortgage Loans will be
                          non-conventional loans (i.e., loans which are not
                          insured or guaranteed by any governmental agency). The
                          payment terms of the Mortgage Loans to be included in
                          any Pool will be described in the related Prospectus
                          Supplement and may include any of the following
                          features, combinations thereof or other features
                          described in the related Prospectus Supplement:

                                    (a)  Interest may be payable at a fixed rate
                               (a "Fixed Rate") or may be payable at a rate that is adjustable from time to time in relation to an index, that may be fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate (each, an "Adjustable Rate"). Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus
                               Supplement. Mortgage Loans may permit the payment of interest at a rate lower than the Mortgage
                               Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the properties securing the related
                               Mortgage Loan (the "Mortgaged Properties") or another source or may be treated as accrued interest and added to the principal of the Mortgage Loan.

                                    (b)  Principal may be payable on a level
                               debt service basis to fully amortize the Mortgage
                               Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity (a "balloon payment"). From time to time, principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                                    (c)  Monthly payments of principal and
                               interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ("graduated payments"), or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                                    (d)  Prepayments of principal may be subject
                               to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain other transfers of the related Mortgaged Properties.
                               Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the applicable Originator.

                          The Mortgaged Properties may be located in any one of
                          the fifty states or the District of Columbia. Unless
                          otherwise specified in the
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                                       4

                          related Prospectus Supplement, all of the Mortgage
                          Loans will be covered by standard hazard insurance policies ("Standard Hazard Insurance Policies") insuring against losses due to fire and various other causes. The Mortgage Loans with Loan-to-Value Ratios
                          (as defined below) in excess of 80% may be covered by a primary mortgage guaranty insurance policy which provides compensation to a mortgage noteholder in the event of default by the obligor under such Mortgage
                          Note ("Primary Mortgage Insurance Policies"), as described in the related Prospectus Supplement. It is expected that the Mortgage Loans will have been originated or purchased by the Originators, through their retail offices, through their correspondent
                          (i.e., wholesale) loan programs or their bulk purchase program.

                          The Prospectus Supplement for each Series of
                          Securities will specify with respect to all Mortgage
                          Loans included in each related Pool, among other things, (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans in such Pool as of the date specified in the Prospectus Supplement (the "Cut-off
                          Date"), (ii) the largest principal balance and the smallest principal balance of any of the Mortgage
                          Loans, (iii) the types of Mortgaged Properties securing the Mortgage Loans, (iv) the original terms to maturity of the Mortgage Loans, (v) the weighted average term to maturity of the Mortgage Loans as of the Cut-off Date and the range of the terms to maturity, (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans,
                          (vii) the ranges of the Loan-to-Value Ratios at origination, (viii) the weighted average Mortgage Rate and ranges of Mortgage Rates borne by the Mortgage
                          Loans, (ix) in the case of Mortgage Loans having
                          Adjustable Rates, the weighted average of the Adjustable Rates as of the Cut-off Date and maximum permitted Adjustable Rates, if any, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis.

B. Private
    Mortgage-Backed
    Securities........... Private Mortgage-Backed Securities may include
                          (i) mortgage participations or pass-through
                          certificates representing beneficial interests in
                          certain mortgage loans or (ii) collateralized mortgage
                          obligations ("CMOs") secured by such mortgage loans.
                          Although individual mortgage loans underlying a
                          Private Mortgage-Backed Security may be insured or
                          guaranteed by the United States or an agency or
                          instrumentality thereof, they need not be, and the
                          Private Mortgage-Backed Securities themselves will not
                          be, so insured or guaranteed. Payments on the Private
                          Mortgage-Backed Securities will be distributed
                          directly to the Trustee as registered owner of such
                          Private Mortgage-Backed Securities.

                          The Prospectus Supplement for each Series of
                          Securities will specify, with respect to any Private
                          Mortgage-Backed Securities owned by the related Trust:
                          (i) the aggregate approximate principal amount and
                          type of Private Mortgage-Backed Securities;
                          (ii) certain characteristics of the mortgage loans
                          underlying the Private Mortgage-Backed Securities,
                          including (A) the payment features of such mortgage
                          loans, (B) the approximate aggregate principal amount,
                          if known, of the underlying mortgage loans which are
                          insured or guaranteed by a governmental entity,
                          (C) the servicing fee
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                                       5

                          or range of servicing fees with respect to such mortgage loans, and (D) the minimum and maximum stated maturities of the mortgage loans at origination;
                          (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the issuer of the Private Mortgage-Backed Securities (the
                          "PMBS Issuer"), the servicer of the Private
                          Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities
                          (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, financial guaranty insurance policies or third party guarantees, relating to the mortgage loans underlying the Private
                          Mortgage-Backed Securities, or to such Private
                          Mortgage-Backed Securities themselves; (ix) the terms on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity;
                          and (x) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee. See "The Trusts--Private
                          Mortgage-Backed Securities."

Description of the
  Securities............. Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust
                          Agreement. Each Certificate of a Series will evidence
                          an interest in the Trust for such Series, or in a
                          Mortgage Group specified in the related Prospectus
                          Supplement. Notes are issuable from time to time in a
                          Series pursuant to an Indenture.

                          The Securities of any Series may be issued in one or more Classes, as specified in the related Prospectus
                          Supplement. A Series of Securities may include one or more Classes of senior Securities (collectively, "Senior Securities") which receive certain preferential treatment specified in the related
                          Prospectus Supplement with respect to one or more
                          Classes of subordinate Securities (collectively, the "Subordinated Securities"). Certain Series or Classes of Securities may be covered by Enhancement (as defined below) in the related Prospectus Supplement.

                          Each Class of Securities within a Series will evidence the interests specified in the related Prospectus
                          Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Securities of such Series throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in

                                       6
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
                          accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Securities entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; and (vii) include, as to Securities entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related
                          Prospectus Supplement.

Pre-Funding and
  Capitalized Interest
  Accounts............... If specified in the related Prospectus Supplement, a
                          Trust will include one or more segregated trust
                          accounts (each, a "Pre-Funding Account") for the
                          related Series. If so specified, on the closing date
                          for such Series, a portion of the proceeds of the sale
                          of the Securities of such Series (such amount, the
                          "Pre-Funded Amount") will be deposited in the
                          Pre-Funding Account and may be used to purchase
                          additional Mortgage Assets during the period of time,
                          not to exceed six months, specified in the related
                          Prospectus Supplement (the "Pre-Funding Period"). The
                          Mortgage Assets to be so purchased will be required to
                          have certain characteristics specified in the related
                          Prospectus Supplement. If any Pre-Funded Amount
                          remains on deposit in the Pre-Funding Account at the
                          end of the Pre-Funding Period, such amount will be
                          applied in the manner specified in the related
                          Prospectus Supplement to prepay the Classes of
                          Securities of the applicable Series specified in the
                          related Prospectus Supplement. The amount initially
                          deposited in a Pre-Funding Account for a Series of
                          Securities will not exceed twenty-five percent of the
                          aggregate principal amount of such Series of
                          Certificates.

                          If a Pre-Funding Account is established, one or more
                          segregated trust accounts (each, a "Capitalized
                          Interest Account") may be established for the related
                          Series. On the closing date for such Series, a portion
                          of the proceeds of the sale of the Securities of such
                          Series may be deposited in the Capitalized Interest
                          Account and used to fund the excess, if any, of the
                          sum of (i) the amount of interest accrued on the
                          Securities of such Series and (ii) if specified in the
                          related Prospectus Supplement, certain fees and
                          expenses during the Pre-Funding Period, such as
                          Trustee fees and credit enhancement fees, over the
                          amount of interest available therefor from the
                          Mortgage Assets in the Trust. If so specified in the
                          related Prospectus Supplement, amounts on deposit in
                          the Capitalized Interest Account may be released to
                          the person specified in the related Prospectus
                          Supplement prior to the end of the Pre-Funding Period
                          subject to the satisfaction of certain tests specified
                          in the related Prospectus Supplement. Any amounts on
                          deposit in the Capitalized Interest Account at the end
                          of the Pre-Funding Period that are not necessary for
                          such purposes will be distributed to the person
                          specified in the related Prospectus Supplement.
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                                       7
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
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Credit Enhancement....... Enhancement with respect to a Series or any Class of
                          Securities may include any one or more of the
                          following: a financial guaranty insurance policy,
                          overcollateralization, a letter of credit, a cash
                          reserve fund, insurance policies, one or more Classes
                          of Subordinated Securities , derivative products or
                          other forms of credit enhancement, or any combination
                          thereof (collectively, "Enhancement"). The Enhancement
                          with respect to any Series or any Class of Securities
                          may be structured to provide protection against
                          delinquencies and/or losses on the Mortgage Assets,
                          against changes in interest rates, or other risks, to
                          the extent and under the conditions specified in the
                          related Prospectus Supplement. Any form of Enhancement
                          will have certain limitations and exclusions from
                          coverage thereunder, which will be described in the
                          related Prospectus Supplement. Further information
                          regarding any provider of the Enhancement (the
                          "Enhancer"), including financial information when
                          material, will be included in the related Prospectus
                          Supplement. See "Credit Enhancement."

Advances................. The Master Servicer and, if applicable, each mortgage servicing institution that services a Mortgage Loan in
                          a Pool on behalf of the Master Servicer (each, a
                          "Sub-servicer") generally will be obligated to advance
                          amounts corresponding to all or a portion of
                          delinquent interest payments on such Mortgage Loan
                          monthly (or at such other intervals specified in the
                          Prospectus Supplement) until the date on which the
                          related Mortgaged Property is sold at a foreclosure
                          sale or the related Mortgage Loan is otherwise
                          liquidated or charged off. Any such obligation to make
                          advances may be limited to amounts due to holders of
                          Senior Securities, to amounts deemed to be recoverable
                          from late payments or liquidation proceeds, for
                          specified periods or any combination thereof, in each
                          case as specified in the related Prospectus
                          Supplement. See "The Agreements--Delinquency Advances
                          and Compensating Interest."

Compensating Interest.... With respect to each Mortgage Loan as to which the
                          Master Servicer receives a principal payment in full
                          in advance of the final scheduled due date (a
                          "Principal Prepayment"), the Master Servicer generally
                          will be required to remit to the Trustee, from amounts
                          otherwise payable to the Master Servicer as servicing
                          compensation, an amount generally representing the
                          excess of interest on the principal balance of such
                          Mortgage Loan prior to such Principal Prepayment over
                          the amount of interest actually received on the
                          related Mortgage Loan during the applicable period.
                          See "The Agreements--Delinquency Advances and
                          Compensating Interest."

Optional Termination..... The Master Servicer, the holders of REMIC Residual
                          Certificates (as defined herein), or certain other
                          entities specified in the related Prospectus
                          Supplement may have the option to effect early
                          retirement of one or more Classes or a Series of
                          Securities through the purchase of the Mortgage Assets
                          in the related Trust, subject to the principal balance
                          of the related Mortgage Assets being less than the
                          percentage, not more than 25%, specified in the
                          related Prospectus Supplement of the aggregate
                          principal balance of the Mortgaged Assets at the
                          Cut-off Date for the related Class or Series. See "The
                          Agreements--Termination; Optional Termination."
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                                       8

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FEDERAL INCOME TAX
  CONSEQUENCES

  A. DEBT SECURITIES AND
       REMIC RESIDUAL
       SECURITIES........ If (i) an election is made to treat all or a portion of a Trust Fund for a Series as a "real estate
                          mortgage investment conduit" (a "REMIC") or (ii) so
                          provided in the related Prospectus Supplement, a
                          Series of Securities will include one or more Classes
                          of taxable debt obligations under the Internal Revenue
                          Code of 1986, as amended (the "Code"). Stated interest
                          with respect to such Classes of Securities will be
                          reported by a Holder in accordance with the Holder's
                          method of accounting except that, in the case of
                          Securities constituting "regular interests" in a REMIC
                          ("Regular Interests"), such interest will be required
                          to be reported on the accrual method regardless of a
                          Holder's usual method of accounting. Certain Classes
                          of Securities may be issued with original issue
                          discount that is not de minimis. In such cases, the
                          Holder will be required to include original issue
                          discount in gross income as it accrues, which may be
                          prior to the receipt of cash attributable to such
                          income. If a Security is issued at a premium, the
                          Holder may be entitled to make an election to amortize
                          such premium on a constant yield method.

                          In the case of a REMIC election, a Class of Securities may be treated as REMIC "residual interests"
                          ("Residual Interest"). A Holder of a Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the Holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i) may not be subject to offset by losses from other activities or investments, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (x) Residual Interests are subject to transfer restrictions and (y) certain transfers of Residual Interests will not be recognized for federal income tax purposes. Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC.

  B. NON-REMIC
       PASS-THROUGH
       SECURITIES........ If so specified in the related Prospectus Supplement, the Trust Fund for a Series will be treated as a
                          grantor trust and will not be classified as an
                          association taxable as a corporation for federal
                          income tax purposes and Holders of Securities of such
                          Series ("Pass-Through Securities") will be treated as
                          owning directly rights to receive certain payments of
                          interest or principal, or both, on the Mortgage Assets
                          held in the Trust for such Series. All income with
                          respect to a Stripped Security (as defined herein)
                          will be accounted for as original issue discount and,
                          unless otherwise specified in the related Prospectus
                          Supplement, will be reported by the Trustee on an
                          accrual basis, which may be prior to the receipt of
                          cash associated with such income.
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                                       9
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
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  C. OWNER TRUST
       SECURITIES........ Each Noteholder, by the acceptance of a Note of a given Series, will agree to treat such Note as
                          indebtedness, and each Certificateholder, if any, by
                          the acceptance of a Certificate of a given Series,
                          will agree to treat the related Trust as a partnership
                          in which such Certificateholder is a partner for
                          federal income and state tax purposes. Alternative
                          characterizations of such Trust and such Certificates
                          are possible, but would not result in materially
                          adverse tax consequences to Certificateholders. See
                          "Federal Income Tax Considerations."

ERISA Considerations..... Subject to the considerations discussed under "ERISA
                          Considerations" herein and in the related Prospectus
                          Supplement, the Notes may be eligible for purchase by
                          employee benefit plans. The related Prospectus
                          Supplement will provide further information with
                          respect to the eligibility of a Class of Certificates
                          for purchase by employee benefit plans.

                          Fiduciaries of employee benefit plans or other retirement plans or arrangements, including individual retirement accounts, certain Keogh plans, and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to the Employee Retirement
                          Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with their legal advisors whether an investment in Certificates will cause the assets of the related Trust to be considered plan assets under the Department of Labor ("DOL") regulations set forth in 29 C.F.R.
                          Section 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Trustee and the Master Servicer to the fiduciary investment standards of ERISA, and whether the purchase, holding or transfer of Certificates gives rise to a transaction that is prohibited under ERISA or subject to the excise tax provisions of Section 4975 of the Code, unless a DOL administrative exemption applies. See "ERISA
                          Considerations."

Legal Investment......... A Trust may include Mortgage Loans which do not represent first liens. Accordingly, as disclosed in
                          the related Prospectus Supplement, certain Classes of
                          Securities offered hereby and by the related
                          Prospectus Supplement may not constitute "mortgage-
                          related securities" for purposes of the Secondary
                          Mortgage Market Enhancement Act of 1984 ("SMMEA") and,
                          if so, will not be legal investments for certain types
                          of institutional investors under SMMEA.

                          Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to additional restrictions on investment in certain
                          Classes of Securities. Any such institution should consult its own legal advisors in determining whether and the extent to which a Class of Securities constitutes legal investments for such investors. See
                          "Legal Investment" herein.

Registration of
  Securities............. Securities may be represented by book-entry certificates registered in the name of Cede & Co.
                          ("Cede"), as nominee of The Depository Trust Company
                          ("DTC"). Persons acquiring beneficial ownership
                          interests in such Securities will hold their interests

                          through DTC, in the United States, or Cedel Bank societe anonyme ("Cedel") or the Euroclear System
                          ("Euroclear"), in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as such Securities are in book-entry form, such Securities will be evidenced by one or more Securities registered in the name of Cede, as the nominee of DTC, or one of the relevant depositaries (collectively, the "European
                          Depositaries"). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank N.A.
                          ("Citibank") or The Chase Manhattan Bank ("Chase"), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC.
                          The interests of such Holders will be represented by book-entries on the records of DTC, participating members thereof and other entities, such as banks, brokers, dealers and trust companies that clear through or maintain custodial relationships with a participant, either directly or indirectly. In such case, Holders will not be entitled to receive definitive certificates representing such Holders' interests, except in certain circumstances described in the related Prospectus Supplement. References herein to "Holders" or "Owners" reflect the rights of owners of the Securities issued as book-entry certificates only as they may indirectly exercise such rights through DTC and participants, except as otherwise specified in the related Prospectus
                          Supplement. See "Description of the
                          Securities--Book-Entry Registration" herein.

Ratings.................. It will be a requirement that each Class of Securities offered by this Prospectus and the related Prospectus
                          Supplement be rated by at least one nationally
                          recognized statistical rating organization (each, a
                          "Rating Agency") in one of its four highest applicable
                          rating categories. The rating or ratings applicable to
                          Securities of each Series offered hereby and by the
                          related Prospectus Supplement will be as set forth in
                          the related Prospectus Supplement. There is no
                          assurance that the rating initially assigned to such
                          Securities will not be subsequently lowered or
                          withdrawn by the Rating Agency. In the event the
                          rating initially assigned to any Securities is
                          subsequently lowered for any reason, no person or
                          entity will be obligated to provide any credit
                          enhancement in addition to the Enhancement, if any,
                          specified in the related Prospectus Supplement.

                          A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on the Mortgage Assets for a Series may have on the yield to investors in the Securities of such Series. See "Risk Factors--Ratings
                          Are Not Recommendations."

                                  RISK FACTORS

NO SECONDARY MARKET

     Prior to issuance, there will have been no market for the Securities of any Series. There can be no assurance that a secondary market for the Securities will develop or, if a secondary market does develop, that it will provide Holders of the Securities with liquidity of investment or that it will continue for the lives of the Certificates. Certain Classes of the Securities may not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Certain investors may be subject to legal restrictions which could preclude them from purchasing such non-SMMEA Securities and which may have a negative effect on the development of a secondary market in the Securities.

TRUST ASSETS ARE ONLY SOURCE OF REPAYMENT

     The assets of any Trust, including the Mortgage Loans and any Enhancement, will be the sole source of funds for the payment of the required distributions on the Securities of the related Series. The Certificates of a Series represent beneficial ownership interests in, and the Notes of a Series represent obligations of, the related Trust only and do not represent interests in or other obligations of the Depositor or the Master Servicer. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Neither the Securities nor the Mortgage Assets are insured or guaranteed by any governmental agency.

     Holders of Notes will be required under the Indenture to proceed only against the Mortgage Assets and other assets constituting the related Trust in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor or any affiliate. There is no assurance that the market value of the Mortgage Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust or upon a sale of the assets of a Trust for a Series of Certificates, the Trustee, the Master Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

BOOK-ENTRY REGISTRATION MAY AFFECT LIQUIDITY

     Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since some investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in Securities will, in most cases, be able to be effected only through Participants, Indirect Participants and certain banks, the ability of a Holder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing the Securities. Holders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Holders either directly or indirectly through Indirect Participants. See "Description of the Securities--Book-Entry Registration."

PROPERTY VALUES MAY BE INSUFFICIENT

     Potential Decline in Value of Mortgaged Property. An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any other liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could extinguish the interest of the related Trust in the Mortgaged Property before having any effect on the interest of the related senior mortgagee. Certain areas of the country have experienced, may continue to experience or may hereafter experience a significant decline in real estate values. The Depositor will not be able to quantify the impact of any property value declines on the Mortgage Loans or predict whether, to what extent or how long such declines may continue. In periods of such decline, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general.

     Characteristics of Second Mortgages. Certain of the Mortgage Loans will be home equity loans secured by junior liens subordinate to the rights of the mortgagee under each related senior mortgage ("Second Mortgage Loans"). As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a Second Mortgage Loan only to the extent that the claims, if any, of each such senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the Mortgaged Property securing the Second Mortgage Loan unless it forecloses subject to the related senior mortgage, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of a default thereunder. Generally, a servicer will satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines that any amounts so paid will be recoverable from future payments and collections on the Second Mortgage Loans or otherwise. The Trusts will not have any source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure/Repossession."

     Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon payment" which will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such Mortgagor's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

     Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Holders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Depositor, the Originators, the Master Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan.

     Risks Associated with Liquidation of Defaulted Mortgage Loans. General economic conditions and other factors (which may not affect real property values) have an impact on the ability of Mortgagors to repay Mortgage Loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies and bankruptcy filings by Mortgagors. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

     In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that such losses are not covered by Enhancement, such losses will be borne, at least in part, by the Holders of the related Series.

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Holders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related Liquidated Mortgage Loan and not yet repaid, including unreimbursed Delinquency Advances and Servicing Advances, payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, insufficient funds are available from any Enhancement, Holders could experience a loss on their investment.

     Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Master Servicer took the same steps in realizing upon a defaulted Mortgage Loan having a small remaining principal balance as it would in the case of a defaulted Mortgage Loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loan than would be the case with a larger Mortgage Loan. Because the average outstanding principal balances of the Mortgage Loans which are Second Mortgage Loans are small relative to the size of the Mortgage Loans in a typical pool composed entirely of first mortgages, realizations net of liquidation expenses on defaulted Mortgage Loans which are Second Mortgage Loans may also be smaller as a percentage of the principal amount of such Mortgage Loans than would be the case with a typical pool of first mortgage loans.

     Environmental Risks. Under environmental legislation and case law applicable in various states, a secured party that takes a deed in lieu of foreclosure, acquires a Mortgaged Property at a foreclosure sale or which, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a Mortgaged Property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a Mortgage Note (such as a Trust) which, under the terms of the related Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations."

     Risks Associated with Non-Owner Occupied Properties. Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than for Mortgage Loans secured by the primary residence of the borrower.

CONSUMER PROTECTION LAWS MAY AFFECT MORTGAGE LOANS

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originators and the Master Servicer. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Mortgage Loans."

     The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Real Estate Settlement Procedures Act, which establishes certain requirements for disclosure regarding mortgage transactions and originators of mortgage loans; and (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Act") which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Mortgage Loan. Any Trust for which the Mortgage Assets include Mortgage Loans subject to the Act would be subject to all of the claims and defenses which the borrower could assert against the applicable Originator. Any violation of the Act which would result in such liability would be a breach of the Originator's representations and warranties, and the Originator would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for the Mortgage Loan in question.

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

YIELD MAY VARY

     The yields to maturity of the Classes of Securities of a Series will be affected by the amount and timing of principal payments on the related Mortgage Assets, the allocation of available funds and/or losses among such Classes, the interest rates or amounts of interest payable on such Classes and the purchase prices paid for such Classes. The interaction of the foregoing factors may have different effects on, and create different risks for the various Classes of Securities, and the effects and/or risks for any one Class may vary over the life of such Class. Investors should carefully consider the different consequences of such risks for different Classes of Securities of a Series as described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may still be imposed in connection therewith. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

     Although published statistical data regarding the effects of interest rates on prepayment rates for home equity loans of the type typically made or acquired by the Originators ("Home Equity Loans") is limited, a number of factors suggest that the prepayment behavior of a pool including Home Equity Loans may be significantly different from that of a pool composed entirely of agency conforming, non-conforming "jumbo" or government insured (i.e., "traditional") first mortgage loans with equivalent interest rates and maturities. One such factor is the typically smaller average principal balance of a Home Equity Loan which may result in a higher prepayment rate than that of a traditional first mortgage loan with a larger average balance, regardless of the interest rate environment. A small principal balance, however, also may make refinancing a Home Equity Loan at a lower interest rate less attractive to the borrower relative to refinancing a larger balance first mortgage loan, as the perceived impact to the borrower of lower interest rates on the size of the monthly payment for a Home Equity Loan may be less than for a traditional first mortgage loan with a larger balance. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying senior mortgage loans, if any, and the use of first mortgage loans as long-term financing for home purchase and home equity loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans which are Home Equity Loans may experience a higher rate of prepayment than traditional first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of such home equity loans. See "Maturity, Prepayment and Yield Considerations."

     Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Mortgage Loans required to be made by the Originators or by the Master Servicer under the related Agreement will have the same effect on the Holders as a prepayment of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Single Family Loans contain "due-on-sale" provisions, and the Master Servicer will be required to enforce such provisions unless (i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law, in which case the Master Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. Additionally, the Originators' practice of soliciting refinancings from existing borrowers may have the effect of increasing the rate of prepayments, due to refinancings, on the Mortgage Loans. See "The Home Equity Loan Program--Refinancing Policy" herein.

     Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets for a Series generally will result in a faster rate of distributions of principal on the Securities. Thus, the prepayment experience on the Mortgage Loans comprising or underlying the Mortgage Assets will affect the average life and yield to investors of each Class and the extent to which each such Class is paid prior to its final scheduled Distribution Date. A Series may include Classes of Securities which pay "interest only" or are entitled to receive a disproportionately high level of interest distributions as compared to the amount of principal to which such Classes of Securities are entitled (each, an "Interest Weighted Class") or Classes of Securities which pay "principal only" or are entitled to receive a disproportionately high level of principal distributions compared to the amount of interest to which such Classes of Securities are entitled (each, a "Principal Weighted Class"). A Series may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount. Yields on such Classes of Securities will be extremely sensitive to prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets for such Series. In general if a Security, including a Security of an Interest Weighted Class, is purchased at a premium and principal distributions on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to an Interest Weighted Class is extremely disproportionate to principal, a Holder could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if a Security, including a Security of a Principal Weighted Class, is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated. Any rating assigned to the Securities by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to such Securities in accordance with the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Class at a significant premium might fail to recoup its initial investment. Depending on the prevailing interest rate environment, prepayments may be more likely to occur with respect to adjustable-rate mortgage loans which may be included in a Pool. Prepayment and yield considerations related to adjustable-rate mortgage loans will be set forth in the related Prospectus Supplement.

     Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of Mortgagors.

     Prepayments on Private Mortgage-Backed Securities will be a function of the prepayment, repurchase and default experience on the underlying Mortgage Loans as described above as well as the allocation of such prepayments among the various classes of the related series of Private Mortgage-Backed Securities and the types and scope of credit enhancement, if any, supporting such securities. If a Trust includes Private Mortgage-Backed Securities, the Prospectus Supplement for the related Series of Securities will describe the various factors affecting prepayments.

PRE-FUNDING AND ADDITIONAL MORTGAGE ASSETS MAY ADVERSELY AFFECT INVESTMENT

     If a Trust includes a Pre-Funding Account and the principal balance of additional Mortgage Assets delivered to the Trust during the Pre-Funding Period is less than the Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yield on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

     Each additional Mortgage Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and the related Agreement. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Mortgage Assets were included as part of the initial Mortgage Assets, the credit quality of such assets would be consistent with the initial rating of each Class of Securities of such Series. The Depositor will certify to the Trustee that all conditions precedent to transfer of the additional Mortgage Assets, including the satisfaction of the eligibility criteria, to the Trust have been satisfied. Following the transfer of additional Mortgage Assets to the Trust, the aggregate characteristics of the Mortgage Assets then held in the Trust may vary from those of the initial Mortgage Assets of such Trust. As a result, the additional Mortgage Assets may adversely affect the performance of the related Securities.

     The ability of a Trust to invest in additional Mortgage Assets during the related Pre-Funding Period will be dependent on the ability of the Originators to originate or acquire Mortgage Assets that satisfy the requirements for transfer to the Trust specified in the related Prospectus Supplement. The ability of the Originators to originate or acquire such Mortgage Assets will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels, and consumer perceptions of general economic conditions.

BANKRUPTCY OF THE DEPOSITOR MAY ADVERSELY AFFECT INVESTMENT

     In the event of the bankruptcy of the Depositor, a trustee in bankruptcy of the Depositor or its creditors could attempt to recharacterize the sale of the Mortgage Assets to the related Trust as a borrowing by the Depositor. If such recharacterization were to be upheld, the related Holders could be deemed to be creditors of the Depositor, with the Mortgage Assets constituting security for such debt, and thus, the Mortgage Assets may be subject to the automatic stay of the bankruptcy court having jurisdiction over the Depositor's bankruptcy estate. Even if such allegations are unsuccessful, Holders may be subject to substantial delays in distributions due to the bankruptcy proceedings. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Securities and liquidate the Mortgage Assets, with the Holders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Holders could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

RATINGS ARE NOT RECOMMENDATIONS

     Each Class of Securities offered by this Prospectus and the related Prospectus Supplement must be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Mortgage Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Mortgage Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                                   THE TRUSTS

     The Notes of each Series will be secured by the pledge of the assets of the related Trust, and the Certificates of each Series will represent interests in the assets of the related Trust. A Trust for any Series of Certificates will include the Mortgage Assets consisting of (A) a Pool comprised of (i) Single Family Loans or (ii) Multifamily Loans, (B) Private Mortgage-Backed Securities, or (C) a combination of (A) and (B), in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust. The assets of the Trust specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust not pledged to secure such Notes.

     The Mortgage Assets for a Series will be transferred by the Depositor to the Trust. Mortgage Loans relating to a Series will be serviced by the Master Servicer pursuant to a Pooling and Servicing Agreement, with respect to a Series consisting of only Certificates or a Sale and Servicing Agreement (each, a "Sale and Servicing Agreement") among the Depositor, the Trust and the Master Servicer, with respect to a Series that includes Notes.

     As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series that includes Notes, the Indenture and the Sale and Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the Trustee of such Trust specified in the related Prospectus Supplement.

     Certain of the Mortgage Assets may have been originated or purchased by the Originators, through their retail branch offices or their correspondent (i.e., wholesale) loan programs. Other Mortgage Assets may have been acquired by the Depositor, any Originator or an affiliate thereof in the open market or in privately negotiated transactions. See "The Home Equity Loan Program--Underwriting of Home Equity Loans."

THE MORTGAGE LOANS--GENERAL

     The real property (including manufactured housing and mobile homes, to the extent treated as real property under the laws of the applicable jurisdictions) which secures repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency). Mortgage Loans with Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by Primary Mortgage Insurance Policies. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by Standard Hazard Insurance Policies. The existence and extent of any such coverage will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Pool will provide for payments to be made monthly ("monthly pay"). Unless otherwise specified in the related Prospectus Supplement, the due dates for payments on the monthly-pay Mortgage Loans in a Pool will occur throughout the month.

     The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate that is adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. The specified rate of interest on a Mortgage Loan is its "Mortgage Rate." Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property securing the related Mortgage Loan or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

          (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Mortgage Loans having graduated payment provisions may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or

------------------
* Whenever the terms "Pool" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the "Securities" representing the debt of, or certain beneficial ownership interests, as described below, in a single Trust consisting primarily of the Mortgage Loans in such Pool. Similarly, the term "Trust" will refer to one specific Trust.

     certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the applicable Originator.

     The Prospectus Supplement for each Series of "Securities" will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, manufactured housing and mobile homes (to the extent permanently affixed and treated as real property under the laws of the applicable jurisdiction), multifamily apartments or other real property),
(iv) the original terms to maturity of the Mortgage Loans, (v) the weighted average term to maturity of the Mortgage Loans as of the related Cut-off Date and the range of the terms to maturity; (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the ranges of Loan-to-Value Ratios at origination, (viii) the Mortgage Rate and ranges of Mortgage Rates borne by the Mortgage Loans, (ix) in the case of Mortgage Loans having Adjustable Rates, the weighted average of the Adjustable Rates, if any, and (x) the geographical distribution of the Mortgaged Properties on a state-by-state basis.

     If specific information respecting the Mortgage Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to, or incorporated by reference into, the Agreement delivered to the Trustee upon delivery of the Securities.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Collateral Value of the related Mortgaged Property. "Collateral Value" is the appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal (as reviewed and approved by the applicable Originator) made at the time of the origination of the related Mortgage Loan, or (ii) the sales price of such Mortgaged Property at such time of origination, in either case, plus any financed improvements. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised (as reviewed and approved by the related Originator) value of the Mortgaged Property will be based upon the appraisal (as reviewed and approved by the related Originator) obtained at the time of refinancing.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Properties), in a particular Pool become equal to or greater than the value of such Mortgaged Properties or if the general condition of a Mortgaged Property declines, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Because a Pool may contain Mortgage Loans with original Loan-to-Value Ratios of up to 100% at origination, any overall decline in property values or of particular Mortgaged Properties will be likely to result in the outstanding principal balance of such Mortgage Loans becoming greater than the value of such Mortgaged Properties which may give rise to the consequences discussed in the preceding sentence.

     The only obligations of the Depositor with respect to a Series of Securities will be to provide from the applicable Originator (or, where the Depositor or any Originator acquired a Mortgage Loan from another originator, obtain from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See "The Agreements--Assignment of Mortgage Loans." The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligations to make Servicing Advances and to enforce the obligations of the Sub-servicers) and its obligation to make certain Delinquency Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "The Agreements--Delinquency Advances and Compensating Interest." The obligations of a Master Servicer to make Delinquency Advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

SINGLE FAMILY LOANS

     "Single Family Loans" will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first or second liens on one- to four-family residential properties. Single Family Loans also may include loans or participations therein secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium units' appurtenant interests in the common elements of the condominium buildings.

     The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units in condominium buildings, individual units in planned unit developments, mobile or manufactured homes treated as real estate under applicable state law, and certain mixed use and other dwelling units. Such Mortgaged Properties may include vacation and second homes or investment properties.

MULTIFAMILY LOANS

     Multifamily Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first or second liens on rental apartment buildings or projects containing five or more residential units.

     Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by cooperatives. In such cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Mortgage Loans, or (b) collateralized mortgage obligations ("CMOs") secured by Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a private mortgage-backed securities agreement (the "PMBS Agreement"). The seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. Unless otherwise described in the Prospectus Supplement, the PMBS Servicer will be a Federal National Mortgage Association ("FNMA") or Federal Home Loan Mortgage Corporation ("FHLMC") approved servicer and, if Federal Housing Administration ("FHA") Loans underlie the Private Mortgage-

Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

     The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be the Depositor or an affiliate thereof. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related underlying trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be Single Family Loans or Multifamily Loans.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

     Additional Information. The Prospectus Supplement for a Series of Securities for which the related Trust includes Private Mortgage-Backed Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement) to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable
(i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans underlying the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities,
(vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which other Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

                                USE OF PROCEEDS

     The Depositor intends to use the net proceeds to be received from the sale of the Securities of each Series to acquire the Mortgage Assets to be deposited in the related Trust, and to pay other expenses connected with pooling such Mortgage Assets and issuing such Securities. Any amounts remaining after such payments may be used for general corporate purposes. The Depositor expects to sell Securities in Series from time to time.

                                 THE DEPOSITOR

     UCFC Acceptance Corporation (the "Depositor") was incorporated in the State of Louisiana on March 26, 1993, and is an indirect wholly-owned subsidiary of United Companies Financial Corporation (the "Parent"). The Depositor maintains its principal offices at 4041 Essen Lane, Baton Rouge, Louisiana 70809. Its telephone number is (504) 924-6007.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                THE ORIGINATORS

     It is anticipated that the Mortgage Loans will be purchased by the Depositor from United Companies Lending Corporation(Registered) ("United Companies"), UNICOR Mortgage(Registered), Inc. ("UNICOR"), GINGER MAE(Registered), Inc. ("GINGER MAE") and Southern Mortgage Acquisition, Inc. d/b/a UC Acquisition ("UC Acquisition") (collectively, the "Originators").

     Each of the Originators is a Louisiana corporation and an indirect wholly-owned subsidiary of the Parent. The Parent is a financial services holding company having mortgage lending operations focused on the origination, purchase, sale and servicing of first mortgage, non-conventional, home equity loans. The Parent's principal offices are in Baton Rouge, Louisiana.

     Because the nature of the business of the Originators involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, each is subject to numerous claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such claims and actions, the management of United Companies believes, based on information currently available, that the aggregate amount of such liabilities will not result in monetary damage which in the aggregate would have a material adverse effect on the financial condition of the Originators.

                          THE HOME EQUITY LOAN PROGRAM

GENERAL

     Each of the Originators engages in a different method of loan production:
United Companies originates loans through a branch network; UNICOR conducts a wholesale operation which acquires loans primarily from brokers and correspondents; GINGER MAE, which currently is operating as a division of United Companies, conducts a wholesale operation which acquires loans from banks and other depository institutions; and UC Acquisition acquires loans in bulk purchases. Each of United Companies, UNICOR and GINGER MAE has its own staff of underwriters in order to provide better service to its respective customers.
UC Acquisition applies the underwriting standards of United Companies to the loans that it purchases. Regardless of the manner of origination, the appropriate underwriters apply essentially similar underwriting standards.

UNDERWRITING OF HOME EQUITY LOANS

     The underwriting function is centralized in Baton Rouge, Louisiana and in two West Coast operation centers. The underwriting process is intended to assess both the prospective borrower's ability to repay the loan and the adequacy of the real property security as collateral for the loan granted. On a case by case basis, after review and approval by the Originator's underwriters, home equity loans may be made which vary from the underwriting guidelines.

     The Originators originate fixed rate home equity loans with original terms to maturity not to exceed: 360 months for single family, owner occupied first mortgages; 360 months for single family, non-owner occupied first mortgages;
360 months for single family, combination owner occupied/rental property first mortgages; and 180 months for single family, owner occupied second mortgages. The fixed rate home equity loan amounts generally do not exceed $500,000, in the case of loans secured by first liens, and $150,000, in the case of loans secured by second liens, in each case unless a higher amount is specifically approved by the applicable underwriters. Except for Balloon Loans, all of the Originators' fixed rate home equity loans are fully amortizing. UNICOR originates and the other Originators may originate a fixed rate loan with an original term to maturity ranging from 60 to 240 months and a longer amortization schedule ranging from 180 to 360 months ("Balloon Loans"). Balloon Loans must be secured by first liens on single family, owner occupied residential properties. UNICOR and GINGER MAE also originate fixed rate home equity loans which provide that the interest rate may decrease by one percentage point if the borrower makes the first 12 consecutive monthly payments without a delinquency. At that time, the monthly payments will be recalculated to fully amortize the loan at the reduced rate over the remaining term to maturity. Adjustable rate home equity loans originated by the Originators generally fully amortize over a period not to exceed 360 months. The maximum loan amount for adjustable rate home equity loans is $500,000 unless a higher amount is specifically approved by the applicable underwriters.

     The homes used for collateral to secure the fixed rate home equity loans may be owner occupied, non-owner occupied rental properties or a combination of owner occupied/rental properties, which in any case are one- to four-family residences (which may be a detached or semi-detached row house, townhouse, a condominium unit or a unit in a planned unit development). In addition, such loans may be secured by single-family owner occupied manufactured or mobile homes with land if the manufactured or mobile homes are permanently affixed and defined as real estate under applicable state law. Certain loans may be secured by a leasehold interest and the improvements thereon. Second mortgages are generally permitted only for fixed rate home equity loans and generally are limited to one- to four-family owner occupied property. Such a loan secured by a second mortgage typically will not be made if the first mortgage is a balloon or an individual or owner financed mortgage. The homes used for collateral to secure adjustable rate home equity loans may be owner occupied or non-owner occupied rental properties, which in any case are one- to four-family residences (which may be a detached or semi-detached, row house, townhouse, a condominium unit or a unit in a planned unit development).

     In general, the value of each property proposed as security for a home equity loan is required to be determined by a current appraisal from an independent appraiser who has been approved by United Companies. The Originators select the appraiser and order the appraisal except for broker or correspondent originated home equity loans for which the broker or the correspondent selects the appraiser from a list of appraisers pre-approved by United Companies.

     The Originators require that the appraisal provide an adequately supported estimate of the value of the property proposed as security for the requested home equity loan and a complete, accurate description of the property. In some cases, the appraisal is subject to completion of improvements which are to be made with the proceeds of the proposed home equity loan. The property is analyzed by the Originators, based on the appraisal, to determine its acceptability as security for the loan requested.

     The total amount of a home equity loan generally includes origination fees, credit life insurance premium, if any, prepaid interest and other closing costs (such as the cost of an appraisal report and title insurance premiums). Loan-to-value is the percentage equal to the note amount divided by the lesser of appraised value or the purchase price of the real estate plus financed improvements for the real estate. For fixed rate and adjustable rate home equity loans originated through UNICOR or GINGER MAE, the maximum Loan-to-Value is generally 90%, with the maximum for rural properties generally being 80%. For home equity loans originated through United Companies, an Underwriting Loan-to-Value Ratio, as described below, is utilized. The total amount of a home equity loan, net of the origination fees, credit life insurance premium, if any, prepaid tax and insurance escrow, real estate tax service fee, loan application fee and prepaid interest, is defined as the "Cash Out". The "Underwriting Loan-to-Value Ratio" for underwriting purposes is the Cash Out divided by the appraised value or purchase price of the property plus financed improvements for the real estate, whichever is less. The Cash Out with respect to fixed rate and adjustable rate home equity loans originated through United Companies is limited to 90% of the lesser of the applicable appraised value or purchase price of the property. Because the Underwriting Loan-to-Value Ratio is based on the Cash Out rather than the actual principal balance of the related loan, the Loan-to-Value Ratio of such loan will be higher and could be substantially higher than the Underwriting Loan-to-Value Ratio. However, the Loan-to-Value Ratio may not exceed 100%.

     Generally, the maximum Underwriting Loan-to-Value Ratio is 85% for a loan with a second mortgage on the property. With respect to rural properties, the maximum Underwriting Loan-to-Value Ratio (utilizing only up to ten acres and the improvements thereon) is 80%. The maximum Underwriting Loan-to-Value Ratio generally applicable to non-owner occupied homes and owner occupied manufactured/mobile homes with land is generally 80%.

     Verification of personal financial information for each applicant is required by the Originators. The applicant's total monthly obligations (including principal and interest on each mortgage, tax assessments, other loans, charge accounts and all scheduled indebtedness) generally should not exceed 50% of a borrower's gross monthly income. In the case of adjustable rate home equity loans, the debt ratio calculation is based upon the principal and interest payment amount utilizing the maximum rate on the second change date. Generally, the borrowers are required to have two years of employment with their current employer or two years of like experience. Applicants who are salaried employees must provide current employment information in addition to recent employment history. Originators verify this information for salaried borrowers based on written confirmation from employers, or a combination of a telephone confirmation from the employer and the most recent pay stub and the most recent W-2 tax form. A self-employed applicant is generally required to provide copies of complete federal income tax returns (including schedules) filed for the most recent two years. Re-verification of the foregoing information generally is not undertaken for home equity loans purchased through the bulk purchase program of the Originators.

     A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's credit history is required. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. Verification is required to be obtained of the first mortgage balance, if any, its status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment are required to be verified as current. A borrower's mortgage payment history generally should reflect no more than three payments over 30 days delinquent in the last twelve months; however, in some cases, a borrower is permitted to have no more than five payments over 30 days delinquent in the last twelve months and one payment over 60 days delinquent in the last twelve months. Credit analysis is subjective and subject to interpretation in the underwriting process.

     Certain laws protect loan applicants by offering them a timeframe after loan documents are signed, called the "rescission period," during which the applicant has the right to cancel the loan. The rescission period must have expired prior to funding a loan and may not be waived by the applicant except as permitted by law.

     The Originators generally require title insurance coverage on each home equity loan they originate. The Originators and their assignees are generally named as the insured on the title insurance policies and the addressee of the title opinion.

     The borrower is required to obtain property insurance in an amount sufficient to cover in the case of a first mortgage the new loan and in the case of a fixed rate second mortgage, the new loan and any prior mortgage. If the sum of an outstanding first mortgage, if any, and the fixed rate home equity loan exceeds the lesser of replacement or insurable value, insurance equal to the lesser of replacement or insurable value may be accepted. The Originator requires that its name and address are properly added to the "mortgagee clause" of the insurance policy. In the event the Originator's name is added to a "loss payee clause" and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is required. The borrower is required to obtain flood insurance to the extent such insurance is available under the Flood Disaster Protection Act of 1973, as amended.

     After a loan is underwritten, approved and funded, the mortgage loan packages are reviewed and monitored by home office loan review personnel. A random sample of the mortgage loan packages are subsequently subjected to a quality control audit.

SERVICING OF HOME EQUITY LOANS

     United Companies performs the following services for investors to whom it has sold home equity loans and retained servicing: investor reporting; collecting and remitting periodic principal and interest payments to investors and performing other administrative services, including maintaining required escrow accounts for payment of real estate taxes and standard hazard insurance; determining the adequacy of standard hazard insurance; advising investors of delinquent loans; conducting foreclosure proceedings, and inspecting and reporting on the physical condition of the Mortgaged Properties securing the Mortgage Loans; and disposing of foreclosed properties. United Companies is generally obligated to advance interest on delinquent home equity loans to the secondary market investors at the pass-through rate until satisfaction of the note, liquidation of the Mortgaged Property or charge off of the home equity loan. To the extent that the amount recovered through liquidation of collateral is insufficient to cover the unpaid balance of the Home Equity Loan, United Companies incurs a loss up to the limit specified in the related loan sale agreement. In connection with its servicing activities, United Companies sends to borrowers monthly statements that specify the fixed payment amount and due date in the case of fixed rate home equity loans and the adjusted payment amount and due date in the case of adjustable rate home equity loans and the late payment amount, if any. Due dates for payments generally occur on the first day of the calendar month. With respect to adjustable rate home equity loans, United Companies provides written notices to borrowers of upcoming rate adjustments along with new payment coupon books reflecting the adjusted payment amounts.

     United Companies, as the Master Servicer, is required under each Agreement to service the Mortgage Loans either directly or through Sub-servicers. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations.

     United Companies centralizes all servicing activities at the home office other than the disposal of foreclosed properties.

     If payment is not received within the grace period as dictated by the applicable state law in which the loan originated, a notice will be sent to the customer. Most of the home equity loans allow a 10 day grace period. In addition, follow-up correspondence is automatically generated on the 21st, 32nd and 45th day of delinquency.

     Collection calls begin at or before the expiration of the grace period. Calls at this stage are targeted towards loans with a history of slow payment. In addition, newer loans are targeted for calls to help establish a satisfactory payment record. Collection calls continue until corrective arrangements are made, or foreclosure is initiated.

     If an account becomes 30 days past due, a 30 day loan counselor analyzes the account to determine the appropriate course of action. When an account becomes 60 days past due, a property inspection and borrower interview may be requested through a third party contractor. In addition the initial loan file is reviewed and generally an up-to-date credit report is obtained. Also at 60 days past due, if appropriate corrective arrangements have not been made with the borrower, a recommendation for foreclosure, along with an accompanying package, may be submitted to the collection supervisor. This package generally includes the original appraisal, loan approval memorandum, the note and the mortgage. If approved by the collection supervisor, the package is forwarded to the vice president of collections for review. If approved the package is forwarded to the litigation department for the initiation of foreclosure proceedings.

     Depending upon the circumstances surrounding the delinquent account, a temporary suspension of payments, a repayment plan to return the account to an up-to-date status, or (to the extent authorized by the related Agreement) an extension/modification may be permitted.

     The course of action followed for a delinquent account is dependent upon a number of factors, including the borrower's payment history, the amount of equity in the Mortgaged Property and the reason for the current inability to make timely payments. If a borrower is experiencing difficulty in making payments on time, the Master Servicer may modify the payment schedule (as permitted by the related Agreement). In the event a loan is extended and thereby removed from delinquency status, the Master Servicer may require the borrower to pay an extension fee. Modifications to payment schedules are considered on a case-by-case basis and are limited to revisions to the contract rate and/or term only. A request for modification must be submitted by the borrower to the Master Servicer. Prior to evaluating each modification request, the Master Servicer obtains an updated credit report and, in some cases, a budget analysis worksheet application. Provided that the review and analysis of the circumstances and relevant documentation substantiates a favorable decision to modify the related loan, the appropriate documentation is generated by the Master Servicer and executed by the borrower to facilitate formal modification of the home equity loan. Any extension fees collected by the Master Servicer are retained by the Master Servicer as part of its servicing compensation.

     Foreclosure regulations and practices and the rights of the owner in default vary from state to state, but generally procedures may be initiated if:
(i) the loan is 90 days or more delinquent; (ii) a notice of default on a senior lien is received; or (iii) United Companies discovers circumstances indicating potential loss exposure.

     During the foreclosure process, any expenses incurred by United Companies are added to the amount owed by the borrower, as permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee, in which case United Companies proceeds to liquidate the asset.

     United Companies may not foreclose on the property securing a Second Mortgage Loan unless it forecloses subject to each senior mortgage, in which case United Companies generally will pay the amount due on the senior mortgage to the senior mortgagee, if United Companies determines that doing so will minimize the loss. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of United Companies' foreclosure action, United Companies may either satisfy such mortgage at the time of the foreclosure sale or take other appropriate action.

     Servicing and charge-off policies and collection practices may change over time in accordance with United Companies' business judgment, changes in its real-estate loan portfolio and applicable laws and regulations.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the Mortgagor in default vary greatly from state to state. Only if United Companies determines that a delinquency cannot otherwise be cured will it decide that foreclosure is the appropriate course of action. Many real estate properties owned by United Companies are ultimately sold by United Companies to new borrowers to whom United Companies will provide a mortgage. If, after determining that purchasing a property securing a home equity loan will minimize the loss associated with such defaulted loan, United Companies may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

     Although the servicing practices and procedures of any Sub-servicer may differ from those described above, such practices and procedures will be required to be at least as stringent as those applied by United Companies. In addition, United Companies, as Master Servicer, will remain responsible for the servicing of the sub-serviced Mortgage Loans in accordance with the applicable Agreement to the same extent as if it were servicing such Mortgage Loans directly.

REFINANCING POLICY

     When the Originators believe that borrowers with existing loans with the Originators are likely to refinance such loans due to interest rate changes, equity build-up or other reasons, the Originators actively attempt to retain such borrowers through solicitations of such borrowers to refinance with the Originators. Such refinancings generate fee income for the Originators and servicing income for the Master Servicer. Solicitations by the Originators of their borrowers is done universally in order to retain the borrowers and are not targeted to affect loans which have been placed in securitized pools. Therefore, since the solicited borrowers are not targeted and because they may refinance their existing loans in any case, the Originators believe that this practice will be unlikely to affect the prepayment experience of the home equity loans in a material respect.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Master Servicer, if the Series relates to Mortgage Loans, and the Trustee. A form of Pooling and Servicing Agreement and a form of Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The following summaries describe the material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any material provision of the Agreements relating to such Series that materially differs from the descriptions thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Security of such Series addressed to UCFC Acceptance Corporation, 4041 Essen Lane, Baton Rouge, LA 70809, Attention: Secretary.

     Unless otherwise specified in the Prospectus Supplement, the Securities of each Series will be issued in fully registered form only in the denominations specified in the related Prospectus Supplement, will represent obligations of, or beneficial ownership interests in, a Trust created pursuant to the related Agreement and will not be entitled to payments in respect of the Mortgage Assets included in any other Trust. Definitive Securities will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Registrar appointed by the Trustee. No service charge will be incurred for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Agreement, a certificate administrator may perform certain duties in connection with the administration of the Certificates.

     Distributions on Securities will be made only from the assets of the related Trust, and the Securities will not represent obligations of the Depositor, the Master Servicer, the Trustee or any affiliate thereof. The assets of each Trust will consist of one or more of the following, as set forth in the related Prospectus Supplement: (a) the Mortgage Assets that from time to time are subject to the related Agreement; (b) amounts on deposit in the related Pre-Funding Account and/or Capitalized Interest Account, if any; (c) the assets for the Trust that from time to time are required by the Agreement to be deposited in the Distribution Account, the Principal and Interest Account and any other accounts established pursuant to the related Agreement (collectively, the "Accounts"), or to be invested in Eligible Investments (as defined in the related Agreement); (d) property and any proceeds thereof acquired by foreclosure, deed in lieu of foreclosure or a comparable conversion of the Mortgage Loans in such Pool; and (e) all rights under any other insurance policies, guarantees, surety bonds, letters of credit or other credit enhancement covering any Securities, any Mortgage Loan in the related Pool or any related Mortgaged Property which is required to be maintained pursuant to the related Agreement.

     Each Series of Securities will be issued in one or more Classes. A Series of Securities may include one or more Classes of Senior Securities that receive certain preferential treatment with respect to one or more Subordinated Classes of Securities of such Series. Certain Series or Classes of Securities may be covered by Enhancement as described in the related Prospectus Supplement. Distributions on one or more Classes of a Series of Securities may be made prior to one or more other Classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among Classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each

Distribution Date specified in the related Prospectus Supplement (each, a "Distribution Date"), in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the record dates specified in the Prospectus Supplement. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the final distribution notice to Holders.

     Each Class of Securities within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Securities of such Series throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust;
(vi) include, as to Securities entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; and
(vii) include, as to Securities entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Distribution Account, including any funds transferred from any Reserve Account and funds received as a result of credit enhancement. As between Securities of different Classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any Class of Securities will be made pro rata to all Holders of that Class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

          (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the Prospectus Supplement (the "Determination Date") except:

             (a) all payments which were due on or before the Cut-off Date;

             (b) all cash amounts received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds"), all proceeds (net of unreimbursed Servicing Advances) of title insurance, hazard insurance and primary mortgage insurance, if any ("Insurance Proceeds"), all Principal Prepayments (defined herein), all proceeds received in connection with the condemnation of a Mortgaged Property or the release of part of a Mortgaged Property ("Released Mortgage Property

        Proceeds") and all proceeds of any Mortgage Loan purchased by the Depositor or any other entity pursuant to the Agreement that were received after the prepayment period specified in the Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

             (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

             (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by the mortgagors (the "Mortgagors"), and, unless otherwise specified in the related Prospectus Supplement, which are to be retained by the Master Servicer (including any Sub-servicer) as additional compensation;

             (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "The Agreements--Delinquency Advances and Compensating Interest" and "--Servicing and Other Compensation and Payment of Expenses," for advances made by the Master Servicer and advances made by any Sub-servicers that were deposited into the Distribution Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below or in the related Agreement;

             (f) that portion of each collection of interest on a particular Mortgage Loan in such Trust which represents servicing compensation payable to the Master Servicer which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement; and

             (g) the Certificate Guaranty Insurance Policy premium and Trustee Fees;

          (ii) the amount of any Delinquency Advance or payment in respect of Compensating Interest made by the Master Servicer (including any Sub-servicer) as deposited by it in the Distribution Account; and

          (iii) if applicable, amounts withdrawn from a Reserve Account or received in connection with other credit enhancement.

     Distributions of Interest. Interest will accrue on the aggregate Security Principal Balance (defined below)(or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each Class of Securities entitled to interest from the date, at the Pass-Through Rate or Note Rate, for the periods and to the extent specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each Class of Securities entitled to interest (other than a Class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such Class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Securities is reduced to zero or for the period of time designated in the Prospectus Supplement.

     The original Security Principal Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated on the basis set forth in the related Prospectus Supplement. The notional principal balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any Class of Accrual Securities, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such Class of Securities on that Distribution Date. Distributions of interest on each Class of Accrual Securities will commence only after the occurrence of the events specified in the Prospectus Supplement. Any such Class of Accrual Securities will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

     Distributions of Principal. Unless otherwise specified in the Prospectus Supplement, the aggregate "Security Principal Balance" of any Class of Securities entitled to distributions of principal will be the aggregate original Security Principal Balance of such Class of Securities specified in the Prospectus Supplement, reduced by all distributions and losses reported to the holders of such Securities as allocable to principal, and, in the case of Accrual Securities, increased by all interest accrued but not then distributable on such Accrual Securities. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Securities entitled to distributions of principal.

     If so provided in the Prospectus Supplement, one or more Classes of Senior Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such Class or Classes of Securities will have the effect of accelerating the amortization of such Senior Securities while increasing the interests evidenced by the Subordinated Securities in the Trust. Increasing the interests of the Subordinated Securities relative to that of the Senior Securities is intended to preserve the availability of the subordination provided by the Subordinated Securities. See "Credit Enhancement--Subordination." The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Distribution Date may vary among Classes, over time or otherwise as specified in the Prospectus Supplement.

REPORTS TO HOLDERS

     On or before each Distribution Date, the Master Servicer or the Trustee will be required to forward to each Holder of record of the related Series a statement setting forth the following to the extent applicable to such Series or
Class:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Delinquency Advance by the Master Servicer (or any Sub-servicer);

          (iv) the aggregate amount (a) otherwise allocable to the Holders of Subordinated Securities on such Distribution Date, and (b) withdrawn from a Reserve Account, if any, that is included in the amounts distributed to the Holders of Senior Securities;

          (v) the total amount of any Insured Payments included in the amount distributed on such Distribution Date;

          (vi) the outstanding principal balance of such Class after giving effect to the distribution of principal on such Distribution Date;

          (vii) if applicable, the percentage of principal payments on the Mortgage Loans, if any, which such Class will be entitled to receive on the following Distribution Date;

          (viii) unless the Pass-Through Rate or Note Rate is a fixed rate, the Pass-Through Rate or Note Rate applicable to the distribution on the Distribution Date;

          (ix) the number and aggregate principal balance of Mortgage Loans in the related Pool delinquent (a) one month and (b) two or more months;

          (x) the number and aggregate principal balance of all Mortgage Loans in foreclosure or other similar proceedings, and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure; and

          (xi) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant Class having the denomination or interest specified in the related Prospectus Supplement or the report to Holders. The report to Holders for any Class or Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each person who was a Holder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Holder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Holders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, the Securities will be book-entry securities (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in such Securities ("Beneficial Owners") will hold their Securities through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable Series of Securities and will initially be registered in the name of Cede, the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, the only "Holder" of Book-Entry Securities will be Cede, as nominee of DTC. Beneficial Owners will not be Holders as that term is used in the applicable Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through participants in DTC ("DTC Participants").

     The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate).

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received on Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between DTC Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European International clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Securities whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Securities will be made on each Distribution Date by the applicable Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     DTC has advised the Depositor that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the Beneficial Owners of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Holder under the applicable Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Securities of a Series which conflict with actions taken with respect to other Book-Entry Securities of such Series.

     Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the applicable Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities and the Depositor or such Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate the book-entry system through DTC or
(c) after the occurrence of an Event of Default (as defined herein), Beneficial Owners having Percentage Interests aggregating not less than 51% advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable Trustee will be required to notify all affected Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the applicable Trustee will issue Definitive Securities, and thereafter such Trustee will recognize the holders of such Definitive Securities as Holders under the applicable Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Depositor, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

     The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to a Series or any Class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, overcollateralization, a letter of credit, cash reserve fund, insurance policies, one or more Classes of Subordinated Securities, derivative products or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement (collectively, "Enhancement"). If specified in the applicable Prospectus Supplement, Enhancement for any Series of Securities may cover one or more Classes of Securities, and accordingly may be exhausted for the benefit of a particular Class of Securities and thereafter may be unavailable to such other Classes of Securities. Further information regarding any provider of credit enhancement (the "Enhancer"), including financial information when material, will be included in the related Prospectus Supplement.

     The presence of Enhancement is intended to increase the likelihood of receipt by the Holders of the full amount of principal and interest due them and to decrease the likelihood that the Holders will experience losses, or may be structured to provided protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. The Enhancement for a Class of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any Enhancement or which are not covered by any Enhancement, Holders will bear their allocable share of deficiencies. In addition, if a form of Enhancement covers more than one Class of Securities of a Series, Holders of any such Class will be subject to the risk that such Enhancement will be exhausted by the claims of Holders of other Classes.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     The yields to maturity of the Securities will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trust, the allocation of available funds to various Classes of Securities, the Pass-Through Rate or Note Rate for various Classes of Securities and the purchase price paid for the Certificates.

     The original terms to maturity of the Mortgage Loans in a given Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Pool. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans may be prepaid without penalty in full or in part at any time, although a prepayment fee or penalty may be imposed in connection therewith. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment fee or penalty upon prepayment in full or in part.

     The rate of prepayments with respect to non-conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayments on Single Family Loans may be affected by changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on Multifamily Loans may be affected by other factors, including Mortgage Loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and the relative tax benefits associated with the ownership of income-producing real property.

     Generally, second Mortgage Loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, Mortgage Loans which are second Mortgage Loans may experience a higher rate of prepayment than Mortgage Loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on second Mortgage Loans for Federal income tax purposes may result in a higher rate of prepayment of such Mortgage Loans. The obligation of the Master Servicer to enforce due-on-sale provisions (described below) of the Mortgage Loans may also increase prepayments. The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Depositor is unaware of any reliable studies that would project the prepayment risks associated with the Mortgage Loans based upon current interest rates and economic conditions or the historical prepayment experience of United Companies and its affiliates' portfolios of mortgage loans. However, the Originators' practice of soliciting refinancings from existing borrowers may have the effect of increasing the rate of prepayments, due to refinancings, on the Mortgage Loans. See "The Home Equity Loan Program--Refinancing Policy" herein.

     Unless otherwise provided in the related Prospectus Supplement, all of the Single Family Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the borrower of the underlying Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or if the applicable Enhancer, if any, gives its consent to such non-enforcement. See "The Agreements--Enforcement of Due on Sale Clauses" herein.

     The weighted average lives of Securities will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the liquidations of defaulted Mortgage Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Holders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Mortgage Loans and foreclosed Mortgaged Properties result in principal payments on the Mortgage Loans faster than otherwise scheduled.

     When a full prepayment occurs on a Single Family Loan, the Mortgagor will be charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Interest shortfalls also could result from the application of the Relief Act, as described under "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" herein. Unless otherwise specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Mortgage Loan during a Remittance Period, the Master Servicer or a Sub-servicer will be obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee for the related Distribution Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Master Servicer or such Sub-servicer is obligated to pay, the yield on the Securities could be adversely affected. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month.

     Under certain circumstances, the Depositor, the Master Servicer, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Mortgage Loans and other assets of a Trust, thereby effecting earlier retirement of the related Series of Securities, subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the related Series. See "The Agreements--Termination; Purchase of Mortgage Loans."

     Unless otherwise specified in the related Prospectus Supplement, the effective yield to Holders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate or Note Rate and purchase price, because while interest generally will accrue on the Securities from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     The timing of payments on the Mortgage Assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Securities will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Securities, including the effect of prepayments and allocation of realized losses on the Mortgage Loans as they relate to specific Classes of Securities. Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative combination of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Securities.

                                 THE AGREEMENTS

     Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to describe all provisions of each Agreement and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time of issuance of the Securities of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust to be sold and assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (a "Mortgage Loan Schedule"). Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will be required:

          (a) on or prior to the date of issuance of the related Securities (the "Closing Date"), to deliver or cause the applicable Originator to deliver to the Trustee the original Mortgage Notes or copies thereof certified by the Depositor where the original Mortgage Note has been lost, endorsed without recourse to the order of the Trustee;

          (b) within 30 days after the Closing Date, to deliver or cause the applicable Originator to deliver to the Trustee:

             (i) either: (1) the original Mortgage, with evidence of recording thereon, (2) where the original Mortgage has been transmitted for recording, a computerized list of such Mortgages until such time as the original or certified copy is returned by the public recording office or
        (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been retained by the public recording office or has been lost;

             (ii) a computerized list of each title insurance policy or, if such policy has not yet been issued, a commitment or binder therefor;

             (iii) a copy of an assignment of the Mortgage to the Trustee;

             (iv) originals of each intervening assignment with evidence of recording thereon showing a complete chain of title from origination to such Originator, or if the original of any such intervening assignment is unavailable, a computerized list until such time as the original or a copy certified by the public recording office is returned; and

             (iv) originals of all assumptions and modification agreements, if any.

          (c) to cause assignments of the Mortgages from the applicable Originator to the Trustee, promptly to be submitted for recording in the appropriate jurisdictions; provided, however, that the applicable Originator is not required to submit an assignment for any Mortgage with respect to which the original recording information is lacking; and

          (d) to deliver the original or certified copies of the Mortgages, as the case may be, and such recorded assignments or certified copies thereof, together with originals or duly certified copies of any and all prior recorded assignments, to the Trustee within 30 days of receipt thereof by the applicable Originator (but in any event within one year after the Closing Date).

     With respect to each Mortgage Loan for which (i) all or a portion of the proceeds thereof were originally paid into an escrow account pending completion of improvements to be made to the related property and (ii) the appraised value of such property was specifically subject to the completion of such improvements (an "Escrow Loan"), the Depositor is required to deliver or cause the applicable Originator to deliver to the Trustee by the thirteenth month after the Closing Date, the third party inspector's certificate of final completion pursuant to which the inspector confirms that, upon inspection of the completed improvements to the Mortgaged Property, all items listed by the appraiser have been performed or completed.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Assignment of Private Mortgage-Backed Securities. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trusts--Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.

     Reviews; Repurchases. In the event that any required appraiser's certification or any such item with respect to title has not been delivered to the Trustee by the thirteenth month after the Closing Date, then the applicable Originator is required, on the next succeeding Distribution Date, at its option, to (i) substitute in lieu of the related Mortgage Loan a qualified replacement mortgage (each, a "Qualified Replacement Mortgage") and, if the outstanding principal amount of such Qualified Replacement Mortgage as of the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trustee (each, a "Replacement Cut-off Date") is less than the Loan Balance of the replaced Mortgage Loan as of such Replacement Cut-off Date, deliver an amount equal to such difference (the "Substitution Amount") to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trustee at a purchase price equal to the Loan Purchase Price thereof. The "Loan Purchase Price" means, with respect to any Mortgage Loan, an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase, plus accrued interest on the outstanding Loan Balance thereof, together with the aggregate amounts of (i) all Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan and
(ii) all Delinquency Advances which the Master Servicer has theretofore failed to remit with respect to such Mortgage Loan. The "Loan Balance" of a Mortgage Loan is the outstanding principal balance thereof on the Cut-off Date, less any principal amounts relating to such Mortgage Loan previously distributed to Certificateholders.

     The Trustee will agree to review the items delivered by or on behalf of the Depositor within 45 days after the Closing Date (or, with respect to any document delivered after the Closing Date, within 45 days of receipt and with respect to any Qualified Replacement Mortgage, within 45 days after the assignment thereof) and to deliver to the Depositor a certification to the effect that, as to each Mortgage Loan (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to the applicable Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on the applicable Mortgage Loan Schedule delivered by the Depositor as to loan number and address, accurately reflects the information set forth in the documents delivered to the Trustee (collectively referred to as the "File"). The Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor is the Trustee under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

     If the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, or is unrelated to the Mortgage Loans identified in the related Mortgage

Loan Schedule, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the related Mortgage Loan Schedule, the Trustee is required to promptly so notify the Depositor. The Depositor will use or cause the applicable Originator to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the applicable Originator has not remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan, such Originator is required, on the next succeeding Distribution Date, to, at its option, (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and deliver the Substitution Amount applicable thereto to the Master Servicer for deposit in the Principal and Interest Account, or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, provided a favorable opinion of tax counsel is delivered in connection therewith.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will have assigned to the Trustee representations and warranties made by the Originators in respect of the Mortgage Loans sold by the Depositor and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) was in effect on the Closing Date; (ii) that the Depositor had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first or second lien on the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a Mortgage Loan was more than thirty days delinquent as of the related Cut-off Date; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

     Upon the discovery by the Depositor, the Master Servicer or the Trustee that the representations in the applicable Agreement are untrue in any material respect as of the dates specified therein, with the result that the interests of the Certificateholders in the related Mortgage Loan are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Upon the earliest to occur of the Depositor's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from a representation which is untrue materially and adversely affects the interests of the Certificateholders, the Depositor is required promptly to cause the applicable Originator to cure such breach in all material respects or the Depositor will cause the applicable Originator to on the second Distribution Date next succeeding such discovery, receipt of notice or such other time, at its option (i) substitute in lieu of such affected Mortgage Loan, a Qualified Substitute Mortgage and deliver an amount equal to the applicable Substitution Amount to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trustee at the Loan Purchase Price thereof. The obligation of the Originators so to cure, substitute or purchase any Mortgage Loan as to which such a breach has not been remedied constitutes the sole remedy available to the Certificateholders or the Trustee respecting a discovery of any such statement which is untrue in any material respect.

     The purchase agreements pursuant to which the Depositor acquires the Mortgage Assets to be deposited in a Trust will contain similar representations and obligations pursuant to which the seller of such Mortgage Assets will be obligated to take the actions required of the Depositor as described above. The Trustee will have the ability to enforce such obligations directly against such sellers in the event that the Depositor fails to do so.

PAYMENTS ON THE MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will require the Master Servicer to establish and maintain one or more principal and interest accounts (each a "Principal and Interest Account") at one or more institutions meeting the requirements set forth in the related Agreement. Pursuant to the related Agreement, the Master Servicer will be required to deposit all collections (other than amounts escrowed for taxes and insurance) related to the Mortgage Loans into the Principal and Interest Account no later than the business day after receipt. All funds in the Principal and Interest Accounts will be required to be invested in instruments designated as "Eligible Investments" in the Agreement. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Master Servicer.

     The Master Servicer may make withdrawals from the Principal and Interest Account only for the following purposes: (a) to effect the timely remittance to the Trustee of the Monthly Remittance and the Excess Interest due on the Remittance Date; (b) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account; (c) to withdraw amounts that have been deposited to the Principal and Interest Account in error; and (d) to clear and terminate the Principal and Interest Account.

     At any time and in lieu of the requirement of depositing collections on the Mortgage Loans into the Principal and Interest Account, the Master Servicer may deliver to the Trustee a letter of credit (a "Servicer LOC") meeting the requirements set forth in the Agreement.

     Not later than the day of each month specified in the Agreement (the "Remittance Date"), the Master Servicer will be required to wire transfer to the Trustee for deposit in the segregated trust accounts to be maintained with the Trustee for such purpose (each a "Distribution Account") the sum (without duplication) of the following amounts:

          (i) an amount equal to the sum of (x) the aggregate portions of the interest payments (whether or not collected) becoming due on the Mortgage Loans during the immediately preceding calendar month (the "Remittance Period"), calculated at a per annum rate set forth in the Agreement (the "Adjusted Pass-Through Rate") and (y) any Compensating Interest (calculated at the Adjusted Pass-Through Rate) due with respect to the Mortgage Loans with respect to the immediately preceding Remittance Period (the amount described in this clause (i) being the "Interest Remittance Amount");

          (ii) an amount equal to the sum of (x) all principal collected by the Master Servicer on the Mortgage Loans during the immediately preceding Remittance Period and (y) any prepayments and Liquidation Proceeds, net of unreimbursed Servicing Advances and Delinquency Advances ("Net Liquidation Proceeds") (but only to the extent that such Net Liquidation Proceeds do not exceed the Loan Balance of the related Mortgage Loan) and Released Mortgaged Property Proceeds, in each case and only to the extent collected on the Mortgage Loans during the preceding Remittance Period (the amount described in this clause (ii) being the "Principal Remittance Amount");

          (iii) all Loan Purchase Prices and Substitution Amounts with respect to such Distribution Date; and

          (iv) an amount equal to the Excess Interest.

Unless otherwise specified in the related Prospectus Supplement, the "Excess Interest" for any Distribution Date is the product of (x) one-twelfth of the difference between (i) the weighted average annual Mortgage Rate on the Mortgage Loans as of the last day of the related Remittance Period and (ii) the Adjusted Pass-Through Rate and (y) the Pool Principal Balance as of the last day of the related Remittance Period to the extent such amount is received or advanced.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

     If specified in the related Prospectus Supplement, a Trust will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series not to exceed fifty percent of the aggregate principal amount of such Series (such amount, the "Pre-Funded Amount") may be deposited in the Pre-Funding Account and may be used to purchase additional Mortgage Assets during the period of time not to exceed six months specified in the related Prospectus Supplement (the "Pre-Funding Period"). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Securities of the applicable Series.

     Each additional Mortgage Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreement. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Mortgage Assets were included as part of the initial Mortgage Assets, the credit quality of such assets would be consistent with the initial rating of the Securities of such Series. The Depositor will certify to the Trustee that all conditions precedent to the transfer of the additional Mortgage Assets to the Trust, including the satisfaction of the eligibility criteria, have been satisfied. Following the transfer of additional Mortgage Assets to the Trust, the aggregate characteristics of the Mortgage Assets then held in the Trust may vary from those of the initial Mortgage Assets of such Trust. As a result, the additional Mortgage Assets may adversely affect the performance of the related Securities.

     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over the amount of interest available therefor from the Mortgage Assets in the Trust. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the person specified in the related Prospectus Supplement prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

INVESTMENT OF ACCOUNTS

     All or a portion of any Account, including the Principal and Interest Account, may be invested and reinvested, in one or more Eligible Investments bearing interest or sold at a discount. The bank serving as Trustee or any affiliate thereof, may be the obligor on any investment in any Account which otherwise qualifies as an Eligible Investment. No investment in any Account held by the Trustee may mature later than the business day immediately preceding the next succeeding Distribution Date; provided, however, that if the investment is an investment of the bank serving as Trustee, then it may mature on the Distribution Date.

     The Trustee will not in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

     All income or other gain from investments in any Account will be required to be deposited in such Account immediately upon receipt, and any loss resulting from such investments will be required to be charged to such Account.

ELIGIBLE INVESTMENTS

     Each Agreement generally will define the following as Eligible Investments:

          (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

          (b) Federal Housing Administration debentures but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (c) FHLMC senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (d) Federal Home Loan Banks' consolidated senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (e) FNMA senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (f) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by Standard & Poor's Corporation ("S&P") and P1 by Moody's Investors Service ("Moody's").

          (g) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, provided that the long-term deposits of such bank or savings and loan association are rated at least "BBB" by S&P and "Baa3" by Moody's.

          (h) Commercial paper (having original maturities of not more than 270 days) rated A-1 or better by S&P and P1 or better by Moody's.

          (i) Investments in money market funds rated AAAm or AAAm-G by S&P and P-1 by Moody's.

No instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations, and no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

DELINQUENCY ADVANCES AND COMPENSATING INTEREST

     In order to maintain a regular flow of scheduled interest and principal payments to Holders (rather than to guarantee or insure against losses) unless otherwise provided in the related Prospectus Supplement, each Agreement will require that if, on any Distribution Date, the amount then on deposit in the Principal and Interest Account from Mortgage Loan collections with respect to the preceding Remittance Period is less than the sum of the Interest Remittance Amount, the Principal Remittance Amount and the aggregate amount of Excess Interest with respect to the immediately preceding Remittance Period, the Master Servicer is required to deposit in the Principal and Interest Account a sufficient amount of its own funds ("Delinquency Advances") to make such amount equal to the sum of the Interest Remittance Amount, the Principal Remittance Amount and the aggregate amount of Excess Interest (unless a Subordinate Class of Certificates is outstanding).

     The Master Servicer is permitted to fund its payment of Delinquency Advances on any Distribution Date from collections on the Mortgage Loans deposited into the Principal and Interest Account subsequent to the related Remittance Period, but must reimburse the Principal and Interest Account for any such amounts. In the event that the Master Servicer makes such Delinquency Advances from its own funds, such Delinquency Advances will be reimbursable to the Master Servicer from late collections of interest, Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds collected with respect to the related Mortgage Loan as to which the Delinquency Advances were made. Delinquency Advances by the Master Servicer also will be reimbursable to the Master Servicer from cash otherwise distributable to Holders at such time as the Master Servicer determines that any such Delinquency Advances previously made are not ultimately recoverable from the proceeds of the related Mortgage Loan or, if required by the applicable Rating Agency, at such time as a loss is realized with respect to a related Mortgage Loan.

     Unless otherwise specified in the related Prospectus Supplement, a full month's interest at the Adjusted Pass-Through Rate plus a full month's Excess Interest with respect to such Mortgage Loan, is due to the Trustee on the outstanding Loan Balance of each Mortgage Loan as of the beginning of each Remittance Period. If a prepayment of a Mortgage Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor during such calendar month and the full month's interest at the applicable Adjusted Pass-Through Rate plus a full month's Excess Interest with respect to such Mortgage Loan ("Compensating Interest") that is due is required to be deposited by the Master Servicer in the Principal and Interest Account; provided, however, that the Master Servicer's obligation in respect of the payment of Compensating Interest is limited to the amount of the Servicing Fee for the related Distribution Date.

GENERAL SERVICING PROCEDURES

     Acting directly or through one or more Sub-servicers, the Master Servicer, as an independent contract servicer, is required to service and administer the Mortgage Loans in accordance with the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable.

     The Master Servicer in its own name or in the name of any Sub-servicer is authorized and empowered pursuant to the Agreement (i) to execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in its own name on behalf of the Trustee, and (iii) to hold title in its own name to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; provided, however, that to the extent any instrument described in clause (i) would be delivered by the Master Servicer outside of its ordinary procedures for mortgage loans held for its own account, the Master Servicer may be required, prior to executing and delivering such instrument, to obtain the prior written consent of the Enhancer, if any.

     The Master Servicer has the right to approve requests of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations, and
(iii) removal, demolition or division of Mortgaged Properties subject to Mortgages. The Agreement generally will provide that no such request may be approved by the Master Servicer unless: (i) (x) provisions of the related Note and Mortgage have been complied with, (y) the Loan-to-Value Ratio after any release does not exceed the Loan-to-Value Ratio set forth for such Mortgage Loan in the applicable Mortgage Loan Schedule, and (z) the lien priority of the related Mortgage is not affected; or (ii) if applicable, the Certificate Insurer has approved the granting of such request.

     The Master Servicer and any affiliate may make loans to and generally engage in any kind of business with the Mortgagors and/or any other obligors under the Mortgage Loans as though the Master Servicer were not a party to the Agreement. The Master Servicer may have other existing loans and in the future may make additional loans to any of the Mortgagors and/or to other obligors under the Mortgage Loans, which other and/or additional loans may not be sold, or a loan participation therein granted, to the Trustee. The Master Servicer has no obligation to attempt to collect payment under the Mortgage Loans in preference and priority over the collection and/or enforcement of any other and/or additional loans by the Master Servicer or any other affiliate.

     The Master Servicer is required generally to service the Mortgage Loans in a Pool in a prudent manner consistent with its general servicing standards and to make reasonable efforts to collect all payments called for under the terms and provisions of such Mortgage Loans, and will agree, to the extent such procedures are consistent with the provisions of the Agreement, to follow collection procedures for all Mortgage Loans at least as rigorous as those the Master Servicer would ordinarily take in servicing loans and in collecting payments thereunder for its own account.

     Consistent with the foregoing, the Master Servicer may (i) in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation, (ii) extend the due date for payments due on a Mortgage Note for a period (with respect to each payment date as to which the due date is extended) not greater than 125 days after the initially scheduled due date for such payment, (iii) amend any Mortgage Note to reduce the Mortgage Rate applicable thereto, subject to any applicable limitations set forth in the related Agreement and (iv) amend any Mortgage Note to extend the maturity thereof, subject to any applicable limitations set forth in the related Agreement. In the event the Master Servicer consents to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer will be nonetheless required to make payment of any required Delinquency Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for its servicing activities under an Agreement, the Master Servicer will be entitled to retain the amount of the Servicing Fee (as defined in the related Agreement) with respect to each Mortgage Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, extension fees, late payment charges, and any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account and similar items may, to the extent collected from Mortgagors, be retained by the Master Servicer.

     The Master Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage. Such expenditures may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advancing delinquent property taxes, and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, relating to the affected Mortgage Loan. Servicing Advances will be reimbursable to the Master Servicer from the sources described above out of the funds on deposit in the Principal and Interest Account.

MAINTENANCE OF HAZARD INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the Mortgage Loan and the related senior mortgage, if any, (ii) the full insurable value of the premises securing the Mortgage Loan, and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Master Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan and the senior mortgage, if any, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also be required to maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary first or second mortgage servicing procedures) are required to be deposited by the Master Servicer in the Principal and Interest Account.

     In the event that the Master Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the preceding paragraph, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage. If such blanket policy contains a deductible clause, the Master Servicer will be required to pay to the Trustee the difference between the amount that would have been payable under a policy described in the preceding paragraph and the amount paid under the blanket policy.

ENFORCEMENT OF DUE ON SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement, when a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer, on behalf of the Trustee, will, to the extent it has knowledge of such conveyance or prospective conveyance, be required to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer will not be required to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law, if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or if the applicable Enhancer, if any, gives its consent to such non-enforcement. In such event, the Master Servicer will attempt to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Master Servicer also will be authorized with the prior approval of the Enhancer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Master Servicer will not enter into an assumption agreement unless permitted by applicable law and unless such assumption agreement would not materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer is required to foreclose upon or otherwise comparably effect the ownership in the name of the Master Servicer on behalf of the Trustee of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Master Servicer has not purchased pursuant to its purchase option described below, unless the Master Servicer reasonably believes that Net Liquidation Proceeds with respect to such Mortgage Loan would not be increased as a result of such foreclosure or other action, in which case such Mortgage Loan will be charged off and will become a Liquidated Mortgage Loan. In connection with such foreclosure or other conversion, the Master Servicer is required to exercise or use foreclosure procedures with the same degree of care and skill as it would ordinarily exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced in connection with such foreclosure or other action will constitute Servicing Advances. In accordance with the Agreement, if the Master Servicer has actual knowledge that a Mortgaged Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure contains environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will notify the Enhancer, if any, and the Trustee prior to acquiring the Mortgaged Property. The Master Servicer will not be permitted to take any action with respect to such a Mortgaged Property without the prior written approval of the Enhancer, if any.

     Unless otherwise specified in the related Prospectus Supplement, if a REMIC election has been made, the Master Servicer will be required to sell any Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure ("REO Property") within 23 months of its acquisition by the Trustee, unless the Master Servicer obtains for the Trustee an opinion of counsel experienced in federal income tax matters, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust of such REO Property for a greater specified period will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC.

     The Master Servicer is required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan."

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will have the right and the option under the related Agreement, but not the obligation, to purchase for its own account any Mortgage Loan (i) which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any

Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer or (ii) with respect to which the applicable Enhancer, if any, has refused to consent to the Master Servicer's non-enforcement of the "due-on-sale" clause and such Mortgage Loan is in default or such a default is imminent. Any such Mortgage Loan so purchased will be purchased by the Master Servicer on a Distribution Date at the Loan Purchase Price thereof.

SUBSERVICERS

     The Master Servicer will be permitted under the Agreement to enter into subservicing arrangements with sub-servicers meeting the requirements of the Agreement (each, a "Sub-servicer"). Any material subservicing arrangements, if any, will be described in the related Prospectus Supplement, and in any case, will not relieve the Master Servicer of any liability it might otherwise have, had the subservicing arrangement not been entered into.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Sale and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement the Trustee may remove the Master Servicer upon the occurrence of any of the following events (each, an "Event of Default"):

          (i) The Master Servicer shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (b) admit in writing its inability to pay its debts generally as they become due, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (f) cause corporate action to be taken by it for the purpose of effecting any of the foregoing; or

          (ii) If without the application, approval or consent of the Master Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, of a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall (a) result in the entry of an order for relief or any such adjudication or appointment or (b) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days; or

          (iii) The Master Servicer shall fail to perform any one or more of its obligations under the related Agreement (other than its obligations referenced in clauses (vi) and (vii) below) and shall continue in default thereof for a period of thirty (30) days after the earlier to occur of
     (x) the date on which an authorized officer of the Master Servicer knows or reasonably should know of such failure or (y) receipt by the Master Servicer of a written notice from the Trustee, any Holder, the Depositor or the Enhancer, if any, of said failure; provided, however, that if the Master Servicer demonstrates to the reasonable satisfaction of the Enhancer, if any, that it is diligently pursuing corrective action, the cure period may be extended for up to an additional 60 days; or

          (iv) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in the related Agreement which materially and adversely affects the interests of the Holders or the Enhancer, if any, for a period of thirty (30) days after the earlier of
     (x) the date on which an authorized officer of the Master Servicer knows or reasonably should know of such breach or (y) receipt by the Master Servicer of a written notice from the Trustee, any Holder, the Depositor or the Enhancer, if any, of such breach; provided, however, that if the Master Servicer demonstrates to the reasonable satisfaction of the Enhancer, if any, that it is diligently pursuing corrective action, the cure period shall be extended for up to an additional 30 days; or

          (v) If the Enhancement consists of a certificate guaranty insurance policy and the Enhancer pays out any money under such policy, or if the Enhancer otherwise funds any shortfall with its own money, because the amounts available to the Trustee (other than from the Enhancer) are insufficient to make required distributions on the Securities; provided, however, that the Master Servicer may not be removed under this clause
     (v) if the Master Servicer can demonstrate to the reasonable satisfaction of the Trustee and the Enhancer that such event was due to circumstances beyond the control of the Master Servicer; or

          (vi) The failure by the Master Servicer to make any required Servicing Advance for a period of 30 days following the earlier of (x) the date on which an authorized officer of the Master Servicer knows or reasonably should know of such failure or (y) receipt by the Master Servicer of a written notice from the Trustee, any Holder, the Depositor or the Enhancer, if any, of such failure; or

          (vii) The failure by the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest or to pay over the Monthly Remittance, Loan Purchase Prices and Substitution Amounts;

provided, however, that (x) prior to any removal of the Master Servicer pursuant to clauses (i) through (vi) above, any applicable grace period granted by any such clause shall have expired prior to the time such occurrence shall have been remedied and (y) in the event of the refusal or inability of the Master Servicer to comply with its obligations described in clause (vii) above, such removal shall be effective (without the requirement of any action on the part of the Depositor, the Trustee or the Enhancer, if any) at 4 p.m. on the second business day following the day on which the Trustee notifies the Master Servicer that a required amount described in clause (vii) above has not been received by the Trustee, unless the required amount described in clause (vii) above is paid by the Master Servicer prior to such time. Upon the Trustee's determination that a required amount described in clause (vii) above has not been made by the Master Servicer, the Trustee will so notify the Master Servicer, the Depositor and the Enhancer, if any, as soon as is reasonably practical.

     The Master Servicer may not resign from the obligations and duties imposed on it under the related Agreement, except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the related Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee, the Depositor and the Enhancer, if any. The Master Servicer may not assign its obligations under an Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Enhancer, if any; provided, however, that any assignee must meet the eligibility requirements set forth in the Agreement for a successor servicer.

     No removal or resignation of the Master Servicer will become effective until the Trustee or a successor servicer has assumed the Master Servicer's responsibilities and obligations in accordance with the related Agreement.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the Class or Classes of Certificates of such Series that have been rated.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for 30 days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust in the Indenture which continues for a period of 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series with, if specified in the related Prospectus Supplement, the consent of the Enhancer, may declare the principal amount of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for 30 days or more, unless
(a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or
(c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for 30 days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offer to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

TRUSTEE TO ACT AS SUCCESSOR MASTER SERVICER

     Unless otherwise specified in the related Prospectus Supplement, upon removal or resignation of the Master Servicer, the Trustee (x) may solicit bids for a successor master servicer, and (y) pending the appointment of a successor master servicer as a result of soliciting such bids, will be required to serve as Master Servicer. The Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, may appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FNMA or FHLMC for first and second mortgage loans and has equity of not less than $15,000,000, as determined in accordance with generally accepted accounting principles, and acceptable to the Certificate Insurer, if any.

     The Trustee or any other successor Master Servicer, upon assuming the duties of the Master Servicer is required to immediately make payment of all Compensating Interest and all Delinquency Advances which the Master Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that if the Trustee is acting as successor Master Servicer, the Trustee is only required to make Delinquency Advances (including the Delinquency Advances described in this sentence) if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the servicing by or on behalf of the Master Servicer of mortgage loans or private mortgage-backed securities under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees requires it to report.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the officer's statement may be obtained by Holders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

AMENDMENTS

     The Trustee, the Depositor and the Master Servicer may at any time and from time to time, with the consent of the Enhancer, if any, but without the consent of the Holders, amend the related Agreement, for the purposes of (a) curing any ambiguity, or correcting or supplementing any provision of such agreement which may be inconsistent with any other provision of such agreement, (b) if a REMIC election has been made and if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Residual Certificate to a Disqualified Organization (as such term is defined in the Code) or (c) complying with the requirements of the Code; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Holder or materially and adversely affect (without its written consent) the rights and interests of the Enhancer, if any.

     The related Agreement may also be amended by the Trustee, the Depositor and the Master Servicer at any time and from time to time, with the prior written approval of the Enhancer, if any, and of not less than a majority of the Percentage Interests (as defined in the Agreement) represented by each affected Class of Securities then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Holders thereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are

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
required to be distributed to any Holder without the consent of such Holder or
(b) change the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of the Holders of all Securities of the Class or Classes affected then outstanding. If a REMIC election has been made with respect to the related Trust, any such amendment must be accompanied by an opinion of tax counsel as to REMIC matters.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or the Trust Agreement for each Series will terminate upon the payment to the related Holders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Assets remaining in the Trust and (ii) the purchase by the Master Servicer or other entity specified in the related Prospectus Supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC from the related Trust of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

     Any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets will be made at the option of the Master Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer or other entity to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provisions that if a REMIC election is made with respect to a Trust, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, Holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

     Each Prospectus Supplement will name the Trustee under the related Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     Each Agreement will provide that the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Agreement at the request or direction of any of the Holders, unless such Holders shall have

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offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Trustee may execute any of the rights or powers granted by the Agreement or perform any duties thereunder either directly or by or through agents or attorneys, and the Trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder.

     Pursuant to the Agreement, the Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Agreement.

     Each Agreement will provide that no Holder has any right to institute any proceeding, judicial or otherwise, with respect to the Agreement or any credit enhancement, unless:

          (1) such Holder has previously given written notice to the Depositor and the Trustee of such Holder's intention to institute such proceeding;

          (2) the Holders of not less than 25% of the Percentage Interests represented by any Class of Securities then outstanding shall have made written request to the Trustee to institute such proceeding in its own name as representative of the Holders;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute such proceeding; and

          (5) no direction inconsistent with such written consent has been given to the Trustee during such 30-day period by the Holders of a majority of the Percentage Interests represented by each Class of Securities then outstanding.

     Each Agreement will provide that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of the Agreement to affect, disturb or prejudice the rights of any Holder or to obtain or to seek to obtain priority or preference over any other Holder or to enforce any right under the Agreement, except in the manner herein provided and for the equal and ratable benefit of all of the Holders.

     In the event the Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Holders, each representing less than a majority of the applicable Class of Securities, the Trustee in its sole discretion may determine what action, if any, shall be taken.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Agreement. If an Event of Default has occurred and has not been cured or waived, each Agreement requires the Trustee to exercise such of the rights and powers vested in it by the Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the Trustee (i) undertakes to perform such duties and only such duties as are specifically set forth in the Agreement, and no implied covenants or obligations shall be read into the Agreement against the Trustee and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of the Agreement; provided, however, that such provisions do not protect the Trustee or any such person against any liability which would otherwise be imposed by reason of negligent actions, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties thereunder.

     The Trustee and any director, officer, employee or agent of the Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Agreement.

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                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

GENERAL

     The following discussion contains summaries, which are general in nature, of material legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans is situated.

NATURE OF THE MORTGAGE LOANS

     The Single Family Loans and Multifamily Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of a real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

FORECLOSURE/REPOSSESSION

     Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real-property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary

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default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender may purchase the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting Mortgagors.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly

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
payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of such loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the Mortgagor sells, transfers or conveys the Mortgaged Property, the Mortgage Loan may be accelerated by the mortgagee. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which could include a manufactured home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of the mortgage loans with respect to prepayments on mortgage loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such Mortgage Loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Relief Act, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders

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otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

ENVIRONMENTAL CONSIDERATIONS

     Environmental conditions may diminish the value of the Mortgage Loans and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Loans. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Holders if a Mortgaged Property securing a Mortgage Loan became the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a superpriority lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

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
                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     This section sets forth (i) certain federal income tax opinions of Stroock & Stroock & Lavan LLP, special counsel to the Seller ("Federal Tax Counsel"), and (ii) a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. The summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a Security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the "Holder" means the beneficial owner of a Security.

     The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such a change could apply retroactively.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness for federal income tax purposes; (ii) an election is made to treat the Trust (or certain assets of the Trust) relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Code; (iii) the Securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the Trust for a Series; or (iv) for federal income tax purposes the Trust relating to a particular Series of Certificates is classified as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

OPINIONS

     Federal Tax Counsel is of the opinion that:

          (i) If a Prospectus Supplement indicates that one or more Classes of Securities of the related Series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable Agreement are complied with, the Securities so designated will be considered indebtedness of the Trust for federal income tax purposes;

          (ii) If a Prospectus Supplement indicates that one or more REMIC elections will be made with respect to the related Trust, assuming that such elections are timely made and all of the provisions of the applicable Agreement are complied with (a) each segregated pool of assets specified in such Agreement will constitute a REMIC for federal income tax purposes,
     (b) the Class or Classes of Securities of the related Series which are designated as "regular interests" in such Prospectus Supplement will be considered "regular interests" in a REMIC for federal income tax purposes and (c) the Class of Securities of the related Series which is designated as the "residual interest" in such Prospectus Supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes;

          (iii) If a Prospectus Supplement indicates that a Trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Agreement, (a) the Trust will be considered to be a grantor trust under Subpart E, Part I of Subchapter J of the Code and will not be considered to be an association taxable as a corporation and (b) a Holder of the related Securities will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Assets included in the Trust; and

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
          (iv) If a Prospectus Supplement indicates that a Trust is to be treated as a partnership (or a division) for federal income tax purposes, assuming that all of the provisions of the applicable Agreements are complied with, such Trust will be considered to be a partnership (or division of the equity owner) for federal income tax purposes and will not be considered to be a publicly traded partnership taxable as a corporation.

     Each such opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third-party.

TAXATION OF DEBT SECURITIES (INCLUDING REGULAR INTEREST SECURITIES)

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities." For Certificates treated as debt for federal income tax purposes, see "Certain Certificates Treated as Indebtedness."

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the excess of the stated redemption price at maturity of a Debt Security over its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest is remote or reasonable remedies exist to compel payment. Interest payments on Debt Securities which do not have reasonable remedies to compel timely payment of interest may not be qualified stated interest, and such Debt Securities may have original issue discount.

     Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Securities or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

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     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying (i) the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by (ii) a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset.

     The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Seller may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Seller does adjust the accrual of OID in that manner and the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as

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
will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Mortgage Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

     Interest-Only Debt Securities. The Trust intends to report income from interest-only classes of Debt Securities to the Internal Revenue Service and to Holders of interest-only Debt Securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Securities Certificates will be treated as having original issue discount.

     Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a "Variable Rate Debt Security") are subject to special rules. A Variable Rate Debt Security will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates,
(b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

     An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. Although the issue is not free from doubt, an interest rate on a REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate that does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount") based on the following:
(i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest;
(ii) by assuming that the variable rate on the Single Variable Rate REMIC Regular Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Regular Certificate; and
(iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii) above.

     In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount". A Holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during such accrual period.

     If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. Federal Tax Counsel is unable to opine how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either
(i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A Holder who purchases a Debt Security at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4,

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1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

     Sale or Exchange. A Holder's tax basis in its Debt Security is the price such Holder pays for the Debt Security, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Debt Security, measured by the difference between the amount realized and the Debt Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Security is held as a capital asset. In the case of a Debt Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Debt Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder' s holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security. Currently, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 20%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

TAXATION OF THE REMIC AND ITS HOLDERS

     Status of Regular Interest Securities as Real Property Loans. Regular Interest Securities and Securities representing a residual interest in a REMIC (both types of securities collectively referred to as "REMIC Securities") will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Loans, the REMIC's assets will include payments on Mortgage Loans held pending distribution to Holders of REMIC Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Mortgage Loans generally will be qualifying assets under all three of the foregoing sections of the Code. However, Mortgage Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under
Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Mortgage Loan exceeds the value of the property securing the Mortgage Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Mortgage Loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Loans and held pending distribution to Holders of Regular Interest Securities ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual

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Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest Holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such Holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds an applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain Series of Securities, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Mortgage Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest Holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such holders alternative minimum tax liability.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities (Including Regular Interest Securities)" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

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     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The Holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the Mortgage Loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. The after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the Residual Interest Security. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest

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Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from

                                       67
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owning a Residual Interest Security. In addition, no transfer of a Residual
Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed (generally on the transferor of such Residual Interest Security) at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that
(A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of a Residual Interest Security by or to foreign transferees. See "Tax Treatment to Foreign Investors".

     Mark to Market Rules.  The Mark-to-Market Regulations Under Code
Section 475 provide that REMIC Residual Interests cannot be marked to market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As further described below, each Holder of a Security issued by a grantor trust (a "Pass-Through Security") must report on its federal income tax return the gross income from the portion of the Mortgage Loans that is allocable to such Pass-Through Security and may deduct the portion of the expenses incurred or accrued by the Trust that is allocable to such Pass-Through Security, at the same time and to the same extent as such items would be reported by such Holder if it had purchased and held directly such interest in the Mortgage Loans and received or accrued directly its share of the payments on the Mortgage Loans and incurred or accrued directly its share of expenses incurred or accrued by the Trust when those amounts are received, incurred or accrued by the Trust.

     A Holder of a Pass-Through Security that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the Holder's other miscellaneous itemized deductions exceeds two percent of such Holder's adjusted gross income. Moreover, a Holder of a Pass-Through Security that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if

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
applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, the Trust will report additional taxable income to Holders of Pass-Through Securities in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Pass-Through Securities may have taxable income in excess of the cash received. There are also additional limitations on certain itemized deductions in Code Section 68.

     Status of the Pass-Through Securities as Real Property Loans. The Pass-Through Securities will be "real estate assets" for purposes of Section
856(4)(A) of the Code and "loans..................secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") to the extent that the Trust's assets are qualifying assets. The Pass-Through Securities may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, reserve funds, or payments on Mortgage Loans held pending distribution to Holders. Further, the Pass-Through Securities may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets.

     Taxation of Pass-Through Securities. The federal income tax treatment of the Pass-Through Securities will depend on whether they are subject to the rules of Section 1286 of the Code (the "stripped bond rules"). The Pass-Through Securities will be subject to those rules if stripped interest-only Securities are issued. In addition, whether or not stripped interest-only Securities are issued, the IRS may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans and should be characterized for federal income tax purposes as an ownership interest in the Mortgage Loans. The IRS has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

     If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Pass-Through Securities will either be subject to the OID rules or the market discount rules. A Holder of a Pass-Through Security will account for any discount on the Pass-Through Security as market discount rather than OID if either (i) the amount of OID with respect to the Pass-Through Security was treated as zero under the OID de minimis rule when the Pass-Through Security was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the OID rules will apply to the Pass-Through Securities.

     If the OID rules apply, the Holder of a Pass-Through Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Security in each taxable year equal to the income that accrues on the Pass-Through Security in that year calculated under a constant yield method based on the yield of the Pass-Through Security (or, possibly, the yield of each Mortgage Loan underlying such Pass-Through Security) to such Holder. Such yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the Holder's share of the payments on the Mortgage Loans, would cause the present value of those payments to equal the price at which the Holder purchased the Pass-Through Security. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. Section 1272(a)(6) will apply to the Pass-Through Securities pursuant to recently enacted legislation. If required to report interest income on the Pass-Through Securities to the IRS under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Pass-Through Securities based on a representative initial offering price of the Pass-Through Securities and a reasonable assumed rate of prepayment of the Mortgage Loans (although such yield may differ from the yield to any particular Holder that would be used in calculating the interest income of such Holder). The Prospectus Supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

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     In the case of a Pass-Through Security acquired at a price equal to the principal amount of the Mortgages allocable to the Pass-Through Security, the use of a reasonable prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Pass-Through Security acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If a Mortgage Loan is prepaid in full, the Holder of a Pass-Through Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Securities for purposes of accruing OID.

     If the stripped bond rules do not apply to a Pass-Through Security, then the Holder will be required to include in income its share of the interest payments on the Mortgage Loans in accordance with its tax accounting method. In addition, if the Holder purchased the Pass-Through Security at a discount or premium, the Holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether such other discount exceeds a de minimis amount. In the case of OID, the Holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Loans. However, OID could arise with respect to a Mortgage Loan that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number ("ARM"). The OID for ARMs generally will be determined under the principles discussed in "Taxation of Debt Securities (Including Regular Interest Securities)--Variable Rate Debt Securities."

     If discount other than OID exceeds a de minimis amount (described below), the Holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Loan, to the amount of principal on such Mortgage Loan received by the Trust in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were OID). The Holder may elect to accrue such discount under a constant yield method based on the yield of the Pass-Through Security to such Holder (or possibly based on the yields of each Mortgage Loan). In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Security will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Loans allocable to the Pass-Through Security and (ii) the weighted average life (in complete years) of the Mortgage Loans remaining at the time of purchase of the Pass-Through Security, presumably taking into account a prepayment assumption.

     If a Holder purchases a Pass-Through Security at a premium, such Holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such Holder.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. A Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to

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
provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trusts which are treated as partnerships for federal income tax purposes and with respect to Securities treated as debt for federal income tax purposes, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("foreign investors"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a Holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. See "--Tax Consequences to Holders of the Certificates Issued by a Partnership--Tax Consequences to Foreign Certificateholders" and "--Certain Certificates Treated as Indebtedness--Foreign Investors". Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder and timely provide an IRS Form 4224. They will, however, generally be subject to the regular United States income tax.

     Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "Taxation of Holders of Residual Interest Securities--Excess Inclusions."

     Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Security by a foreign person will be exempt from United States

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federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     If a Trust is intended to be a partnership for federal income tax purposes, the applicable Agreements will provide that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates will be structured as a private placement under an IRS safe harbor, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP

     Treatment of the Notes as Indebtedness. The Trust will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Seller that the Notes will be classified as debt for federal income tax purposes. Consequently, Holders of Notes will be subject to taxation as described in "Taxation of Debt Securities (Including Regular Interest Securities)" above for Debt Securities which are not Regular Interest Securities.

     Possible Alternative Treatment of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to foreign Holders generally would be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

     Treatment of the Trust as a Partnership. In the case of a Trust intended to qualify as a partnership for federal income tax purposes, the Trust and the Seller will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Trust and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, eachn Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust's deductions will consist primarily of interest and

OID accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price;
(iii) prepayment premium payable to the Certificateholders for such month; and
(iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     If Notes are also issued, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Mortgage Loans will not have been issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

     If the Trust acquires the Mortgage Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a

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
result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Sellers and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer

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
identification number of the nominee and (ii) as to each beneficial owner
(x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

     Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

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
                              ERISA CONSIDERATIONS

GENERAL

     ERISA imposes certain requirements on employee benefit plans and collective investment funds and separate accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Security a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.

CERTIFICATES

     In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Depositor, the Originators, the Enhancer, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. In addition, the Department of Labor ("DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Mortgage Loans and any other assets of the Trust and not merely an interest in the Certificates, transactions occurring between the Depositor, the Trustee, the Master Servicer, Sub-servicers, if any, the Enhancer or any of their affiliates might constitute prohibited transactions, and the assets of the Trust would become subject to the fiduciary investment standards of ERISA, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing of the Mortgage Loans are noted below.

     The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that (i) the Depositor and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Depositor; and (iii) the payments made to and retained by the Depositor in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust.

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
     In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Depositor, the Enhancer, the Master Servicer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which the Depositor, the Master Servicer, the Enhancer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Trustee, the Master Servicer and the Certificate Insurer, if any.

     Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

     In addition, DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Certificates.

     One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Certificates, depending in part upon the type of Plan fiduciary making the decision to acquire Certificates and the circumstances under which such decision is made, including but not limited to:
PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investment funds) PTCE 95-60 (regarding investments by insurance company general accounts), PTCE 84-14 (regarding investments by qualified professional asset managers) or PTCE 96-23 (regarding investment by in-house asset managers). However, even if the conditions specified in the Exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

     Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Special caution ought to be exercised before a Plan purchases a Certificate in such circumstances.

NOTES

     Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Plan. Under the Plan Assets Regulation, the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is believed that the Notes should be treated as indebtedness without substantial equity features for puposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust, the Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts: PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                LEGAL INVESTMENT

SMMEA

     The related Prospectus Supplement will indicate whether the related Securities will constitute "mortgage related securities" for purposes of SMMEA. If the Securities so qualify, absent state legislation described below, such Securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states adopted legislation which limits the ability of insurance companies domiciled in these states to purchase mortgage-related securities, such as the Securities.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with Securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in Securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

FFIEC POLICY STATEMENT

     The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

     The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Securities by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their

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
own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

     The Policy Statement provides that a "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

     A depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a nonhigh-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

     In general, a high-risk mortgage security is a mortgage derivative product possessing greater price volatility than a benchmark fixed rate 30-year mortgage-backed pass-through security. Mortgage derivative products include CMOs, REMICs, CMO and REMIC residuals and stripped mortgage-backed securities. A mortgage derivative product that, at the time of purchase or at a subsequent testing date, meets any one of three tests will be considered a high-risk mortgage security. When the characteristics of a mortgage derivative product are such that the first two tests cannot be applied (such as interest-only strips), the mortgage derivative product remains subject to the third test.

     The three tests of a high-risk mortgage security are as follows: (i) the mortgage derivative product has an expected weighted average life greater than
10.0 years; (ii) the expected weighted average life of the mortgage derivative product: (a) extends by more than 4.0 years, assuming an immediate and sustained parallel shift in the yield curve of plus 300 basis points, or (b) shortens by more than 6.0 years, assuming an immediate and sustained parallel shift in the yield curve of minus 300 basis points; and (iii) the estimated change in the price of the mortgage derivative product is more than 17%, due to an immediate and sustained parallel shift in the yield curve of plus or minus 300 basis points.

     When performing the price sensitivity test, the same prepayment assumptions and same cash flows that were used to estimate average life sensitivity must be used. The discount rate assumptions should be determined by (i) assuming that the discount rate for the security equals the yield on a comparable average life U.S. Treasury security plus a constant spread, (ii) calculating the spread over Treasury rates from the bid side of the market for the mortgage derivative product, and (iii) assuming the spread remains constant when the Treasury curve shifts up or down 300 basis points. Discounting the cash flows by their respective discount rates estimates a price in the plus or minus 300 basis point environments. The initial price must be determined by the offer side of the market and used as the base price from which the 17% price sensitivity test will be measured.

     Generally, a floating-rate debt class will not be subject to the average life and average life sensitivity tests described above if it bears a rate that, at the time of purchase or at a subsequent testing date, is below the contractual cap on the instrument. An institution may purchase interest rate contracts that effectively uncap the instrument. For purposes of the Policy Statement, a CMO floating-rate debt class is a debt class whose rate adjusts at least annually on a one-for-one basis with the debt class's index. The index must be a conventional, widely-used market interest rate index such as the London Interbank Offered Rate (LIBOR). Inverse floating rate debt classes are not included in the definition of a floating rate debt class.

     Securities and other products, whether carried on or off balance sheet (such as CMO swaps but excluding servicing assets), having characteristics similar to those of high-risk mortgage securities, will be subject to the same supervisory treatment as high-risk mortgage securities. Long-maturity holdings of zero coupon, stripped and deep discount OID products which are disproportionately large in relation to the total investment portfolio or total capital of a depository institution are considered an imprudent investment practice. Long-maturity generally means a remaining maturity exceeding
10 years.

GENERAL

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities, to purchase Securities representing more than a specified percentage of the investor's assets, or to purchase certain types of Securities, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors and comply with any other applicable requirements.

                             METHOD OF DISTRIBUTION

     The Securities offered hereby and by the Prospectus Supplement will be offered in Series, either directly by the Depositor or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

     The Securities in a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Securities described in the related Prospectus Supplement, if they are purchased. If Securities of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Securities of such Series.

     If any of the Securities are to be offered for the account of security holders, the related Prospectus Supplement will specify the name of such holder, the nature of any position, office or other material relationship which such holder has had within the past three years with the Depositor or any of its affiliates, and the amount and Percentage Interest of the applicable Class or Series of Securities (i) held by such Holder prior to the offering, (ii) being offered and (iii) to be held by such Holder following completion of the offering.

     The Depositor will indemnify any Underwriters against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments any Underwriters may be required to make in respect thereof.

     In the ordinary course of business, the Depositor, its affiliates and any Underwriters may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's Mortgage Assets pending the sale of such Mortgage Assets or interests therein, including the Certificates.

     The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon by Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.

                             FINANCIAL INFORMATION

     The Depositor has determined that its financial statements are not material to the offering made hereby.

     A new Trust will be formed to own the Mortgage Assets and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts will be included in this Prospectus or any Prospectus Supplement.

                                     RATING

     Unless otherwise specified in the related Prospectus Supplement, it is a condition to the issuance of the Securities of each Series offered hereby that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement (each, a "Rating Agency").

     Ratings on asset backed notes and asset backed certificates address the likelihood of receipt by holders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on asset backed notes and asset backed certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, holders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

Accounts..........................................     29
Accrual Certificates..............................     31
Agreement.........................................     18
Available Funds...................................     30
Balloon Loans.....................................     13
Bankruptcy Bond...................................     10
Cede..............................................     11
Certificateholders................................     30
Certificates......................................      1
Class.............................................      1
Cleanup Costs.....................................     57
CMOs..............................................      5
Code..............................................      9
Commission........................................      2
Cut-off Date......................................      1
Definitive Security...............................     33
Delinquency Advances..............................     44
Depositor.........................................      3
Detailed Description..............................     20
Determination Date................................     30
Distribution Date.................................      1
DTC...............................................     11
Eligible Investments..............................     43
Enhancer..........................................     36
Enhancement.......................................     36
ERISA.............................................     10
Event of Default..................................     48
Excess Interest...................................     42
Exchange Act......................................      2
Garn-St Germain Act...............................     56
Home Equity Loans.................................      1
HUD...............................................     22
Insurance Proceeds................................     30
Interest Weighted Class...........................     16
Liquidation Proceeds..............................     30
Loan Balance......................................     40
Loan Purchase Price...............................     40
Loan-to-Value Ratio...............................     20
Master Servicer...................................      3
Mortgage Assets...................................      3
Mortgage Loans....................................      3
Mortgage Loan Schedule............................     39
Mortgage Rate.....................................     19
Mortgaged Properties..............................      4
Mortgagors........................................     31
Multifamily Loans.................................      3
1933 Act..........................................      2
Non-REMIC Pass-Through Securities.................      9
Notes.............................................      1
Pass-Through Securities...........................      9

Plan..............................................     77
Plan Asset Regulations............................     10
PMBS..............................................      3
PMBS Issuer.......................................      6
PMBS Servicer.....................................      6
PMBS Trustee......................................      6
Pool..............................................      3
Prepayment Assumption.............................     60
Primary Mortgage Insurance Policies...............      5
Principal Prepayment..............................      8
Private Mortgage-Backed Securities................      3
Proposed OID Regulations..........................     77
PTCE 83-1.........................................     78
Rating Agency.....................................     11
Register..........................................     30
Regular Interest..................................      9
REIT..............................................     69
Relief Act........................................     15
REMIC.............................................      1
REMIC Regulations.................................     65
REMIC Residual Securities.........................      9
Second Mortgage Loans.............................     13
Security Principal Balance........................     31
Senior Securities.................................      6
Single Family Loans...............................      3
SMMEA.............................................     10
Standard Hazard Insurance Policies................      5
Subordinated Securities...........................      6
Sub-servicer......................................      8
Tiered REMICs.....................................     65
Title V...........................................     56
Trust.............................................      1
Trustee...........................................     29
UCC...............................................     34
United Companies..................................      3
Variable Rate Non-REMIC Certificates..............     75
Variable Rate REMIC Regular Certificate...........     63

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

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                          UCFC ACCEPTANCE CORPORATION
                                  (DEPOSITOR)

                UNITED COMPANIES LENDING CORPORATION(REGISTERED)
                               (INITIAL SERVICER)

                                    [LOGO]

                                  $728,250,000
                                HOME EQUITY LOAN
                           ASSET-BACKED CERTIFICATES,
                                 SERIES 1998-D

                    ---------------------------------------

                             PROSPECTUS SUPPLEMENT

                    ---------------------------------------

                        CERTIFICATE GROUP I UNDERWRITERS

PRUDENTIAL SECURITIES INCORPORATED                      BEAR, STEARNS & CO. INC.

                       CERTIFICATE GROUP II UNDERWRITERS

MORGAN STANLEY DEAN WITTER                              BEAR, STEARNS & CO. INC.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Home Equity Loan Asset-Backed Certificates, Series 1998-D in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Home Equity Loan Asset-Backed Certificates, Series 1998-D and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Home Equity Loan Asset-Backed Certificates, Series 1998-D will be required to deliver a prospectus supplement and prospectus until March 28, 1999.

                               DECEMBER 28, 1998

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